Exhibit 4.8

agreement

between

the state (represented by the ministry for commerce and trade)

and

eksportfinans ASA

1	BACKGROUND AND OBJECTIVE
(i)	In light of the State’s decision of 18 November 2011 to acquire responsibility for Norwegian CIRR-qualifying export financing, the State (represented by NHD), wishes to establish a temporary export financing offer until a permanent government export finance arrangement has been established.
(ii)	This agreement establishes and regulates this type of temporary arrangement. The temporary arrangement entails that Eksportfinans shall function as the provider on behalf of the State, while the State shall be the lender in the loan agreements which Eksportfinans enters into on behalf of the State.
2	DEFINITIONS
The Agreement

This agreement with the following appendices:

A.     Handbook for Loans (version dated 13 December 2011)

B.     Remuneration for the Assignment

C.    Guidelines for pricing of CIRR qualifying loans

D.    Routines for the establishment of loans

E.     Routines for ongoing administration of loans

F.     Routines for IT

”CIRR qualifying loans”	Loans that are granted for loan projects which would have qualified for CIRR loans, however in which the borrower chooses the market interest rate.
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CIRR loans	Loans which are granted for loan projects which satisfy the qualification rules for CIRR loans pursuant to the applicable rules as described in the Handbook and which are granted as fixed rate loans with interest rates equal to the government bond rate for the relevant currency plus one percent (or in accordance with the minimum interest rates which are stipulated at any time by the OECD in accordance with ”the Consensus arrangement”) and in which the interest rate is set before it is drawn on the loan.
Eksportfinans	Eksportfinans ASA
The Handbook	Appendix A
Loan Agreements	CIRR loans and CIRR qualifying loans which Eksportfinans enters into on behalf of the State after the Agreement enters into force.
NHD	The Ministry of Commerce and Trade
The Assignment	The services which Eksportfinans shall perform as defined under clause 3.1
The 108-agreement	The “Agreement for interest equalising and exchange rate coverage for Eksportfinans’ deposits and loans” of 6 July 2007.

3	EKSPORTFINANS’ DUTIES
3.1	The assignment

Eksportfinans shall perform the services specified in the Handbook for as long as the service description in the Handbook is suitable for the Assignment, with the additions and adjustments stated in the Agreement and appendices B-F to the Agreement.

In the event of conflict, the Agreement’s main part shall take precedence over the provisions in Appendices A-F and in the event of conflict between the provisions in the appendices, Appendices B to F, in that order, shall take precedence over the Handbook.

3.2	Paramount principles

Eksportfinans shall perform the Assignment in accordance with the Agreement and the relevant public law regulations.

The assignment must be performed in a professional manner and at a high professional standard.

Eksportfinans shall be entitled to enter into Loan Agreements on behalf of the State with the State as the lender, however the Loan Agreements shall be entered into subject to NHD’s written consent. Eksportfinans does not have the right to make binding pledges about loans or to enter into Loan Agreements without such provisos being included or NHD’s written consent having been received.

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With regard to Eksportfinans’ more specific obligations concerning routines for pricing of CIRR-qualifying loans, routines for establishing loans and routines for the ongoing administration of loans, appendices C-E shall apply.

3.3	Credit risk

With regard to Eksportfinans’ obligations concerning credit risk, Eksportfinans shall, for as long as this is suitable, on behalf of the State continue handling the credit risk within the framework and in accordance with the routines as stated in chapter 3.1 of the Handbook. Restrictions associated with large engagements do not apply. Otherwise, the Assignment entails that when calculating the framework associated with countries, individual opposite parties and banks, the starting point will be the State’s risk exposure such that Eksportfinans’ own engagements are not taken into consideration.

3.4	Reporting

For as long as this is suitable, Eksportfinans shall report to the State to an extent equivalent to the overview provided in section 10.1.1 of the Handbook. Eksportfinans shall send the reports as copies to the State (represented by NHD).

The inter-company information in documents which deal with the management or similar at Eksportfinans shall not come under this reporting obligation.

Upon request from the State, Eksportfinans is also obligated to provide the State (represented by NHD) with ongoing reports and information about the various activities which the different levels in the loan process involve, cf. the description of ”process step” in chapter 3 of the Handbook.

Eksportfinans shall also ensure that the various “process steps” and routines which are stated in the Handbook are documented and the State is granted the right to access such documentation.

3.5	The use of external service providers

In accordance with the practice stated in the Handbook, Eksportfinans can use external service providers (for example lawyers) for the completion of the Assignment.

In accordance with the provisions in Appendix B, the State is responsible for covering the costs related to external service providers unless the costs are covered by the borrower.

3.6	IT systems

The parties’ obligations and rights associated with IT matters are stated in Appendix F.

4	THE STATE’S OBLIGATIONS
4.1	Principal

With regard to the State’s more specific obligations concerning routines for pricing of CIRR qualifying loans, routines for establishing loans and routines for the ongoing administration of loans, appendices C-E shall apply.

4.2	Authorisation

The State shall equip Eksportfinans with the necessary authorisation and other documentation that is required for Eksportfinans to be able to enter into Loan Agreements on behalf of the State with the State as lender and to be able to perform its other tasks pursuant to this agreement.

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4.3	Remuneration

The State shall pay Eksportfinans remuneration for the Assignment as specified in Appendix B and in accordance with clause 5 below.

5	PAYMENT
5.1	Price

All prices and more specific conditions for the remuneration for the Assignment are stated in Appendix B. All prices are calculated excluding VAT.

5.2	Method of payment

Remuneration and expenses must be invoiced on the dates stated in Appendix B. Eksportfinans’ invoices must be specified and documented such that NHD can verify the invoice in relation to the agreed remuneration.

6	DISTRIBUTION OF LIABILITY
6.1	Eksportfinans’ liability
6.1.1	Breach on the part of Eksportfinans

There will be breach on the part of Eksportfinans if performance is not in accordance with the functions, requirements and deadlines that are agreed to. There will also be breach if Eksportfinans does not satisfy its other obligations under the Agreement. The State does not have the right to use sanctions or remedies for breach against Ekportfinans or Eksportfinans’ employees and board members other than those stated in the Agreement.

6.1.2	Termination

If there is serious breach, the State can, after having given Eksportfinans written notice and a deadline of at least thirty days to remedy the situation, terminate the Agreement with immediate effect.

6.1.3	Liability for damages

Eksportfinans is liable for demonstrating negligence in its performance of the Assignment.

Eksportfinans’ total liability must be limited to the remuneration Eksportfinans has received or has the right to receive pursuant to clause 5 above. Under no circumstances shall Ekportfinans be liable for indirect or consequential loss.

6.2	The State’s liability
6.2.1	Liability and risk as the lender

The State has the liability and risk as the lender in the Loan Agreements.

6.2.2	Indemnity

The State shall indemnify Eksportfinans against:

(i)	Claims that are made against or which in any other way concern Eksportfinans, and
(ii)	All loss, damage, costs, expenses and all liability (collectively “Loss”) which Eksportfinans incurs,

as a result of or in connection with the Assignment. Indemnity shall include, however not be restricted to, all loss which Eksportfinans incurs in connection with its defence against any claim

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which is directly or indirectly made against Eksportfinans, for the procurement of documentation related to any claims or for attempts to limit any Loss Eksportfinans has incurred. Eksportfinans’ rights under this clause shall come in addition to the rights Eksportfinans has pursuant to the background law.

Eksportfinans can not claim to be indemnified for any claim or Loss if the claim or Loss in question were due to gross negligence or intent on the part of Eksportfinans.

The indemnity does not apply to Eksportfinans’ liability for damages to the State, cf. clause 6.1.3.

6.2.3	Breach on the part of the State

There will be breach on the part of the State if the State does not satisfy its obligations under the Agreement. Eksportfinans does not have the right to use penalties or remedies for breach against the State or the State’s employees other than those stated in the Agreement.

6.2.4	Penalty Interest

If the State does not pay at the agreed time, Eksportfinans can claim interest on the amount that has fallen due for payment in accordance with the Act of 17 December 1976, no. 100 pertaining to interest on delayed payment etc (Penalty Interest Act).

6.2.5	Termination

If remuneration that has fallen due and penalty interest have not been paid within thirty calendar days from the deadline, Eksportfinans can send written notice to NHD that the Agreement will be terminated if settlement has not occurred within thirty calendar days after notice has been received. If there are other forms of serious breach, Eksportfinans can, after having given NHD written notice and a reasonable deadline for remedying the situation, terminate the Agreement with immediate effect.

6.2.6	Liability for damages

The State’s liability for damages follows from the general tort law rules.

7	VARIOUS PROVISIONS
7.1	Audit

The State has the right to audit Eksportfinans’ performance of the Assignment.

Eksportfinans must, at the State’s expense, make all documentation that is relevant to the Assignment available for the audit, regardless of whether this is performed under the direction of NHD or the National Audit Office (NO: Riksrevisjonen).

7.2	Confidentiality obligation

The parties’ employees are subject to a confidentiality obligation with regard to the matters they obtain knowledge about in connection with the implementation of the Agreement as this obligation appears in provisions of the Public Administration Act and the Financial Institutions Act.

7.3	The 108-agreement

Upon the entering into of the Agreement, the parties agree that the 108-agreement has been terminated with effect for new pledges, cf. clause 22, second paragraph of the 108-agreement. The parties agree that the deadline for notice in clause 22, second paragraph of the 108-agreement shall not apply and that for new pledges this is terminated with immediate effect from when the Agreement enters into force. “New pledges” refers to pledges made by Eksportfinans after the

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Agreement has entered into force. In instances in which pledges have been made for loans before the Agreement enters into force, the 108-agreement shall apply.

7.4	Transfers

Neither of the parties can transfer their rights or obligations under the Agreement.

7.5	Transfer of loans

If, after the Agreement enters into force, Eksportfinans pays CIRR-loans or CIRR- qualifying loans at its own expense and there is one or more part payments by Eksportfinans for these loans before the Agreement enters into force, the State can acquire these loans based on terms equivalent to those for the State’s acquisition of loans from Eksportfinans that occurred prior to when the Agreement entered into force.

8	DISPUTES/CHOICE OF LAW

The Agreement is governed by Norwegian law. Disputes concerning the understanding and implementation of the Agreement are under the jurisdiction of the ordinary Norwegian courts.

9	TRANSITION TO PERMANENT ARRANGEMENT

The State has the responsibility for establishing a new and permanent solution which shall replace the temporary arrangement established through the Agreement. The Parties are obligated to act loyally upon the transition to the permanent arrangement which the State shall establish for the issuing of CIRR loans and CIRR-qualifying loans when the Agreement expires.

10	DURATION

The Agreement shall apply from the signing date (“The Agreement’s entry into force”) and will run until 30 June 2011 unless otherwise is agreed in writing between the parties.

If major changes occur in Eksportfinans’ financial framework conditions which significantly hinder Eksportfinans’ ability to perform the Assignment, Eksportfinans has the right to terminate the contractual arrangement with thirty days’ written notice, after which Eksportfinans’ rights and obligations under the Agreement will cease.

***

Oslo, 21 December 2011

The State, represented by the Minisrtry of Commerce and Trade	Eksportfinans ASA
Reier Søberg	Gisele Marchand

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Appendices:

A.     Handbook for Loans (version dated 13 December 2011)

B.     Remuneration for the Assignment

C.    Guidelines for pricing of CIRR-qualifying loans

D.    Routines for establishing loans

E.     Routines for ongoing administration of loans

F.     Routines for IT

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Appendix A

EKSPORT FINANS
NORWAY

Håndbok for
UTLÅN

Innhold:

- Retningslinjer
- Prosesser
- Rutiner
- Rutiner for og i "overgangsperioden"
- Kontroll
- Guidelines for prising av markedslån
- Outlines og termsheet
- Ansvars- og oppgavefordeling i utlånsområdet
- Fullmakter og rollebeskrivelser
- Rapportering

VEDLEGG

- Vedtekter
- 108-avtalen med staten
- OECD-regleverk
- Signaturliste
- Firmaattest

Eksportfinans skal bistå staten med å yte og forvalte CIRR-lån og CIRR-kvalifiserende markedslån ved å yte de tjeneste som er beskrevet i de rutiner og retningslinjer som fremgår av denne "Utlånshåndboken".

Utlånshåndbokens rutiner og retningslinjer gjelder så langt de passer, og skal tolkes og tilpasses Oppdraget særtrekk og formål. Eksempelvis skal Utlånshåndbokens henvisninger til Eksportfinans som långiver forstås som henvisninger til staten som långiver

13. desember 2011
09.02.2012

ENDRINGSLOGG

Dato	Ansvarlig	Kapittel	Side	Kommentar
22.12.11	OER	6.1	110	Rutine prising av markedslån i "overgangsper."
23.12.11	OER	6.2	111	Rutine for etablering av Lån
06.01.12	OTB/JSM	6.3	113	Rutine for avmerking av NHD-lån i C360
06.01.12	OTB/JSM	5.27	107	Rutine for avmerking av "New Loan Application"
31.01.12	PIA/OOTB	6.4	114	Rutine: NY MAL - Vedtaksslipp
31.01.12	LAK/PIA	6.5	115	Rutine: NY MAL – Loan Structure
09.02.12	FFB/OTB	2.1.3	26	Retningslinjer for prosjekter i "norsk interesse" (Ved en inkurie er det ikke blitt lagt inn før nå)

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UTLÅNSHÅNDBOKEN – EN SAMLING AV RETNINGSLINJER OG RUTINER FOR UTLÅNSVIRKSOMHETEN

Denne Utlånshåndboken er bygget på Utlånshåndboken for Eksportfinans ASA. Den er forsøkt tilpasset den ulånsvirksomheten som skal finne stede under en forvaltningsavtale mellom Eksportfinans og NHD i en overgangsperide frem til det statlige eksportkredittforetaket er etablert.

Håndboken følger i store trekk saksgangen fra søknad og til lånet er tilbakebetalt. De ulike dokumenter i håndboken vil bli løpende ajourført. Ved vesentlige endringer, vil dette bli meddelt særskilt. Alle som arbeider med utlån må sette seg inn i og få kunnskap om de relevante rutiner og retningslinjer. Dette ansvaret har den enkelte som arbeider med utlån. Ved å samle rutinene elektronisk, har disse blitt lettere tilgjengelig.

Ved spørsmål, ta kontakt med den som står ansvarlig for rutinen. Ikke alle situasjoner kan beskrives i en rutine. Er du i tvil om håndteringen av et saksforhold i forhold til rutiner og policy, så spør din nærmeste leder.

Olav E Rygg

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INNHOLD

1 STYRETS RETNINGSLINJER 9

1.1 Styrets retningslinjer for Eksportutlån 10
1.1.1 Rammebetingelser 10
1.1.2 Utlånsformål og generelle lånebetingelser 10
1.2 Styrets retningslinjer for dekning av "break cost" 12
1.3 Styrets retningslinjer for kredittrisiko 13
1.3.1 Bakgrunn og formål 13
1.3.2 Forholdet til annet særlig relevant regelverk 13
1.3.3 Forretningsmessige målsettinger og hovedstrategier for området 13
1.3.4 Organisering og fullmakter 14
1.3.5 Rammer og måleparametere for kredittrisiko 14
1.3.6 System for tidligvarsling og stresstester 20
1.3.7 Rapportering 21
1.3.8 Kontrolltiltak for området 21
1.4 Styrets retningslinjer for Operasjonell risiko 22
1.4.1 Formål med kapitlet 22
1.4.2 Forholdet til annet særlig relevant regelverk 22
1.4.3 Forretningsmessige målsettinger og hovedstrategier for området 23
1.4.4 Selskapets prinsipper for kontroll av operasjonell risiko 23
1.4.5 Organisering og fullmakter 23
1.4.6 Beregningsmetode og rammer for operasjonell risiko 23
1.4.7 Rapportering 24
1.4.8 Andre tiltak 24

2 RETNINGSLINJER FOR PRAKTISERING AV CIRR REGELVERKET 25

2.1 108-ordningens virkeområde 26
2.1.1 Innledning 26
2.1.2 Utenlands- vs. innenlandsleveringer 26
2.1.3 Retningslinjer for prosjekter i "norsk interesse" 26
2.1.4 Definisjon av skip 27
2.1.5 Parts of Ships 27
2.1.6 Forsvarsleveranser 28
2.1.7 Finansiering av fiskebåter 28
2.1.8 Finansiering av utstyr til ferger i innenlands fart 30
2.2 Fastsettelse av CIRR og lånebeløp 30
2.2.1 Fra når kan CIRR tilbys? 30
2.2.2 Kan CIRR tilbys når den kommersielle kontrakten allerede er inngått? 30
2.2.3 Hva menes med kontrakt? 30
2.2.4 Hvilken kontraktsdato skal legges til grunn? 30
2.2.5 Fastsettelse av CIRR for kontrakter med utvidelser 31
2.2.6 Hvor lang er akseptfristen for tilbuds-CIRR og hvor lang er akseptfristen for kontrakts-CIRR? 31
2.2.7 Hva skjer med tilbud som ikke aksepteres innen 120 dager ? 31
2.2.8 Må kommersiell kontrakt være undertegnet for å kunne akseptere vår finansiering? 32

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2.2.9 Hva skjer hvis vårt tilbud er akseptert, men CIRR renten faller frem til låneavtale undertegnes? 32
2.2.10 Hvem kan akseptere finansieringen? 32
2.2.11 Hvordan kan CIRR brukes som fastrenteopsjon? 32
2.2.12 Hvilke valutaer kan tilbys? 32
2.2.13 Hvilke lånebeløp kan vi tilby for finansiering av utstyr til skip og rigger? 32
2.2.14 Når kan vi tilby skipsvilkår ved eksport av skipsutstyr (Parts of ships)? 33
2.2.15 Valg av tidspunkt for fastsettelse av valutakurs 33
2.2.16 Salg av skip og rigger i byggetida 33
2.2.17 Utbetaling før levering av norske eksportvarer 33
2.2.18 Finansiering av utenlandsk innhold 33
2.2.19 Ombygging av brukte skip 34
2.2.20 Finansiering av finanskostnader 34
2.2.21 Sikring av lån med kontantdepot 34
2.2.22 Matching 34
2.3 OECD – Miljø og korrupsjonsretningslinjer 35
2.3.1 Miljø 35
2.3.2 Korrupsjon 35
2.4 "Fees for 108 lån" 36
2.4.1 Retningslinjer for gebyrer – lån under 108 ordningen 36
2.4.2 Retningslinjer for kombinasjonslån (marked/CIRR) 36
2.4.3 Fees ved deltakelse i syndikat 36

3 PROSESSBESKRIVELSE/FLYTDIAGRAMMER 38

4 SOX-RUTINER, RACME SKJEMA SAMT HOVEDPROSESSBESKRIVELSE 52

4.1 SOX-rutiner - Kontraktsfinansiering, eksportørlån og samarbeidsavtaler, samt lån overtatt fra Kommunekreditt 53
4.2 RACM- skjema 56

5 RUTINER 57

5.1 Rutine: "For godkjennelse av nye produkter/instrumenter/strukturer" 58
5.2 Rutine: "Forberedelse til og referat fra kundemøter" 63
5.3 Rutine: "Arkivering av dokumenter i Utlånssaker" 64
5.4 Rutine: "Stikkprøvekontroll i depotet" 65
5.5 Rutine: "Registrering av kreditteksponering i forbindelse med Utlånssaker" 66
5.6 Rutine: "Kredittkomiteen" 68
5.7 Rutine: "Vurdering av gjennomføringsgrad for lånebeløp mindre enn100MNOK" 69
5.8 Rutine: "Krav til agentbanker som mottar betaling på Eksportfinans vegne" 71
5.9 Rutine: "Prosjektoverlevering" 72
5.10 Rutine: "Bevilgning av Utlånssaker - prosessbeskrivelser" 73
5.11 Rutine: "Market disruption klausul" 76
5.12 Rutine: "Krav om til enhver tid å ha en tilfredsstillende sikkerhet for lånet - Ratingtriggere" 77
5.13 Rutine: "Endringer i lånegrunnlaget etter inngåelse av låneavtalen" 78

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5.14 Rutine: "Agentbankens forpliktelser" 79
5.15 Rutine: "Ved engelsk rett – bekreftelse fra Eksportfinans advokat på at GIEK sine krav er oppfylt" 80
5.16 Rutine: "Utsjekk av låneavtaler" 81
5.17 Rutine: "Fastsettelse av kontantdepot ("capping" av garantier)" 82
5.18 Rutine: "Kompensasjon ved førtidig innfrielse av utlån (prepayment)" 83
5.19 Rutine: "Veiledning for gebyrer på Utlån" 85
5.20 Rutine: "Oppfølging av låneavtaler" 90
5.21 Rutine: "Innkreving av out-of-the pocket, legal fees, reisegodtgjørelse" 94
5.22 Rutine: "Misligholdsoppfølging" 96
5.23 Rutine: "Reforhandling av margin for lån med marginbindingsperiode" 98
5.24 Rutine: "Oppdatering av Utlånshåndboken" 99
5.25 Rutine: "Behandling av store engasjementer" 100
5.26 Rutine: "Dekning av kostnader når Eksportfinans skriver låneavtalen" 106
5.27 Rutine: "C 360 – Avmerking som New Loan Application" 107

6 RUTINER – "OVERGANGSPERIODEN" (FOR OG I "OVERGANGSPERIODEN") 109

6.1 Rutine: "Prising av markedslån i overgangsperioden" 110
6.2 Rutine: "Etablering av lån i overgangsperioden" 111
6.3 Rutine: "C360 - Avmerking av NHD-lån" 113
6.4 Rutine: "NY MAL - Vedtaksslipp" 114
6.5 Rutine: "NY MAL – Loan Structure" 115
6.6 Rutine: "…. nn…." 116

7 KONTROLL 117

7.1 Sjekkliste for utbetaling – CP (condition precedent) 118

8 GUIDELINES FOR PRISING AV MARKEDSLÅN 119

8.1 Markedslån (CIRR-kvalifiserende krontraktslån) 120
8.2 Markedslån – begrenset marginbindingsperiode 121

9 OUTLINES OG TERMSHEET 122

9.1 Rutine: "Outlines og "Terms Sheets" 123
9.2 Maler for "Outlines" 124
9.2.1 Outline for Oil and Gas 125
9.2.2 Outline for Kapitalvarer 126
9.2.3 Outline for Skip 127
9.2.4 Outline for Stor Lån 128
9.3 Maler for "Termsheets" 129
9.3.1 Termsheet - Kapitalvarer 129
9.3.2 Termsheet – Skip 130
9.3.3 Termsheet – Oil & Gas 131
9.3.4 Termsheet – Store Lån 132

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10 FULLMAKTER OG ROLLEBESKRIVELSER 134

10.1 Organisasjonskart – Utlånsområdet 135
10.2 Fullmakter i Utlånsområdet 136
10.3 Rollebeskrivelser 138

11 RAPPORTERING 139

11.1 Rapportoversikt 140
11.1.1 Månedsrapporter til styret og ledergruppen 140
11.1.2 Kvartalsrapporter til styret og ledergruppen 140
11.1.3 Rapporter til områdeleder/salgsteam 140
11.1.4 20F - rapporter 140
11.2 Rutine for rapportering 142
11.2.1 Rutine: "Kvartals og månedsrapportering" 142
11.2.2 Rutine: "Utbetalinger, saldo, nye aksepter og ordrereserve" 142
11.2.3 Rutine: "Ordrebeholdning og prognose modell" 143
11.2.4 Rutine: "CIRR-renter til OECD" 149
11.2.5 Rutine: "1C rapportering av offentlig støttede kreditter" 151
11.2.6 Rutine: "3A-rapportering" 153
11.2.7 Rutine: "Kvartalsrapport til NHD – 108 ordningen" 154
11.2.8 Rutine: "Kvartalsrapport til NHD – innlånsavtalen med staten" 155

12 VEDLEGG 156

12.1 Vedtekter 157
12.2 108-avtalen med staten 162
12.3 OECD-regelverk 170
12.3.1 Summary – Overview of the arrangement 171
12.3.2 Arrangement on officially supported export credits 173
12.3.3 Common Approaches on the Environment and Officially Supported Export Credits 174
12.3.4 OECD Recommendation on Bribery and Officially Supportet Export Credits 175
12.4 Signaturliste 176
12.5 Firmaattest 183

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1 STYRETS RETNINGSLINJER

Dette kapitlet er hentet fra Styrets retningslinjer for risikostyring i Eksportfinans
Vedtatt: 08.11.2011

I overgangsperioden vil de fungere som overordnede retningslinjer for utlånsvirksomheten under forvaltningsavtalen mellom Eksportfinans ASA og NHD

Hvis det mot formodning skulle forekomme forskjell mellom innholdet i dette avsnittet og tilsvarende avsnitt i Styrets retningslinjer for risikostyring i Eksportfinanskonsernet, er det sistnevnte retningslinjer som gjelder.

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1.1 Styrets retningslinjer for Eksportutlån

Overordnede mål og strategier for Eksportfinans
Markedsrisiko
Rammer
Fullmakter
Instrukser

1.1.1 Rammebetingelser

De formelle rammebetingelser består blant annet av:

- relevante lover og forskrifter
- konsesjonsvilkår
- selskapets vedtekter
- generalforsamlingsvedtak og styrebeslutninger
- OECD-avtalen for eksportkreditter, herunder Nærings- og handelsdepartementets bestemmelser knyttet til forvaltningen av 108 avtalen

1.1.2 Utlånsformål og generelle lånebetingelser

Formål
Formålet er å yte lån til fremme av eksport fra norske selskaper, til norsk eksportnæring, til prosjekter innen fornybar energi, miljøteknologi og infrastruktur samt til finansiering av prosjekter av nasjonal interesse. Utlånsvirksomheten rettes mot 1) utenlandske kjøpere og lånetakere, 2) prosjekteiere, 3) bedrifter som produserer varer og / eller tjenester for eksport, , 4) samarbeidende finansinstitusjoner og 5) relevante offentlige myndigheter. Man skal ved utlånsbehandlingen legge vekt på å unngå prosjekter som kan vise seg å bli uheldige for Eksportfinans økonomisk eller på annet vis.

Sikkerhet
Låntaker og garantist skal ha en kredittkvalitet som tilfredsstiller styrets retningslinjer for kreditteksponering.

Det er av stor betydning for selskapet at en betydelig del av utlånene er statsgarantert. Det er derfor et mål å søke utlånsformer hvor akseptabel statsgaranti kan oppnås.

Samfunnsansvar
Eksportfinans har et selvstendig ansvar for å bidra til at blant annet miljø- og korrupsjonsspørsmål blir ivaretatt i de saker som finansieres. For å ivareta selskapets samfunnsansvar, følger Eksportfinans retningslinjer vedtatt av styret i mars 2010 og de miljøregler som OECD har nedfelt i sine «Recommendation on common approaches on environment and officially supported export credits», sist revidert i april 2007.

10

Videre ble Eksportfinans i 2010 tilknyttet "Equator Principles" (Ekvatorprinsippene), som er et sett av er felles retningslinjer som brukes av finansnæringen over hele verden for å definere, vurdere og styre sosial og miljømessig risiko i prosjektfinansiering.

Eksportfinans har egne retningslinjer for bekjempelse av korrupsjon. Retningslinjene skal praktiseres innenfor rammen av norsk lovgivning og i samsvar med OECDs Council Recommendation on Bribery and Officially Support Export Credits.

Miljø- og korrupsjonsretningslinjer samt selskapets policy for samfunnsansvar er publisert på www.eksportfinans.no.

Beløp og løpetid
Maksimal lånesaldo på en enkelt låntaker skal ikke overstige et hovedstolsbeløp tilsvarende NOK 5 milliarder, uavhengig av om lånet sikres med garantier. Denne begrensningen gjelder likevel ikke kontraktsfinansiering.

Selskapet skal normalt ikke engasjere seg i kreditter med en løpetid på under 2 år. Unntak fra denne regelen kan imidlertid gjøres i spesielle situasjoner.

Lengste løpetid på markedsrente er 7 års vektet løpetid.

Prioritering av utlånsområder
Utlån skal i en situasjon med begrenset utlånskapasitet prioriteres i følgende rekkefølge:

- Kontraktsfinansiering
- Samarbeidsavtaler med aksjonærbanker (Skal ikke tilbys under den nye statlige ordningen)
- Selskapslån (Skal ikke tilbys under den nye statlige ordningen)

Utlånsvolum, prising og marginer
I forbindelse med den årlige budsjettbehandling blir det fastsatt utlånsbudsjett som spesifiserer et mål for nye utlån kommende år. Utlånsbetingelsene ved statlig støttede utlån følger av regelverket for den aktuelle låneordning. Eksportfinans' kommersielle utlån prises etter forretningsmessige prinsipper ut fra konkurransesituasjonen og selskapets avkastningskrav. Prinsippet om markedsmessig riktig prising gjelder fullt ut også overfor aksjonærbankene. Overfor aksjonærbankene gjelder prinsippet om «armlengdes avstand» til den operative utlånsvirksomhet.

Bevilgning av utlån
Administrerende direktør er gitt fullmakt til å bevilge utlån. Utlån utover NOK 400 millioner, eller når innvilgelse av et nytt lån gjør at lånesaldoen på kunden blir lik eller større enn NOK 1 milliard, eller utlån hvor det er spørsmål om kurans i forhold til retningslinjene, forelegges styret. Dersom styret ikke har kommentarer til saken bevilges utlånet av Administrerende direktør. I motsatt fall kommer utlånssaken opp til behandling i styremøte.

Offentlig støttede lån
Eksportfinans er tillagt ansvaret for forvaltning av OECD kreditter gjennom 108-avtalen med Nærings og Handelsdepartementet.

I forbindelse med forvaltningen av statlige eksportstøtteordninger skal Eksportfinans lojalt følge de retningslinjer som gis av OECD "Arrangement on Guidelines for Officially Supported Exports Credits" og norske myndigheter. De ordninger som forvaltes skal, i forståelse med norske myndigheter, gi norske kapitalvareeksportører mulighet til å konkurrere på lik linje med utenlandske konkurrenters statlig støttede finansiering.

Eksportfinans skal søke å oppnå spesielle långiveroppdrag for norske myndigheter, slik som f.eks. bistandskreditter, utredninger, tilrettelegging og gjennomføring av andre konkrete oppgaver for myndighetene.

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Lån på markedsvilkår
(Skal under den nye statlige ordningen kun tilbys CIRR-kvalifiserende kontraktslån)
Langsiktige utlån på markedsvilkår kan tilbys i norske kroner eller i valuta, med fast eller flytende rente, som et supplement til aksjonærbankenes eller andre bankers tilbud til den samme kundemassen. Herunder kan Eksportfinans finansiere etablering og oppkjøp av produksjons- og salgsselskaper i utlandet, ekspansjon gjennom tilknyttede selskaper i utlandet og fast bestanddel av varelager og/eller utestående kundefordringer. Eksportfinans kan også tilby finansiering av norske eksportbedrifters investeringer i Norge samt deres generelle langsiktige valutabehov. Dette gjelder for både industriselskaper og rederier.

Selskapet har en viktig oppgave når det gjelder finansiering av skip som bygges ved norske verft. Dette gis særlig oppmerksomhet, ettersom finansieringsløsningene ofte er avgjørende for valg av verft.

Rapportering
Til hvert kvartal gis det rapporter om:

- Innvilgede nye utlån
- Utbetalte nye utlån sammenlignet med utlånsbudsjettet
- Utvikling og status i søknadsmassen
- Avviksrapportering med hensyn til retningslinjene for utlån, om enkeltsaker
- Misligholdte utlån
- Fremsatte garantikrav og erstatningsutbetalinger

1.2 Styrets retningslinjer for dekning av "break cost"

Kompensasjon for endringer i rentenivået
Eventuele forskjeller i lånets rentesats og tilsvarende markedsrente for gjenværende renteperiode på innfrielsestidspunktet skal kompenseres fullt ut (markedsstandard)

Kompensasjon for endringer i Eksportfinans' innlånsmargin

a) **108-ordningen**
Kostnaden dekkes av ordningen (ingen endringer)

b) **Kontraktsfinansiering til markedsvilkår**
Krav om kompensasjon for endringer i Eksportfinans' innlånsmargin kan fravikes. *(Endret: har vært obligatorisk med unntak av rammen på NOK 10 milliarder)*

c) **Internasjonaliseringslån** (Ikke aktuelt under den nye statlige ordningen)
Kostnader knyttet til endringer i Eksportfinans' innlånsmargin skal dekkes av låntaker *(ingen endringer)*

d) **Samarbeidslån** (Ikke aktuelt under den nye statlige ordningen)
Kostnader knyttet til endringer i Eksportfinans' innlånsmargin skal dekkes av banken *(ingen endringer)*

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1.3 Styrets retningslinjer for kredittrisiko

1.3.1 Bakgrunn og formål

Kapittel 4[1] beskriver Eksportfinans ASAs retningslinjer og strategi for kredittrisiko.

Notatet beskriver også Eksportfinans' måte å fastsette rammene for kredittrisiko og hvordan selskapet skal utøve kontrollfunksjonen. Hovedformålet med denne retningslinjen er å styre og begrense kredittrisikoen slik at selskapets soliditet ikke blir satt i fare. Retningslinjene skal samtidig støtte opp om selskapets gode kredittrating.

Alle områder/avdelinger som tar kredittrisiko i Eksportfinans må ha kredittrisikolinjer som klart definerer den tillatte risikoprofil.

1.3.2 Forholdet til annet særlig relevant regelverk

Det er en ufravikelig forutsetning at alle lovkrav som selskapet er underlagt følges, herunder regler og rammer fastsatt i selskapets vedtekter eller ved vedtak i styret. Enhver overskridelse i forhold til rammer skal rapporteres til Direktør for Risk Management ref. rapporteringslinje som skissert under kapittel 4.4 Organisering og fullmakter.

Interne retningslinjer
De interne retningslinjene er underordnet styrets retningslinjer for overordnet risikostyring.

Eksterne retningslinjer
Innenfor kredittrisikoområdet er selskapet blant annet underlagt følgende retningslinjer:

- Hvitvaskingsforskriften
- Finanstilsynets Utlånsforskrift
- Finansieringsvirksomhetsloven
- Finansavtaleloven, bl.a. §§ 47 og 60 om frarådingsplikt

1.3.3 Forretningsmessige målsettinger og hovedstrategier for området

Selskapets mål er å unngå tap på kreditteng asjementene. Dette vil selskapet søke å oppnå ved å ha en konservativ kredittrisikoprofil. Dette gjøres ved å garantisikre alle eksportrelaterte utlån og ved å ha finansinstitusjoner med høy rating både som garantister og som direkte motparter.

[1] Henvisningen referer seg til Styrets retningslinjer for risikostyring i Eksportfinans av 16.12.2010.

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1.3.4 Organisering og fullmakter

Ansvarsfordeling

Direktør for Risk Management er ansvarlig for den overordnede analysen, målingen, overvåkingen og rapporteringen av kredittrisiko i konsernet.

Den praktiske implementeringen av de forskjellige aspektene ved fastsettelsen og forvaltningen av kredittrisikorammene som beskrevet i dette dokumentet er hovedsakelig utført av direktør for Risk Management og direktør for Capital Markets.

Tabell 1: Ansvarsfordelingen

Ansvars-område	Oppgave	Ansvarlig
Definere risikoappetitt	- Utarbeidelse av risikoappetitt vedtak med innspill fra relevante avdelinger i organisasjonen - Sørge for å få risikoappetitten styregodkjent	Direktør for Risk Management
Fastsette grenser for kredittrisiko	- Fastsette foreløpige kvantitative rammer basert på risikotoleransevedtaket for risikoappetitt - Forslag til kvalitative endringer	Direktør for Risk Management Direktør Utlån Direktør for Capital Markets
	- Godkjennelse av kvantitative rammer, inkludert eventuelle kvantitative justeringer	Direktør for Risk Management
Ramme overvåking, forvaltning av rammene, rapporterings og justerings prosess	- Rammeovervåking	Direktør for Risk Management
	- Internrapportering av kreditteksponeringer	Direktør for Risk Management
	- Forvalte kredittrammer - Iverksette risikoreduserende tiltak hvis forhold skulle tilsi det - Innkalle kredittkomiteen hvis man mener en kredittramme bør stenges	Direktør Utlån Direktør for Capital Markets
	- Ved rammebrudd: Informere forretningsområdene Eventuelle risikoreduserende tiltak vedtas Overeksponering med tiltak rapporteres i månedsrapporten	Direktør for Risk Management Direktør Utlån Direktør for Capital Markets
	- Følge opp at tiltak er iverksatt	Direktør for Risk Management

1.3.5 Rammer og måleparametere for kredittrisiko

Overgangsordning for å tilpasse selskapet til nye rammer

I 2008 ble det innført landrammer og rammeverk for banker. Vi er fortsatt i en overgangsfase for å kunne tilpasse oss de nye retningslinjer med hensyn til å komme innenfor de rammer som styret fastsatte. Denne tilpasning vil finne sted etter hvert som investeringer garantert gjennom PHA avtalen og garantieksponeringer forfaller.

Mål for rammer

Eksportfinans bruker netto eksponering for å måle kredittrisikoeksponering. Eksponeringen begrenses ved å ha en differensiert eksponeringsramme for de ulike ratingklasser. For å redusere selskapets risiko knyttet til enkeltmotparter, har Eksportfinans absolutte kreditteksponeringsrammer for enkeltnavn.

Landrammer

Landrammen dvs. all eksponering (statseksponering og eksponering på "ikke statlig" finansiell sektor) på et land skal ikke utgjøre mer enn Eksportfinans' kjernekapital. Største landramme per 30. september 2010 er på NOK 3,9 mrd. Normalt vil denne rammen fastsettes en gang i året på bakgrunn av kjernekapitalen per 30. september.

Styret kan gjøre unntak for land hvor selskapet har sterke strategiske og forretningsmessige relasjoner og hvor landrisikoen vurderes som liten. Disse land kommer inn under betegnelsen: "Land unntatt fra landrammebegrensinger" - se tabell på neste side.

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I utgangspunktet er alle land hjemmehørende i EU og OECD-området med rating høyere eller lik A- godkjente som motparter. Styret fastsetter imidlertid rammen på de enkelte land.

For land utenfor EU og OECD-området, skal land og motpart godkjennes av styret. Administrerende direktør gis fullmakt til å godkjenne eksponeringsrammer for alle land og motparter på enkeltsaker inntil NOK 10 millioner.

Finanssektor
For finanssektor gjelder følgende:
Ikke mer enn 50 % av landrammen kan investeres i finanssektor (herunder inkluderes eksisterende ABS eksponering).

Tabell 2: Landrammer og land unntatt landrammebegrensing

Land	Rating Moody's/S&P/Fitch	Ramme i NOK mill	Eksponering i NOK mill	Kommentar: Ledig	Kommentar
Land unntatt fra landrammebegrensninger					
NORGE	Aaa/AAA/AAA		93 344		
DANMARK	Aaa/AAA/AAA		20 016		
SVERGE	Aaa/AAA/AAA		15 616		
STORBRITANNIA	Aaa/AAA/AAA		13 016		
TYSKLAND	Aaa/AAA/AAA		10 500		
FRANKRIKE	Aaa/AAA/AAA		8 053		
USA	Aaa/AAA/AAA		8 048		
NEDERLAND	Aaa/AAA/AAA		7 005		
FINLAND	Aaa/AAA/AAA		4 120		
SUPRANASJONAL	Aaa/AAA/AAA		3 522		
CANADA	Aaa/AAA/AAA		1 777		
SVEITS	Aaa/AAA/AAA		397		

Land	Rating Moody's/S&P/Fitch	Ramme i NOK mill	Eksponering i NOK mill	Kommentar: Ledig	Kommentar
Land med landrammebegrensninger					
AUSTRALIA	Aaa/AAA/AA+	3 900	3 091	809	
BELGIA	Aa1/AA+/AA+	3 900	1 867	2 033	
CHILE	Aa3/A+/A	-	1	-1	Ingen ramme
FORENTE ARABISKE EMIRATER	Aa2/non/non	-	177	-177	Ingen ramme
INDIA	Baa1/BBB-/BBB-	-	2	-2	Ingen ramme
IRLAND	Aa2/A/A+	2 634	2 634	0	Stopp for nyeksponering
ISLAND	Baa3/BBB-/BB+	-	484	-484	Ingen ramme
ITALIA	Aa2/A+/AA-	3 900	5 221	-1 321	Overekspo.
JAPAN	Aa2/AA/AA	3 900	1 449	2 451	
KINA	A1/A+/A+	-	411	-411	Ingen ramme
LUXEMBOURG	Aaa/AAA/AAA	1 000	327	673	Ingen ramme
PORTUGAL	A1/A-/AA-	379	379		Stopp for nyeksponering
ROMANIA	Baa3/BB+/BB+	-	0,3	-0	Ingen ramme
SPANIA	Aa1/AA/AA+	3 900	4 977	-1 077	Overekspo.
TYRKIA	Ba2/BB/BB+	-	4	-4	Ingen ramme
SØR-KOREA	A1/A/A+	1 000	1 182	-182	Overekspo.

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ØSTERRIKE	Aaa/AAA/AAA	3 900	3 233	667	

Unntak for garantier som dekker residualrisiko i eksportkreditter oppad til NOK 20 mill. per residualgaranti i land med landramme begrensning. Eksponering fra garantier som dekker residualrisiko skal heller ikke trekke av bankrammene for de aktuelle bankene i disse landene.

Land med vedtak om stopp for ny eksponering gjelder også for residualgarantier, pt gjelder dette for Portugal og Irland.

Italia og Spania er det vedtatt en ramme på 500 millioner kroner for å kunne akseptere garantier for eksportkreditter. Det er pr 30.11.2010 ikke trukket på denne rammen.

Eksponering på enkeltmotparter

Tabell 3: Land unntatt fra landrammebegrensinger (ved splitrating skal laveste rating gjelde)

Stat og statsgaranterte motparter		
Rating (Moodys/S&P/Fitch)	Staten og statlige garantiinstitutt	Institusjoner med eksplisitt statsgaranti
AAA/Aaa	Ingen ramme	Ingen ramme

Lokale regionale myndigheter i land u/landrammebegrensning	
Rating (Moodys/S&P/Fitch)	Implisitt statsgaranti
Aaa/AAA	NOK 3 000 mill
Aa1/AA+ til Aa2/AA	NOK 2 000 mill

Kommuner i Norge, Sverige, Finland og Danmark er godkjent som eksponeringsmotpart.
Landets rating er grunnlaget for rammesetting og rapportering av kommuneeksponering.
Ved annen lokal/regional myndighetseksponering skal de respektive myndighetsenheten ha en selvstendig rating.

Finanssektor	
	Finansinstitusjoner*)
AAA/Aaa	NOK 3 000 mill
AA+/Aa1 til AA-/Aa3	NOK 2 000 mill
A1/A+ til A3/A-	NOK 1 500 mill

Tabell 4: Land med landrammebegrensinger (ved splitrating skal laveste rating gjelde)

Stat og statsgaranterte motparter		
Rating (Moodys/S&P/Fitch	Staten og statlige garantiinstitutt	Institusjoner med eksplisitt statsgaranti
AAA/Aaa	100 % av landrammen	100 % av landrammen
AA+/Aa1 til AA-/Aa3	100 % av landrammen	100 % av landrammen
A+/A1 til A-/A3	100 % av landrammen	100 % av landrammen

Finans sektor	
	Finansinstitusjoner*)
AAA/Aaa	50 % av landrammen
AA+/Aa1 til AA-/Aa3	50 % av landrammen
A+/A1 til A-/A3	25 % av landrammen

*) Finansinstitusjoner forstår man i denne sammenheng: Banker (NB! ikke holdingselskap), kredittforetak, obligasjoner med fortrinnsrett og investeringsbanker.

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Det kan kun investeres i senior gjeld. Liste over godkjente produkter er vedlagt rutinebeskrivelsen: "Godkjennelse av nye produkter/ instrumenter/strukturer".

Det er ikke anledning til å investere i nye Asset Backed Securities (ABS). Eksisterende ABS kan beholdes til forfall.

For banker med statsgaranti kan statens rating benyttes ved rammesetting. I land med landrammebegrensing skal banker med eksplisitt statsgaranti trekke av statsdelen av landrammen.

Store engasjement i henhold til Finanstilsynets regler
Finanstilsynets regler for store engasjementer blir endret fra 31. desember 2010 og er basert på et EU-direktiv. Eksportfinans har søkt Finanstilsynet om en overgangsordning. Inntil Eksportfinans har mottatt tilbakemelding på søknaden er ikke de nye reglene og rammene implementert i Styrets Retningslinjer.

Myndighetenes gjeldende forskrifter om største engasjement på en enkelt motpart setter et absolutt tak for maksimal eksponering. Finanstilsynets har gitt Eksportfinans adgang til å rapportere garanterte engasjementer som en fordring på garantisten når engasjementet overskrider grensen i forskriftens § 5. Når det foreligger påkravgaranti kan garantistens risikovekt benyttes for hele engasjementet (*brev fra Kredittilsynet 13.03.2007 – se vedlegg 12.10*).

Dette betyr at Utlånsengasjementer kan dels rapporteres mot låntaker og dels mot garantist slik at beløp inntil 25 % av Eksportfinans' ansvarlige kapital rapporteres mot låntaker (med garantistens risikovekt), og eventuelt overskytende på den garanterende institusjonen med dennes risikovekt. Denne muligheten er særlig aktuell for eierbankene.

Banker med spesial kredittramme
Som følge av adgangen Finanstilsynet har gitt til Eksportfinans med hensyn til å beregne største kundeengasjement, åpner dette for at Eksportfinans kan ha betydelige engasjementer med enkelte banker. Dette vil bli revurdert når nye regler samt eventuelle mulige overgangsordninger er bestemt.

For enkelte banker hvor Eksportfinans har sterke strategiske og forretningsmessige relasjoner samt på et fåtall store, systemkritiske banker i utvalgte land, har styret fastsatt en spesial kredittramme. Disse rammene er høyere enn den rammen som følger av "rating/ramme tabellen" angitt i kapittel 4.5.4.

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I tabellen under følger en oversikt over kreditteksponeringen på disse bankene pr 31.10.2010

Tabell 5: Banker med spesial kredittramme

i NOK millioner

	Rating	Spesial-ramme	Direkte eksponering	Garanti - eksponering	Derivat - eksponering	Total eksponering
ABN Amro	Aa3/A/A+	2000	1336	414		1 750
Bank of America	Aa3/A+/A+	2500	322		251	573
Barclays	Aa3/AA-/AA-	3000	628		375	1 003
BNP Paribas	Aa2/AA/AA-	3000	491	251	114	856
Citibank	A1/A+/A+	2500	459	162	167	788
Commerzbank	Aa3/A/A+	2000	1 514		25	1 539
Credit Agricole	Aa3/AA-/AA-	2500	983	342	176	1 501
Credit Suisse	Aa2/A/AA-	2 000		88		88
Danske Bank	Aa3/A/A+	20 000	859	3 265	701	4 825
Deutsche Bank AG	Aa3/A+/AA-	2 500	1 219	74	181	1 474
DnB NOR	Aa3/A+/A+	50 000	1 274	29 059	2037	32 369
HSBC Bank plc	Aa2/AA/AA	2500	341	81	30	452
ING Bank	Aa3/A+/A+	2000	205	648	50	903
JP Morgan Chase Bank	Aa1/AA-/AA-	3000	7		1216	1 223
Lloyds Bank TSB	Aa3/A+	2000	1 524		31	1 555
Nordea	Aa2/AA-/AA-	20 000	320	7 606	1261	9 187
Royal Bank of Scotland	Aa3/A+/AA-	2 500	598	952	242	1 792
SE Banken	A1/A/A	2 000		257	390	647
Societe Generale	Aa2/A+/A+	2500	7		85	92
Sparebank 1 Nord-Norge	A1/nan/A	3 000	913	1 024		1 937
Sparebank 1 SMN	A1/nan/A	5 000	1 185	1 809		2 994
Sparebank 1 SR Bank	A1/nan/A	5 000	500	1 852		2 352
Sparebanken Møre	A	2 500	724	597		1 321
Sparebanken Vest	A2/nan/A-	3 500	664	852		1 516
Svenske Handelsbanken	Aa2/AA-/AA-	3 000	188	2276		2 464
Swedbank	A2/A/nan	2 000		795	9	804
UBS	Aa3/A+/A+	2 000	111		198	309

Spesialramme på Covered bonds i skandinavia
AAA rated "covered bond selskap" i skandinavia har mulighet for en ramme på 2 mrd kroner pr. "covered bond selskap". Lavere ratede Covered bonds enn AAA gis ingen egen ramme. Samlet eksponering fra bank og "covered bond-selskap" skal ikke overstige reglene for største engasjement. Totaleksponering under denne spesialrammen skal ikke overstige 10 mrd NOK og maksimum 5 mrd NOK kan benyttes i ett enkelt land.

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Eksponering i forbindelse med fusjon/overtakelse

Ved en fusjon eller overtakelse av en finansinstitusjon, vil det være den nye enhetens rating som gjelder ved fastsettelse av ny kredittramme.

Gitt at en slik fusjon/overtakelse medfører at den nye enheten bryter rammen, skal det umiddelbart bli innført "stopp" på ytterligere kreditteksponering inntil eksponeringen er innenfor rammen. Med mindre særskilte forhold skulle tilsi det, kan det tillates overeksponering inntil eksponeringen er brakt innenfor rammen som følge av ordinære forfall.

Kredittrammer for skandinaviske finansinstitusjoner som ikke har internasjonal rating

Norske finansinstitusjoner

Norske finansinstitusjoner som ikke har internasjonal rating skal rette seg etter følgende matriser basert på DnB NORs ratingsystem og størrelse på forvaltningskapital.

For finansinstitusjoner som ikke har rating fra DnB NOR, kan rating fra Nordea benyttes.

Tabell 6: Rammer for norske finansinstitusjoner uten internasjonal rating

A. Forvaltningskapital: Forv.kap ≥ NOK 12,5 mrd	
DnB NOR rating	Kredittrisikoramme
AA+/AA-	NOK 2 000 mill
A+/A-	NOK 1 500 mill
BBB+/BBB-	NOK 850 mill

B. Forvaltningskapital: NOK 12,5 mrd > Forv.kap ≥ NOK 10 mrd	
DnB NOR rating	Kredittrisikoramme
A+/A-	NOK 1 500 mill
BBB+/BBB-	NOK 750 mill

C. Forvaltningskapital: NOK 10 mrd > Forv.kap ≥ NOK 6 mrd	
DnB NOR rating	Kredittrisikoramme
A+/A-	NOK 1 000 mill
BBB+/BBB-	NOK 500 mill

D. Forvaltningskapital: NOK 6 mrd > Forv.kap ≥ NOK 3 mrd	
DnB NOR rating	Kredittrisikoramme
A+/A-	NOK 450 mill
BBB+/BBB-	NOK 250 mill

E. Forvaltningskapital: NOK 3 mrd > Forv.kap ≥ NOK 1 mrd	
DnB NOR rating	Kredittrisikoramme
A+/A-	NOK 150 mill
BBB+/BBB-	NOK 100 mill

F. Forvaltningskapital: Forv.kap < NOK 1 mrd	
DnB NOR rating	Kredittrisikoramme
A+/A-	NOK 100 mill
BBB+/BBB-	NOK 50 mill

Danske og svenske finansinstitusjoner

For danske og svenske finansinstitusjoner som ikke har internasjonal rating skal rating fra Danske Bank/Nordea benyttes ved rammesetting. Laveste aksepterte rating er A3 som kvalifiserer til ramme på maksimum 1 mrd dersom "wholesale market" ikke begrenser dette. Den totale kreditteksponering på finansinstitusjoner i hvert enkelt land uten internasjonal rating, skal ikke overskride NOK 2 mrd (eksklusiv eksponering under PHA avtalen).

Begrensning på Eksportfinans' andel av en finansinstitusjons totale innlån utover dens innskuddsmasse

Norske finansinstitusjoner

Eksportfinans' andel av den enkelte norske finansinstitusjons innlån i kapitalmarkedet ("wholesale market") skal på tidspunktet ved inngåelse mot en ny motpart ikke utgjøre mer enn 20 %. Dette beregnes ut fra siste tilgjengelige regnskapstall. "Wholesale market" er definert som totale innlån fratrukket innskudd.

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Utenlandske finansinstitusjoner
Eksportfinans' andel av den enkelte utenlandske finansinstitusjons innlån i kapitalmarkedet ("wholesale market") skal på tidspunktet ved inngåelse mot en ny motpart ikke utgjøre mer enn 10 %. Dette beregnes ut fra siste tilgjengelig regnskapstall. "Wholesale market" er definert som totale innlån fratrukket innskudd.

Begrensning av verdipapirporteføljens andel i forhold til total aktiva
Den totale verdipapirporteføljen til Eksportfinans skal til enhver tid ikke utgjøre mer enn 40 % av selskapets totale aktiva eksklusive derivater. Se for øvrig Styrets retningslinjer kapittel 5.5.1 og 10.3.

Administrativ begrensning i kredittrammer for motparter med eksponering i utenlandsk valuta
For å redusere risikoen for overskridelse av rammer som følge av svingninger i valutakursen vil det for motparter med eksponering i utenlandsk valuta bli satt en intern ramme på 90 % av den rammen som er fastsatt av styret.

CSA avtaler med derivatmotparter
Ved utstedelse av obligasjoner avdekker Eksportfinans risikoen ved å inngå derivatavtaler. Eksportfinans skal som hovedregel ha CSA avtale med alle swapmotparter.

Tabell 7: Betingelser i CSA avtalen

Rating	CSA-avtale	Threshold amount *)	Evaluerings hyppighet	Ramme for nominelt beløp på derivatavtaler
AAA/Aaa	Ikke krav	USD 50 mill	Ikke krav	Nominelt utestående derivatbeløp på en enkeltmotpart skal ikke overstige 25 % av selskapets totale nominelle derivatbeløp
AA+/Aa1 til AA-/Aa3	Ja	USD 10 mill	Ukentlig	
A+/A1 til A-/A3	Ja	0	Daglig	

*) Disse beløpene er forhandlingsutspill fra Eksportfinans. Det endelige "threshold amount" blir fastsatt etter forhandlinger.

1.3.6 System for tidlig varsling og stresstester

Eksportfinans har ingen egen kredittvurderingsfunksjon/-avdeling. Kredittvurderingene som gjøres bygger på kredittrating fra anerkjente internasjonale ratingbyråer og rating fra eierbankene.

Stresstester for kreditt
Kredittrisikoen begrenses ved rammesetting basert på kredittratinger. Kredittratingen påvirker innlånsbetingelsene for en motpart i markedet. Hvis ratingen bedres, vil motparten isolert sett kunne finansiere seg rimeligere i markedet, motsatt hvis ratingen forverres. Som en del av stresstesting for kapital beregner Eksportfinans forventede utslag på selskapets resultat som følge av forventede ratingendringer.

Sannsynlighetsvektet tapspotensial ved motpartsnedgradering:
Eksponeringen i eksportutlånene er i all hovedsak knyttet til garantisteksponering som i gjennomsnitt har AA rating. Selskapet skal jevnlig beregne sannsynlighetsvektet tap ved nedgradering av henholdsvis største eierbank og alle andre garantister basert på historiske sannsynligheter for ratingendringer samt forventninger om fremtidig endringsmønster.

Beregningene av tap ved nedgraderinger er stigende med løpetiden på utlånsporteføljen og kredittspreadutslaget for en nedgradering. Det beregnede tapet er synkende med rentenivået i markedet.

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1.3.7 Rapportering

Tabell 8: Rapporter

Rapport	Frekvens	Utarbeide rapport	Utarbeide kommentarer	Mottakere
TOTAL EKSPONERINGSLISTE • liste med eksponeringene, aggregert på tvers av utlån, investeringer og OTC eksponeringer	Daglig	Risk Management	Risk Management	Brukere i Capital Markets, Utlån og Risk Management
AGGREGERT EKSPONERING PER RATING-KATEGORI • fordelt på likviditetsplasseringer og garantier	Månedlig	Risk Management	Risk Management	Styret/LG
RAMMEBRUDD • Ethvert rammebrudd, og eksponeringer som nærmer seg rammen for land og enkeltmotparter	Månedlig	Risk Management	Risk Management	Styret/LG
20 STØRSTE BANKEKSPONERINGER • aggregert på tvers av utlån og investeringer • rammeutnyttelsesgrad totalt for all eksponering	Månedlig	Risk Management	Risk Management	Styret/LG
DERIVATMOTPARTER • de 5 største derivatmotparter målt etter nominelt beløp	Månedlig	Risk Management	Risk Management	Styret/LG
KVARTALSRAPPORT	Kvartal	Risk Management	Risk Management	Styret/LG

1.3.8 Kontrolltiltak for området

Risk Management kontrollerer at alle kredittmotparter oppfyller kravene gitt i styrets retningslinjer for kredittrisiko.

Risk Management har løpende overvåking av motpartens rating med sikte på å fange opp eventuelle endringer. En endring i rating kan føre til at andre rammer vil gjelde for motparten.

Dersom en endring i form av nedgradering medfører at en lavere ramme gjelder, og dette igjen fører til overeksponering, iverksettes prosedyre i samsvar med Tabell 1 under kapittel 4.4.1 Ansvarsfordeling.

Selskapets system for styring og kontroll av kreditteksponeringsrisiko skal jevnlig evalueres av uavhengige kontrollfunksjoner. I Eksportfinans utføres denne kontrollen av selskapets internrevisor.

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1.4 Styrets retningslinjer for Operasjonell risiko

1.4.1 Formål med kapitlet

Operasjonell risiko defineres som "risikoen for tap som følge av utilstrekkelige eller sviktende interne prosesser eller systemer, menneskelige feil, eller eksterne hendelser[1]".

Selskapet skal ha rutinebeskrivelser med fokus på felles arbeidsprosesser, noe som er med på å ta ned den operasjonelle risikoen. Operasjonelle hendelser registreres og rapporteres kvartalsvis til styret. Dette vil øke bevissthetsnivået og kunne redusere fremtidige tap.

Dette kapittelet beskriver hvilke retningslinjer som skal følges og tiltak som er innført og hvordan operasjonell risiko skal måles, rapporteres og styres i selskapet.

1.4.2 Forholdet til annet særlig relevant regelverk

Det er en forutsetning at alle lovkrav som selskapet er underlagt følges, herunder regler og rammer fastsatt i selskapets vedtekter eller ved vedtak i styret. Enhver overskridelse i forhold til rammer definert i dette dokumentet skal rapporteres uten unødig opphold til Administrerende direktør og styret, i tillegg til annen etablert rapporteringslinje som skissert under kapittel 7.5 Organisering og fullmakter.

Interne retningslinjer
De interne retningslinjene er underordnet

- Etiske retningslinjer
- Styrets retningslinjer for overordnet risikostyring
- Ansvar hos alle ledere å sørge for at internkontrollen er ivaretatt innenfor eget område
- Årlig gjennomgang av risiko og lederbekreftelser

Eksterne retningslinjer
Innenfor operasjonell risiko er selskapet underlagt følgende retningslinjer:

- Forskrift om kapitalkrav for forretningsbanker, sparebanker, finansieringsforetak, holdingselskaper i finanskonsern, verdipapirforetak og forvaltningsselskaper for verdipapirfond (kapitalkravsforskriften)
- Sarbanes-Oxley paragraf 404, herunder overordnede selskapskontroller (ledelseskontroller)
- Forskrift om bruk av informasjons- og kommunikasjonsteknologi (IKT) fastsatt av Kredittilsynet.
- Internkontrollforskriften

[1] Se Vedlegg 1 : Finanstilsynets "Modul for vurdering av Operasjonell risiko", oppdatert juni 2007

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1.4.3 Forretningsmessige målsettinger og hovedstrategier for området

Selskapets mål er å ha lav risikoprofil når det gjelder operasjonell risiko.

1.4.4 Selskapets prinsipper for kontroll av operasjonell risiko

Eksportfinans skal arbeide mot god kontroll av operasjonell risiko og skal ha fokus på følgende prinsipper.

1) Styret skal ha oversikt over hovedtypene av operasjonell risiko for selskapet og utrykket operasjonell risiko skal gjelde på tvers av hele virksomheten.

2) Styret skal påse at selskapets rammeverk for operasjonell risiko gjennomgås av internrevisor, men internrevisjonen skal ikke være direkte ansvarlig for styringen av operasjonell risiko.
3) Administrerende direktør har ansvaret for å implementere operasjonell risiko rammeverket som Styret godkjenner. Alle nivåer i selskapet skal forstå sitt ansvar i forhold til styringen av operasjonell risiko.
4) Selskapet skal ha prosesser og retningslinjer for å styre vesentlig operasjonell risiko og disse skal oppdateres minimum årlig.
5) Selskapet skal publisere tilstrekkelig med informasjon offentlig til at markedsaktører kan vurdere selskapets tilnærming til operasjonell risiko (Pilar 3).

1.4.5 Organisering og fullmakter

Styret har det endelige ansvaret for å sikre styring av operasjonell risiko. Styret fastsetter retningslinjer for å skille mellom institusjonens forskjellige funksjoner for å forebygge interessekonflikter. Dette sikrer for eksempel at risikofunksjonen er en uavhengig enhet.

Administrerende direktør skal sørge for å operasjonalisere styrets målsettinger og retningslinjer, og sammen med den øvrige ledelsen etablere, vedlikeholde og drive rammeverket for styring av operasjonell risiko. Rammeverket består av metoder, prosesser, konkrete retningslinjer og rutiner.

Administrerende direktør skal sørge for at det utarbeides rapporter som gir styret grunnlag for å vurdere om den operasjonelle risikoen ligger innenfor godkjent risikoprofil.[3]

Direktør for Risk Management (RM) er operativt ansvarlig for den overordnede styringen av operasjonell risiko i selskapet.

1.4.6 Beregningsmetode og rammer for operasjonell risiko

Operasjonell risiko i Eksportfinans beregnes ihht. basismetoden.[4] Ved denne metoden tallfestes den operasjonelle risikoen som 15 % av gjennomsnittlig inntekt de tre siste årene.

Operasjonell risiko styres ved hjelp av kontroller som spesielt har betydning for operasjonell risiko. Eksportfinans skal ha:

- Retningslinjer for arbeidsprosesser
- Etiske retningslinjer
- "Temperaturmåling" (Great Place To Work)
- Egen compliance funksjon
- Rutinehåndbøker
- Tilgangskontroll til IT systemer (oppfylles gjennom SOX rammeverket)
- Beredskapsplan
- Årlig oppdaterte retningslinjer fra styret på alle forretningsområder
- Dokumentasjon på at IKT forskrift følges

[3] Se s. 7-8 i Kredittilsynets "Modul for vurdering av Operasjonell risiko", oppdatert juni 2007
[4] For beskrivelse av tre metoder for beregning av minstekravet, se § 41 i "Forskrift om kapitalkrav for forretningsbanker, sparebanker, finansieringsforetak, holdingselskaper i finanskonsern, verdipapirforetak og forvaltningsselskaper for verdipapirfond" (kapitalkravsforskriften) fastsatt 14. desember 2006

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- Overordnede selskapskontroller som også omhandler operasjonell risiko

Rammer for operasjonell risiko
Som følge av den målemetoden for operasjonell risiko som benyttes i Eksportfinans har selskapet ingen tallfestede rammer for operasjonell risiko.

1.4.7 Rapportering

Eksportfinans skal utarbeide rapporter som viser operasjonell risiko som skal distribueres både internt i selskapet, og ved behov eksternt (investorer, regulatoriske enheter og ratingbyråer).

Tabell: Rapportering av operasjonell risiko til ledelse og styre

Rapportering	Frekvens	Utarbeide rapport	Mottakere
Sarbanes-Oxley	**Årlig**	**Alle avdelinger**	**Adm.dir/Styret**
IKT forskriften	Årlig	Stab	Adm.dir/Styret
Temperaturmåling (GPTW)	Årlig	Stab	Adm.dir/Styret
Compliancefunksjon	Årlig	Juridisk & Compliance	Adm.dir/Styret
Overordnede selskapskontroller	Årlig	Risk Management	Adm.dir/Styret
Månedsrapport	Månedlig[1]	Alle avdelinger	Adm.dir/Styret
Kvantitativ rapportering av op.risk[2]	Bestemmes senere	Risk Management	Bestemmes senere

[1] Vurderes om denne skal utarbeides kvartalsvis
[2] Arbeidet med å rapportere starter i 2010-2011. Retningslinjene vil bli oppdatert i forbindelse med oppstart

1.4.8 Andre tiltak

I løpet av høsten 2011 vil selskapet gjennomføre et kompetansekartleggingsprosjekt for å belyse gapet mellom ønsket og faktisk kunnskapsnivå hos den enkelte medarbeider. Dette arbeidet er et ledd i å få redusert den operasjonelle risikoen knyttet til bemanningssituasjonen. Eksportfinans ønsker også i denne sammenhengen å kartlegge hvor sårbar man er i forhold til avhengigheten til nøkkelpersoner.

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2 RETNINGSLINJER FOR PRAKTISERING AV CIRR REGELVERKET

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2.1 108-ordningens virkeområde

2.1.1 Innledning

I 108-avtalens §5 heter det følgende om virkeområdet for ordningen: "Finansiering i henhold til denne avtalen skal som utgangspunkt kunne gjøres for kontrakter for eksport av kapitalvarer innenfor de definisjoner og regler som til enhver tid praktiseres av GIEK. Departementet kan fastsette at nærmere bestemte leveranser ikke skal kunne tilgodeses med lån fra 108-ordningen eller at 108-ordningen skal kunne utvides til å dekke andre typer leveranser."

Dette betyr at GIEKs holdning er et viktig sjekkpunkt mht. eksportkontrakter som vi måtte være i tvil om vi kan finansiere. Når vi er i tvil om forvaltningen av 108-ordningen ifht. internasjonale avtaler (hovedsakelig Arrangement), er Eksportfinans pålagt å kontakte departementet for å avklare om transaksjonen kan gjennomføres. Selv om vi formelt sett kan akseptere alt GIEK går inn på, vil det være klokt å gjøre en selvstendig vurdering, bl.a. i lys av aktuell politikk, for hver sak vi er i tvil om.

2.1.2 Utenlands- vs. innenlandsleveringer

En kommersiell kontrakt defineres som eksport når selger er et norskregistrert selskap og oppgjør for kontrakten skal skje fra utlandet (ref. GIEKs vedtekter). Her gjelder OECD-regelverket, dvs. Arrangement, og vi kan finansiere alle varer og tjenester med levetid over to år.

En kommersiell kontrakt inngått mellom et norskregistrert selskap og hvor oppgjør skal skje fra Norge er en innenlandslevering, og her kan 108-ordningen kun finansiere følgende transaksjoner:

"Det kan gis (lån) til utstyr, skip og borefartøyer til norskregistrerte eiere når leveransene gjelder enheter som har sin inntjening fra utenriksfart og offshorevirksomhet." (sitat brev fra Nærings- og handelsdepartementet av 15.02.2002). Dette betyr at de typer skip vi ikke kan finansiere i hovedsak er ferjer, kystfraktefartøyer og brønnbåter til bruk i Norge. Se for øvrig NHDs notat av 22.03.2010 om virkeområdet for 108-ordningen.

2.1.3 Retningslinjer for prosjekter i "norsk interesse"

Finansiering av prosjekter i nasjonal interesse ble innført i september 2010. Det betyr at virkeområdet for 108-ordningen er utvidet, og eksportkontrakter som er inngått av utenlandske selskap som har tilstrekkelig norsk eierskap nå kan finansieres med 108-lån.

RETNINGSLINJER
Retningslinjene fra Nærings- og handelsdepartementet for nasjonal interesse under 108-ordningen er som følger:

Hvorvidt en eksporttransaksjon kan sies å i betydelig grad fremme norsk interesse skal vurderes ut fra helheten i transaksjonen, herunder forskning, utvikling og innovasjon, produksjon, lokalisering av hovedkontorfunksjoner og eierskap.

Eksporttransaksjoner med Norge eller utlandet som inneholder minst 30 pst leveranser fra selskap lokalisert i Norge eller minst 30 pst. leveranser fra et selskap som er underlagt norske selskap med bestemmende innflytelse vil kunne sies å være i norsk interesse.

I praksis betyr det at en transaksjon i første omgang skal vurderes ut fra følgende elementer:

- *Er det eksporttransaksjon?*
  Med eksport forstås levering av varer og arbeids- og tjenesteytelser når oppgjør skal skje fra utlandet.[5] Dvs. at vi ikke kan finansiere en leveranse fra et brasiliansk datterselskap av et norsk konsern til en brasiliansk kjøper. Men vi kan finansiere en slik leveranse hvis det brasilianske datterselskapets kunde er kinesisk.

[5] Definert i GIEKs vedtekter

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- *Er det tilstrekkelig norsk eierskap/tilknytning/kontroll?*
  Det er et krav at selskapet som har inngått eksportkontrakten skal være underlagt et norsk selskap som har bestemmende innflytelse. Dette er for å sikre tilstrekkelig norsk tilknytning og kontroll. Bestemmende innflytelse betyr at det norske morselskap representerer flertallet av stemmene i selskapet eller har rett til å velge eller avsette flertallet i selskapets styre.[6] Videre snakker vi her om bestemmende innflytelse i første ledd av eierskapet. Eksempel: Aker Solutions etablerer et datterselskap i Brasil og Aker Solutions har bestemmende innflytelse. Vi kan derfor finansiere kontrakter inngått av Aker Solutions Brasil. Hvis det opprettes nok et datterselskap underlagt kontroll av Aker Solutions Brasil, og ikke direkte det norske konsernet, faller kontrakter inngått av dette selskapet utenfor. Dette skal altså forstås som eierskap i første ledd.

- *"Norsk" innhold*
  Eksportkontrakten skal inneholde minst 30 % leveranser fra et selskap som er underlagt norsk bestemmende innflytelse. Dette er tilsvarende som kravet til norsk andel i eksportkontrakter inngått av norske selskap.

Videre skal det gjøres en mer kvalitativ helhetsvurdering av transaksjonen. I denne vurderingen bør vi være spesielt oppmerksomme på saker uten noen leveranser fra bedrifter lokalisert i Norge og på saker med store lånebeløp.

INTERN BEHANDLING
Ved behov for nærmere avklaringer/diskusjon i enkeltsaker skal saken i første omgang forelegges 108/OECD-teamet.

Ved utsendelse av "outline" skal saken registreres i markedsplanen – bruk flippen *"Norsk interesse – oversikt"*. Dette for at vi skal holde god oversikt over aktuelle saker og beløp det er gitt tilsagn om, ref også rapporteringskrav til NHD.

RAPPORTERING
Det skal redegjøres for bruken av norsk interesse som grunnlag for å yte CIRR-lån i årsrapporten for 108-ordningen, ref. tilskuddsbrev fra NHD.

2.1.4 Definisjon av skip
Begrepet "skip" er definert i "Sector Understanding on Export Credits for Ships" i "The Arrangement on Officially Suppoerted Export Credits". Definisjonen er videre tolket og operasjonalisert i brev fra Nærings- og handelsdepartementet av 9.2.2007 (vedlegg). Ved finansiering av skip kan vi tilby vilkår som de framgår av "Sector Understanding on Export Credits for Ships".

I møte med NHD den 5.6.2009 informerte departementet om at alle søknader om finansiering av fiskefartøyer som kvalifiserer for 108-ordningen skal forelegges departementet for vurdering. Vi tolker dette til å gjelde inntil en ytterligere avklaring kommer fra departementet. I e-post av 16.6.2009 (vedlegg) fastslår NHD at 108-ordningen kan benyttes til å finansiere eksport av fiskefartøyer. I brev av 29.5.2009 (vedlegg) fastslår NHD at 108-ordningen ikke kan benyttes til å finansiere fartøyer for krillfiske for norske redere. Det er dermed uavklart hvorvidt 108-ordningen kan benyttes til å finansiere fiskefartøyer for norske redere når båten ikke skal brukes til krillfiske. Vår tolkning er at 108-ordningen ikke kan finansiere fiskebåter under adgangen til å finansiere innenlandsleveranser (dvs. at fiskebåter ikke regnes å ha inntjening fra utenriksfart og offshorevirksmhet).

2.1.5 Parts of Ships
Dette konseptet er avklart med NHD gjennom ulike møter over flere år. NHD er inneforstått med den praksis at når norsk utstyr utgjør en betydelig del av verdien av et skip som bygges ved et utenlandsk verft, så kan utstyrseksporten finansieres på skipsvilkår, dvs. med 12 års løpetid. Den første saken, Boa Deep Sea, ble klarert gjennom e-postutveksling den 09.10.2002 (vedlegg). Det er

[6] Definert i forhold til Aksjeloven

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en forutsetning av det ikke gis et slikt finansieringstilbud hvis det utenlandske verftet er i konkurranse med et norsk verft om å få byggeoppdraget.

Retningslinjer for fastsettelse av lånebeløp gis i pkt. 2.2.13 nedenfor.

2.1.6 Forsvarsleveranser

Eksport av militært utstyr omfattes ikke av "Arrangement on Officially Supported Export Credits". 108-ordningen kan imidlertid benyttes til å finansiere slik eksport. Det betyr at alle regler i "Arrangement" skal følges ved slik finansiering. Det er en forutsetning at Utenriksdepartementet utsteder de nødvendige eksportlisenser og at forvaltningen av 108-ordningen skjer i overensstemmelse med norsk utenrikspolitikk. Dette er meddelt i brev fra Nærings- og handelsdepartementet av 1.3.2000 (vedlegg).

2.1.7 Finansiering av fiskebåter

Fiskebåter inngår ikke i innenlandsordningen fordi de verken har inntjening fra offshorevirksomhet eller utenriksfart. 108-ordningen kan brukes for eksporttransaksjoner. Definisjonen av eksport som formulert i GIEKs vedtekter legges da til grunn.[7]

		NY- ELLER OMBYGGING VED NORSK VERFT		NY- ELLER OMBYGGING VED UTENLANDSK VERFT MED NORSK UTSTYR			
				Norsk reder		Utenlandsk reder	
		Norsk reder 1)	Utenlandsk reder	Owner's supply 2)	Verftet er kjøper av utstyr	Owner's supply	Verftet er kjøper
Kan vi tilby 108-lån ?	Har krill-lisens	Nei	Ja 3)	Nei	Nei	Ja	Ja
	Har ikke krill-lisens	Nei	Ja	Nei	Ja	Ja	Ja
Kan vi tilby markedslån ?4)	Har krill-lisens	Ja	Ja	Ja	Ja	Ja	Ja
	Har ikke krill-lisens	Ja	Ja	Ja	Ja	Ja	Ja

108-ordningen kan ikke benyttes til norske redere som har krill-lisens, uavhengig om båten bygges i utlandet, iht. gjeldende føringer for 108 ordningen.

Tabellen under oppsummerer virkeområdet for 108 ordningen.

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1) Med eksport forstås levering av varer og arbeids- og tjenesteytelser, herunder overdragelse av teknisk kunnskap, lisens- og patentrettigheter og lignende, når oppgjør skal skje fra utlandet. Når hensynet til norsk eksporthandel tilsier det, kan garanti gis ved eksport av ytelser av utenlandsk opprinnelse.

1) Med "Norsk reder" menes "oppgjør til verft fra Norge", slik "eksport" defineres i GIEKs vedtekter.
2) Med "owner's supply" menes at oppgjør skjer fra reder direkte til norsk utstyrsprodusent, jfr. definisjonen av "eksport" i GIEKs vedtekter.
3) Her står NHDs føringer mot hverandre; finansiering til <u>utenlandske redere</u> med krill-lisens er tillatt, men finansiering av båter for <u>norske redere</u> som fisker etter krill er ikke tillatt. Bør uansett vurderes nærmere i hvert tilfelle. Formelt er dette greit iht. gjeldende føringer.
4) Vi bør i hvert tilfelle vurdere hvorvidt vi mener det er riktig eller fornuftig å tilby markedslån hvis 108-ordningen ikke kan benyttes.

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2.1.8 Finansiering av utstyr til ferger i innenlands fart

I henhold til GIEKs vedtekter, som også regulerer virkeområdet for 108 ordningen, kan vi finansiere følgende leveranser til norske kjøpere under innenlandsordningen:

- *Leveranser av utstyr til skip og flyttbare innretninger som bygges i utlandet*
- *Leveranser av skip, flyttbare innretninger og utstyr til slike når disse enhetene har sin inntjening fra utenriksfart eller offshorevirksomhet*

Ferger som bygges ved <u>norske verft</u> for norsk reder og som skal gå i innenlands fart har ikke sin inntjening fra utenriksfart eller offshore virksomhet, og de faller således utenfor innenlandsordningen.

Prosjekter der fergen bygges ved <u>utenlandsk verft</u> for norsk reder kan vurderes særskilt selv om fergen skal gå i innenlands fart. Deltagelsen skal da baseres på en vurdering av norske utstyrsleveranser som eksporteres til prosjektet.

Retningslinjer for dette er som følger:

- Vi kan tilby CIRR-finansiering av skipsutstyr til skip som skal gå i innenriksfart i Norge når skipet bygges i utlandet og utstyrskontrakten er en eksportkontrakt.
- Lånebeløpet begrenses til 80 % av verdien av norsk utstyr.
- Vi skal i utgangspunktet ikke tilby slik CIRR-finansiering hvis det på tilbudstidspunktet er aktuelt å bygge skipet ved et norsk verft.
- Bruk av CIRR til eksport av skipsutstyr til skip i innenriksfart som bygges i utlandet kan være sensitivt, og skal vurderes særskilt i hvert enkelt tilfelle.

2.2 *Fastsettelse av CIRR og lånebeløp*

2.2.1 Fra når kan CIRR tilbys?

CIRR kan tilbys fra og med søknadsdato. For CIRR-renter som tilbys før kommersiell kontrakt er inngått skal det legges til 20 basispunkter (bps). I den perioden kommersiell kontrakt blir inngått, tilbys CIRR uten tillegget av 20 bps.

2.2.2 Kan CIRR tilbys når den kommersielle kontrakten allerede er inngått?

Bare når det er tatt eksplisitt forbehold om finansiering.

2.2.3 Hva menes med kontrakt?

Med kontrakt menes kommersiell kontrakt, dvs. når begge parter er forpliktet til transaksjonen og kjøper ikke lenger er i posisjon til å forhandle med andre leverandører. Dette er i henhold til EU praksis. Kontrakten kan fortsatt ha forbehold om finansiering, partene er likefullt bundet av den. Det selgende selskap i kontrakten må være registrert i Norge.

2.2.4 Hvilken kontraktsdato skal legges til grunn?

Hvilken kontraktsdato skal legges til grunn når det er leveranser fra flere norske leverandører som skal finansieres med ett og samme lån? Dette kan ofte være tilfelle ved for eksempel skipsutstyrsleveranser. Da skal CIRR-renten for den måneden hvor de(n) kontrakten(e) signeres som utgjør størst andel av finansieringen velges. Det vil for eksempel si at hvis en av kontraktene er betydelig større enn de andre så bør det være tidspunktet for når den blir undertegnet som er utslagsgivende, alternativt hvis det er en spesifikk måned hvor hovedtyngden av antallet av

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kontraktene inngås bør det være CIRR-renten for denne måneden som er utslagsgivende. Dersom flere like store kontrakter inngås over en lengre periode, kan et veid snitt av CIRR-rentene for disse månedene benyttes.

2.2.5 Fastsettelse av CIRR for kontrakter med utvidelser

Innenfor O&G og skipsbygging er det vanlig at en norsk eksportør inngår kontrakter på et gitt beløp samtidig som begge parter er inneforstått med at det kommer endringer og tillegg ("variation orders") før leveransen er ferdig. Søknadene til oss er da gjerne på et beløp som er atskillig høyere enn det kontrakten først lyder på. Et eksempel kan være at en rigg under bygging blir sluttet for et oppdrag i Arktis, og dermed må ha betydelig mer utstyr enn opprinnelig tenkt.

Vi finner det ikke riktig å tilby kontrakts-CIRR på signeringsdato for kontrakten for endringsordrer som kommer i tiden mellom signering og levering. På den annen side blir det uhåndterbart å fastsette en ny kontrakts-CIRR for hver endringsordre, for da vil vi kunne ende opp med et lån med 10-15 ulike CIRR-satser.

Følgende løsning legges derfor til grunn for den type prosjekter/leveranser hvor man på signeringsdato for den kommersielle kontrakten kjenner til at det blir endringer, men ikke hva disse består i eller koster:

Det tilbys kontrakts-CIRR på vanlig måte for det beløp som opprinnelig blir avtalt i den kommersielle kontrakten. Ved utbetaling, når alle endringer er kjent, beregnes det en veid CIRR-rente. Renten beregnes ved å vekte kontrakts-CIRR på hver dato for hovedkontrakt og endringsordrer i forhold til de respektive beløp.

Dette gjelder ikke tilfeller hvor skip eller rigg bygges i utlandet, og norske utstyrsleverandører konkurrerer om leveranser til skipet eller riggen slik den opprinnelig er tenkt bygget. I slike tilfelle kan det tilbys kontrakts-CIRR slik det framgår av pkt. 2.2 ovenfor.

<u>Tilleggsutstyr som ikke har vært planlagt eller kostnadsoverskridelser</u>

Når kontraktsprisen øker som følge av kostnadsoverskridelser, mens leveransen er den samme som planlagt, kan tillegget gis den opprinnelige CIRR. Vi må vise forsiktighet ved store beløp, jfr. Marathon-saken.

Når det kommer tilleggsutstyr som ikke har vært planlagt, kan dette gis den opprinnelige CIRR hvis tillegget er < 10% av det opprinnelige kontraktsbeløpet. Dersom tillegget er > 10%, skal hele tillegget gis ny CIRR på dato for signering av tilleggskontrakten(e).

<u>Økt søknadsbeløp før kontraktsinngåelse</u>

Dersom det søkes om å øke kontrakts- og lånebeløpet ifht. opprinnelig søknad før kontrakten er signert, så tillater vi det og tilbyr samme CIRR som i det første proposalet. Proposal skal oppdateres med nytt kontrakts- og lånebeløp.

2.2.6 Hvor lang er akseptfristen for tilbuds-CIRR og hvor lang er akseptfristen for kontrakts-CIRR?

Akseptfristen er 120 dager for tilbuds-CIRR. Faller CIRR-renten etter søknadstidspunktet kan lavere tilbuds-CIRR tilbys. (Den norske leverandøren skal ikke være skadelidende for at f.eks. en annen konkurrent har søkt om CIRR fra sitt land måneden etter og dermed kan tilby en lavere CIRR en den norske leverandøren.) Hva gjelder kontrakts-CIRR så er det derimot bare den CIRR-renten som er gyldig på tidspunktet for kontraktsinngåelse som kan tilbys. (Kontrakten er da inngått og CIRR renten er ikke lenger et konkurranseparameter.) Videre er akseptfristen for kontrakts-CIRR i utgangspunktet bare en måned. Konsekvensen av dette er at låntaker på ett gitt tidspunkt maksimalt kan ha opp til 5 forskjellige CIRR-renter å velge mellom, hvorav den siste vil være kontrakts-CIRR.

2.2.7 Hva skjer med tilbud som ikke aksepteres innen 120 dager ?

Det er anledning til å fornye tilbudet automatisk. Dette må gjøres ved at eksportør eller låntaker får informasjon fra Eksportfinans om at tilbudet er fornyet. Dette innebærer i praksis at hvis tilbudet

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fornyes månedlig, så kan låntaker velge mellom de fem siste CIRR (dvs. tre tilbuds-CIRR og én kontrakts-CIRR) når kontrakt undertegnes og vårt tilbud aksepteres.

2.2.8 Må kommersiell kontrakt være undertegnet for å kunne akseptere vår finansiering?

Ja, i utgangspunktet skal det ligge en kommersiell kontrakt til grunn for aksept av vårt tilbud. I unntakstilfeller kan et sterkt "letter of intent" aksepteres.

2.2.9 Hva skjer hvis vårt tilbud er akseptert, men CIRR renten faller frem til låneavtale undertegnes?

Låntaker kan velge å ikke bruke en akseptert CIRR uten noe form for straffegebyr eller andre økonomiske konsekvenser frem til første trekk på lånet. Låntaker må da velge et kommersielt rentealternativ isteden. Det er ikke anledning til å si fra seg finansieringen for så å søke på nytt.

2.2.10 Hvem kan akseptere finansieringen?

Det er låntaker som skal akseptere finansieringen.

2.2.11 Hvordan kan CIRR brukes som fastrenteopsjon?

Lånet kan trekkes med kommersielle flytende rente som kan konverteres til CIRR-finansiering. Siste dato for konvertering er i så tilfelle Berne Unionens starting point som gjengitt i Consensus-avtalen. Dette vil si konsolideringsdato ved turn key-leveranser. Tilbudet om konvertering virker som rente cap.

Er det flere opptrekk, kan man velge mellom CIRR eller flytende rente for hvert opptrekk. Utbetalinger som er trukket til CIRR kan ikke konverteres senere. Utbetalinger som er trukket med flytende rente kan konverteres til CIRR senere i opptrekksperioden eller ved konsolidering. Låntaker kan ved konsolidering velge å konvertere hele lånet til CIRR eller beholde en del med CIRR og en del med flytende rente gjennom nedbetalingsperioden.

2.2.12 Hvilke valutaer kan tilbys?

Finansieringsvalutaen skal være et naturlig valg og helst basert på låntakers inntektsstrøm eller evt. følge kontraktsvalutaen. EUR, NOK, USD vil i utgangspunktet alltid være naturlige valg.

Når CIRR for én eller flere valutaer er tilbudt i outline og akseptert av låntaker, kan vi senere ikke tilby CIRR for nye valutaer.

Når vi får CIRR-aksept og skal fastsette CIRR i de aktuelle valutaene, kan vi velge den beste CIRR fra 120-dagersperioden for hver enkelt valuta. Det betyr at den fastsatte CIRR for de aktuelle valutaene ikke nødvendigvis må være fra samme renteperiode (= fom. 15. i en måned tom. 14. måneden etter).

2.2.13 Hvilke lånebeløp kan vi tilby for finansiering av utstyr til skip og rigger?

MIDLERTIDIG REGEL FOM. 20.04.2010:
Ved finansiering av utstyr til skip og rigger som bygges i utlandet, kan vi låne ut inntil 80% av verdien av de(n) norske eksportkontraktene for utstyr til skip og 85% for utstyr til rigger.

GAMMEL HOVEDREGEL SOM ERSTATTES FOM. 20.4.2010 I PÅVENTE AV BESLUTNING I NHD: Ved finansiering av utstyr til skip og rigger som bygges i utlandet, kan vi låne ut inntil 100% av verdien av de(n) norske eksportkontraktene. Årsaken til at vi kan gå lenger enn 85/80% er at skipet eller riggen betraktes som et prosjekt, og at det dermed er naturlig å legge kravet om 15/20% down payment på prosjektet som helhet. Det er en forutsetning at dette kravet er oppfylt for å få CIRR-finansiering.

Vi skal sjekke det norske innholdet i de største av de norske eksportkontraktene. Sjekken består i å undersøke hvem eksportørens underleverandører er. Utenlandske underleverandører teller som

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utenlandsk andel, mens norske underleverandører teller som norsk andel. Vi sjekker ikke flere nivåer nedover i leverandørkjeden. Med norsk bedrift menes en bedrift som er registrert og beliggende i Norge. En norskeid bedrift i utlandet er dermed ikke norsk i denne sammenhengen. Motsatsen er at utenlandskeide bedrifter i Norge teller som norsk.

Vi aksepterer akkumulering av renter på Eksportfinans' lån i byggetiden ved Parts of Ships-lån. Jfr. notat av 26.2.2009 på sak 08060.

2.2.14 Når kan vi tilby skipsvilkår ved eksport av skipsutstyr (Parts of ships)?

For å kunne tilby skipsvilkår (12 års løpetid) må summen av de norske utstyrskontraktene utgjøre minst 30% av skipets verdi. "Parts of ships" kan også benyttes når summen av utstyrsleveranser til en serie skip kan transformeres til å finansiere ett av skipene.

2.2.15 Valg av tidspunkt for fastsettelse av valutakurs

Vi tilbyr USD, EUR og NOK som aktuelle valutaer for eksportkontrakter. Problemstilling rundt dato for valg av vekslingskurs oppstår når en kontrakt skrives i én valuta og lånet utbetales i en annen. Et eksempel kan være at en kontrakt i USD (eller annen valuta) skal utbetales i NOK (eller en annen relevant valuta). Da vil dato for vekslingskurs gi store utslag i totalt lånebeløp, spesielt i saker hvor det er 1 – 3 år fra kontraktsdato til utbetalingsdato.

Hovedregelen er at spotkursen mellom kontraktsvalutaen og lånevalutaen på utbetalingsdato (dvs. to dager før) skal benyttes. Dette alternativ reduserer låntakers mulighet til å spekulere i valuta og valg av sikring.

Dersom låntaker har gjort en valutasikringstransaksjon i tidsrommet mellom kontraktsinngåelse og utbetaling, kan vi alternativt godta å benytte valutakursen på tidspunkt for inngåelse av denne transaksjonen. Det må dokumenteres at transaksjonen er avtalt med banken.

2.2.16 Salg av skip og rigger i byggetida

Det er den reder som tar levering av skipet eller riggen fra verftet som er berettiget til å få et CIRR-lån utbetalt. Dersom byggekontrakten har vært solgt til ny reder i byggetida, faller den opprinnelige reders rettigheter til tilsagnet automatisk bort. Den nye reder kan i forbindelse med overdragelsen av byggekontrakten søke Eksportfinans om å få overdratt rettighetene til CIRR-tilsagnet til seg. Det er her et krav at overføringen av CIRR-tilsagnet til den nye rederen har vært en bevisst del av diskusjonen ved salget av byggekontrakten. Dersom dette ikke kan dokumenteres, er den nye rederen ikke berettiget til CIRR-lånet.

2.2.17 Utbetaling før levering av norske eksportvarer

Intensjonen i Consensus-avtalen må antas å være at eksportvarer skal leveres før offentlig støttet finansiering utbetales. I tilfeller hvor norske eksportører har forhandlet seg fram til betalingsbetingelser som gir dem stor grad av forskuddsbetaling, så kan det komme forespørsel om utbetaling av langtidsfinansieringen før leveransene fra Norge skjer. I slike tilfeller skal følgende legges til grunn:

CIRR-lån skal ikke utbetales før enten de norske varene er levert eller den norske eksportøren skal ha betalt i henhold til sin kommersielle kontrakt. Dersom utbetaling skal skje før levering av varene, skal vår utbetaling enten gå direkte til den norske eksportøren eller vi skal ha dokumentasjon på at eksportøren har fått betalt av sin kunde før vi utbetaler. Vi tillater utbetaling før levering i de tilfeller GIEK er vår garantist (og utbetalingen er godkjent av GIEK). I andre saker må det foreligge gode grunner i den aktuelle saken.

2.2.18 Finansiering av utenlandsk innhold

Den norske verdiskapingen i en kontrakt som finansieres skal være minst 30%. "I enkelte tilfeller kan krav om 30% andel vurderes nærmere, dersom en eller flere faktorer er tilstede:"

- Små prosjekter taler for å tillate lavere norske andel.
- Norge har den høyeste nasjonale andelen i eksportkontrakten.

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- Det er mange andre land inne i leveransen (vanskelig å ko-finansiere).
- Det foreligger spesielle norske interesser (for eksempel en spesielt viktig kontrakt som kan bidra til framtidige leveranser eller investeringer, utenlandske leveranser kommer fra norskeide selskap).
- Deler av leveransene i eksportkontrakten kan ikke produseres i Norge.
- De andre landenes ECAer har problemer med kildeskatt e.a. i mottakerlandet, slik at norsk finansiering er nødvendig for å få kontakten på plass.
- Kjøper/låntaker har et sterkt ønske om å forholde seg til én långiver.

Verdiskaping i tredjeland som skal finansieres må være en del av den norske eksportørens kontrakt. Det betyr at den norske eksportøren må være ansvarlig for leveransen også av det utenlandske innholdet. Vi kan ikke finansiere kontrakter som er inngått direkte mellom kjøper og en leverandør i et tredjeland.

Dersom en norsk eksportør finner det hensiktsmessig å inngå flere kontrakter med samme kjøper til samme prosjekt, for eksempel ved leveranser fra flere selskaper i samme konsern, så kan Eksportfinans vurdere det norske innholdet for kontraktene samlet sett og anvende grensen på 30% norsk innhold for summen av kontraktene.

Vi skal sjekke det norske innholdet i eksportkontrakten eller i de største av de norske eksportkontraktene dersom det er flere. Sjekken består i å undersøke hvem eksportørens underleverandører er. Utenlandske underleverandører teller som utenlandsk andel, mens norske underleverandører teller som norsk andel. Vi sjekker ikke flere nivåer nedover i leverandørkjeden. Med norsk bedrift menes en bedrift som er registrert og beliggende i Norge. En norskeid bedrift i utlandet er dermed ikke norsk i denne sammenhengen. Motsatsen er at utenlandskeide bedrifter i Norge teller som norsk. Denne metoden sikrer at eksportørens eget arbeid og hans fortjeneste inngår som norsk andel.

OECD-reglene åpner for å finansiere lokale kostnader så lenge disse er nødvendige for at den norske eksportøren skal kunne gjennomføre eller for at prosjektet skal kunne ferdigstilles. I utgangspunktet bør lokale kostnader som skal finansieres være en del av den norske eksportørens kontrakt. Vi kan imidlertid avvike fra dette for ikke å presse den norske eksportøren til å påta seg større lokale oppgaver enn han ønsker. Det er særlig i tilfeller hvor de norske leveransene utgjør en stor del av prosjektet at det er aktuelt å finansiere lokale kostnader, for eksempel grunnarbeider. Hvis de norske leveransene utgjør en mindre del av prosjektet, er det ikke naturlig at det er den norske 108-ordningen som skal finansiere de lokale kostnadene. Ved finansiering av lokale kostnader må reglene i Arrangement følges. Det er laget et eget regneark for dette formålet.

2.2.19 Ombygging av brukte skip

Ved ombygging av brukte skip kan vi tilby finansiering på CIRR-vilkår tilsvarende verdien av ombyggingskontrakten. Kjøpesummen for det brukte skipet kan ikke finansieres med CIRR.

2.2.20 Finansiering av finanskostnader

Vi tillater finansiering av garantipremie og akkumulering av renter på Eksportfinans' lån på 108-lån. Andre långiveres rente kan ikke finansieres, likeledes andre deltakeres fees. GIEKs fees kan heller ikke finansieres.

2.2.21 Sikring av lån med kontantdepot

108-lån kan ikke sikres med kontantdepot (sperret bankinnskudd) unntatt for residualrisiko i saker hvor GIEK er garantist. Dette vil hovedsaklig gjelde mindre saker.

2.2.22 Matching

Uavhengig av ovenstående regler vil Eksportfinans, etter notifikasjon til OECD, kunne tilby en lavere CIRR rente dersom det dokumenteres at en konkurrent tilbyr en slik basert på en offentlig støttet kredittordning i sitt hjemland. Satsen skal være den samme som konkurrenten tilbyr. Det er en forutsetning at et slikt tilbud fra Eksportfinans faktisk må antas å kunne bidra til at den norske eksportøren vinner kontrakten. Hver sak skal være basert på særskilt gjennomgang og vurdering.

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Under samme forutsetninger som nevnt i foregående ledd, kan en lavere CIRR sats tilbys når den norske leverandøren deltar i konsortium med andre lands eksportører som tilbyr lavere CIRR sats enn det som den norske ordningen ellers skulle tilsi.

2.3 OECD – Miljø og korrupsjonsretningslinjer

Eksportfinans skal praktisere internasjonale miljøstandarder i samsvar med OECDs "Recommendation on Common Approaches on Environment and Officially Supported Export Credits" (ref. vedlegg 12.3.3.).

Retningslinjer for Eksportfinans arbeid mot korrupsjon skal praktiseres innenfor rammen av norsk lovgivning og i samsvar med OECDs Action Statement on Bribery and Officially Supported Export Credits(ref. vedlegg 12.3.4.).

Se for øvrig Styrets retningslinjer for Eksportutlån, kap. 1.1.2

2.3.1 Miljø

Alle prosjekter innenfor kontraktsfinansiering skal klassifiseres i kategori A, B eller C. Dette gjelder både for CIRR-lån og markedslån.

Informasjon oppgitt i søknaden danner grunnlaget for klassifiseringen. Ved behov er selger ansvarlig for å kontakte søker for nærmere informasjon.

Selger i innstiller på valg av miljøkategori. TØ, JOD eller MES tar avgjørelse lom kategorisering. Kategorisering skal registreres på saken i C360.

2.3.2 Korrupsjon

Ved utsendelse av tilbud om finansiering (proposal) skal det informeres om de straffe- og sivilrettslige konsekvensene av korrupsjon, herunder Straffelovens § 276 a-c.

Hvis GIEK ikke deltar som garantist skal Eksportfinans sende standard skjema for eksportørerklæring til eksportør, ved utstedelse av term sheet. Selger er ansvarlig for dette. GIEK er ansvarlig for dette i saker der de deltar.

Ved eventuell mistanke om korrupsjon basert på informasjon mottatt fra eksportør skal leder for Prosjektavdelingen kontaktes for en nærmere avklaring.

Oversikt under viser prosessen for miljøklassifisering og bekjempelse av korrupsjon.

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Fig.: SLIK BEDRER VI MILJØET OG HINDRER KORRUPSJON VED KONTRAKTSFINANSIERING

MILJØ
KORRUP SJON
SALG
PROSJEKT

2.4 *"Fees for 108 lån"*

2.4.1 Retningslinjer for gebyrer – lån under 108 ordningen

Iht. våre retningslinjer fra NHD skal det ikke kreves gebyrer knyttet til 108 lån. Dette omfatter både **etableringsgebyrer og restruktureringsgebyrer.**

Unntaket er:

1. Direkte kostnader vi måtte ha ved etablering av lånet[4]. Dette kan forstås som typisk kostnader knyttet til juridisk bistand samt evt.out of pocket kostnader.

2. Gebyr knyttet til egen forvaltning (agentbank fee).

2.4.2 Retningslinjer for kombinasjonslån (marked/CIRR)

Ved kombinasjonslån der låntager har opsjon på både CIRR og markedsrente kan det kreves gebyrer frem til valg av CIRR er bekreftet. Dette gjelder også committment fee frem til CIRR er bekreftet.

Det kan også kreves arrangement/participation/upfront fee ved kombinasjonslån samt restruktureringsgebyrer.

2.4.3 Fees ved deltakelse i syndikat

Eksportfinans deltar ofte med en transje i et syndikat der ulike fees er fastsatt av arrangerbank og gjelder for alle deltagere i syndikatet. Dette omfatter typisk både committment fee, arrangement/participation/upfront fees samt evt. restruktureringsfees. I slike saker deltar

[4] Ref. 108 avtalens paragraf 8:Eksportfinans kan belaste låntagerne med direkte kostnader ved etablering av låneavtaler

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Eksportfinans, ofte med GIEK garanti, på generelt like vilkår som resten av syndikatet og skrives inn i en felles låneavtale.[9]

Gis tilbud om kombinasjonslån kan det kreves fees på lik linje med de andre aktørene i syndikatet. Fee vil da typisk deles mellom Eksportfinans og GIEK etter egen avtale i hver enkelt sak. Gis det kun tilbud om CIRR i outline og term sheet og markedslån ikke er aktuelt skal det ikke kreves gebyrer som committment fee og arrangement fee, selv om dette er avtalt for resten av syndikatet.

I enkelte tilfeller bekreftes valg av CIRR eller markedslån sent i dokumentasjonsprosessen ved ferdigstillelse av låneavtalen, men før signering. Hvis låntager i slike tilfeller velger CIRR kan man etter en særskilt vurdering i hver enkelt sak motta de avtalte fees som det er lagt opp til i dokumentasjonen og avtalt med GIEK. Dette skal avklares med leder Prosjekt/områdeleder. Feeinntekter skal da føres over 108 ordningen som en inntekt for staten og NHD skal orienteres om dette.

[9] Med unntak av spesielle vilkår som CIRR rente og tilhørende spesialklausuler, samt GIEKs vilkår som knytter seg til EFs transje.

37

De følgende flow-chart er en prosessbeskrivelse av arbeidet i Utlån.

Salgsbearbeidelse

Figuren under viser første fase av salgsbearbeidelsesprosessen fra produktutvikling til bearbeidelse av aktuelle prosjekter.

1.1 Kontraktsfinansiering/Internasjonaliseringslån, side 1
Salgsbearbeidingsprosessen
Salgsprosessen
CI66
CI66
CI66
CI66

Oppsummering av aktuelle prosessteg i salgsbearbeidelsesprosessen		
ID-nr.	Prosessteg	Rutine
1.0	Produktutvikling	Rutine 5.1 Godkjennelse av nye produkter/Instrumenter/Strukturer
1.1	Markedsplanlegging	Se eget dokument i CI60 – doc – "Markedsplan"
1.1.1	Generell profilering og merkevare-bygging	Gjøres i samarbeid med informasjonsavdelingen. Eget prosjekt for NOR-SHIPPING og Åpent Hus
1.2	Markedsbearbeiding	Rutine 5.2 Forberedelse tilog referat fra kundemøter
1.3	Bearbeidelse av aktuelle prosjekter	Rapport fra CI60

39

Salg

1.1 Kontraktsfinansiering/internasjonaliseringslån, side 1
Salgsbearbeidingsprosessen
Salgsprosessen

Oppsummering av aktuelle prosessteg i Salgsprosessen		
ID-nr.	Prosessteg	Rutine
1.4	Eksportør - søknad	Rutine 5.3 Registreringsrutiner i CI60
1.5	Registrere prosjekt/kontakt/lånenummer	Rutine 5.3 Registreringsrutiner i CI60
1.7	Salgsbrev, kundebrev - eksportør	Se maler og outlines for termsheet i CI60 – jfr. Også kap. 9.1 Maler for outlines og kap. 9.2 Maler for Term-sheets, samt Kap. 8 Guidelines for prising av markedslån
1.8	Utsjekk rammevilkår, miljø, rente etc.	Se kap 2 Retningslinjer for praktisering av CIRR regelverket.
1.9	Innspill/kvalitetssikring før oversendelse av brev	Apotekerprinsippet
1.9.1	Eksportør: Mottak av brev	
1.10	Prosjekt bearbeides, finne residualgaranti	Rutine 5.5 Registrering av kredittekponering i forbindelse med utlånsaker
1.10.1	RMO registrerer beløp	
1.11	Godkjenne kredittmotpart	Styrets retningslinjer for kredittrisiko (kap 1.2), Rutine 5.6 Kredittkomiteen, Rutine 5.7 Krav til agentbanker som mottar betaling på Eksportfinans vegne
1.12	Prosjektet bearbeides	Rutine 5.8 Prosjektoverlevering
1.12.1	GIEK/Bank garantitilsagn	
1.12.1	Prosjektet bearbeides	Rutine 5.8 Prosjektoverlevering
1.13	Eksportør: Mandat til Eksportfinans	
1.14	Ajourføre kontrakts- og prosjektinfo.	

40

Oppsummering av aktuelle prosessteg i salgsprosessen		
ID-nr.	**Prosessteg**	**Rutine**
1.15	Registrering i IBIS	Egen IBIS-håndbok
1.16	Lånesøpp	Egen IBIS-håndbok
1.17	Utsjekk av bransjeansvarlig	
1.18	Bevilgning	Rutine 5.9 Bevilgning av utlånssaker, samt Kap 10.2 Fullmakter i utlån
1.19	Registrere vedtak	Se IBIS-håndbok – gjøres av utlånscontroller
1.20	Overlevering fra Salg til Prosjekt	Rutine 5.8 Prosjektoverlevering
1.21 1.21.1	Lage og presentere av tilbud overfor låntaker	Se maler i CI60
1.22	Ev. skrive det endelige term-sheet	Se maler i CI60
1.23	Låntaker: Aksept	

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Etablering av lån

Oppsummering av aktuelle prosessteg under Etablering		
ID-nr.	Prosessteg	Rutine
1.24	Reg. av aksept	Rutine 5.3 Registreringsrutiner i CI60, IBIS-håndbok og oppfølgingsarket
1.24.1	Oppstartsmøte	Rutine 5.8 Prosjektoverlevering
1.25	Utarbeide låneavtale	Juridisk avdeling. Rutine 5.11 Krav om til enhver tid å ha en tilfredsstillende sikkerhet for lånet – ratingtriggere, Rutine 5.10 Market disruption
1.25.1	Drøfte låneavtale	
1.25.2	Garantistforhandlinger vedr. vilkår i garanti	Rutine 5.16 Fastsettelse av kontantdepot, Rutine 5.13 Agentbankens forpliktelser, Rutine 5.15 Låneklausuler
1.26	Låntaker: mottak av låneavtale og forhandling	
1.26.1	Forhandling	
1.27	Etablere Pant og/eller annen sikkerhet	
1.27.1	Innhente legal opinion	Se SOX-rutine og Rutine 5.14 Ved engelsk rett – bekreftelse fra Eksportfinans advokat på at GIEK sine krav er oppfylt
1.27.2	Ev. etablere pant eller annen sikkerhet	

42

Oppsummering av aktuelle prosessteg ved etablering		
ID-nr.	**Prosessteg**	**Rutine**
1.28 1.29	Utkast instr. letter, agent avtale, forvaltn. avtale Låntaker: CP-dok. for signering	
1.29.1 1.30	Innhente, kontrollere CP-dok. for signering Låntaker: Signering	Rutine 5.4 Arkivering av dokumenter i utlånssaker, sjekkliste for CPer
1.30.1	Signering og sende mail til GIEK ved GIEK-garanti	
1.31	Låntaker: Utbet. CP utleveres	
1.31.1	Innhente utbet. CP + sjekk	Sjekkliste for CPer
1.32.	Sjekke PN/gar.utbet.dok.	
1.32.1	Evt. Agent/bank: Sjekke PN/gar.utbet.dok.	Rutine 5.12 Endringer i lånegrunnlaget etter inngåelse av låneavtalen
1.33	Klargjøring for fixing	
1.33.1	Reservere penger v/behov for fixing	
1.34	Info til selger om utbet.	
1.35	Klargjøring for utbetaling	
1.35.1	Utbetaling	
1.36 1.37	Reg. utbetaling IBIS kontrollrapport	
1.38	Overlevering til LA	Rutine 5.20 Overlevering til Låneadministrasjon (LA), Rutine 5.21 Innkreving av out-of-the-pocket", legal fees, reisegodtgjørelse

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Hendelse

Hendelse
Løpende admin. oppgaver

Oppsummering av aktuelle prosessteg under Hendelse		
ID-nr.	**Prosessteg**	**Rutine**
1.38	Mulig hendelse: + Restrukturering av lån + Bytte av garantist/lånedeb, sikkerhet + Mislighold av lån + Prioritetsvikelser + Prepayment	Rutine 5.5 Registrering av kreditteksponering i forbindelse med utlånssaker Rutine 5.19 Oppfølging av utlån, covenants og opsjoner, forsikringer og agentbanker Rutine 5.17 Kompensasjon ved førtidig innfrielse av utlån (prepayment) Rutine 5.23 Misligholdsoppfølging
1.39	Vurdere og registrere hendelse	
1.40	Arbeide med hendelsen overfor kunde	
1.41	Meddelelse	Rutine 5.18 gebyr på utlån

44

Løpende administrative oppgaver

Oppsummering av aktuelle prosessteg under løpende administrative oppgaver		
ID-nr.	Prosessteg	Rutine
1.42	Forfallsvarsler løpende	
1.42.1	Låntaker: Forfallsbrev	
1.43	Låneadministrasjon: Roll/rentefix	
1.44	Roll/rentefix for ny periode	
1.45	Rapportering intern/ekstern	
1.46	Avstemminger	
1.46.1 1.46.2	Mottar rapport Økonomi: Mottar input til rapport (aff.rapp mv.)	
1.46.3	BO/Utlån/Øk. Valutakursoppdatering	

45

Rente og avdragsbetaling

Oppsummering av aktuelle prosessteg ved rente og avdragsbetaling		
ID-nr.	Prosessteg	Rutine
1.47	Betaling av renter/avdrag	
1.48	Bokføre tallene	
1.49	Registrere endringer (saldooppdatering)	

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Innfrielse av lån

Oppsummering av aktuelle prosessteg ved innfrielse av lån		
ID-nr.	Prosessteg	Rutine
1.60	Retur av dokumenter, garantier o.l. Sluttreg. i IBIS	
1.60.1	Oversendelse av dokumenter til låntaker, garantist o.l.	

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Saldoforespørsel

Oppsummering av aktuelle prosessteg ved saldoforespørsel		
ID-nr.	Prosessteg	Rutine
1.70	Låntaker v/revisor: Saldoforespørsel	
1.70.1	Utarbeide svarbrev	

48

Agentfunksjon

Oppsummering av aktuelle prosessteg ved agentfunksjonen		
ID-nr.	Prosessteg	Rutine
1.80 1.81	Agentfunksjon +++ Låntaker	Rutine 5.7 Krav til agentbanker som mottar betaling på Eksportfinans vegne Rutine 5. Oppfølging av utlån, covenants opsjoner, forsikringer og agentbanker

49

Forfall

Oppsummering av aktuelle prosessteg ved forfall		
ID-nr.	**Prosessteg**	**Rutine**
1.90 1.91	Forfall/kontroll/purring Kunde purring	Rutine 5.23 Misligholdsoppfølging
1.92	BO mottak betalingen	

50

Forsikring

Oppsummering av aktuelle prosessteg ved forsikring		
ID-nr.	Prosessteg	Rutine
1.100	Oppfølging/vedlikehold	Rutine 5.20 Overlevering til låneadministrasjon (LA)
1.101	Rederi	Rutine 5.19 Oppfølging av utlån, covenants og opsjoner, forsikringer og agentbanker
1.102	Forsikringsselskap	Rutine 5.11 Agentbankens forpliktelser

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(Vurdere om dette kan tas ut)

4 SOX-RUTINER, RACHME SKJEMA SAMT HOVED-PROSESSBESKRIVELSER

52

4.1 SOX-rutiner - Kontraktsfinansiering, eksportørlån og samarbeidsavtaler, samt lån overtatt fra Kommunekreditt

(Rutinene er kun aktuelle for Kontraktfinansiering og i den grad nye utlån i overgangsperioden skal legges inn i Eksportfinans ASA sitt utlånssytem)

SOX-rutinene beskriver hele utlånsvirksomheten til Eksportfinas ASA. Under forvaltningsavtalen mellom Eksportfinans og NHD vil disse rutine kun gjelde for Kontraktfinansiering for CIRR-lån og CIRR-kvalifiserende markedslån.

<table>
<tr><td>Hovedprosess:</td><td>Utlån</td><td>Rapporterings-enhet:</td><td colspan="2">Utlån</td></tr>
<tr><td>Delprosess:</td><td>Kontraktsfinansiering (markedsvilkår og 108-ordning)
Internasjonaliseringslån (Bank og Bedrift)
Samarbeidsavtaler
Finansiering overtatt fra Kommunekreditt AS</td><td>Dato:</td><td colspan="2">10.02.2010</td></tr>
<tr><td>Involverte i prosess:</td><td colspan="4">Utlånsområde som består av Salgsavdelingen og Prosjektavdelingen, samt Back Office (inkl. betalingsgruppen) og Økonomi</td></tr>
<tr><td>Dokument ansvarlig:</td><td colspan="4">Prosessansvarlig - utlån (OER)</td></tr>
<tr><td rowspan="11">Berørte regnskapslinjer:</td><td rowspan="2" colspan="1">Regnskap</td><td colspan="3">Estimat</td></tr>
<tr><td>2009 MNOK</td><td>Andel av konto</td><td>%</td></tr>
<tr><td>Resultat (31.12.09)</td><td></td><td></td><td></td></tr>
<tr><td>Interest and related income due from credit institutions</td><td>1 864</td><td>765</td><td>41</td></tr>
<tr><td>Interest and related income due from customers</td><td>3 424</td><td></td><td></td></tr>
<tr><td>Balanse (31.12.09)</td><td></td><td></td><td></td></tr>
<tr><td>Loans and receivables due from credit institutions</td><td>64 126</td><td>26 325</td><td>41</td></tr>
<tr><td>Loans and receivables due from customers</td><td>66 677</td><td>55 956</td><td>84</td></tr>
<tr><td>Other assets (108 krav)</td><td>3 783</td><td>800</td><td>21</td></tr>
<tr><td>Other liabilities (blandede kreditter deposits)</td><td>5 124</td><td>309</td><td>6</td></tr>
<tr><td>Noter
Inkl. note 14, 18, 22</td><td></td><td></td><td></td></tr>
<tr><td>Transaksjonstyper / delprosesser:</td><td colspan="4">Denne prosessen beskriver arbeidsflyten relatert til selskapets Eksportutlån. Eksportutlån omfatter kontraktsfinansiering (markedsvilkår og 108-ordningen), internasjonaliseringslån (bank og bedrift) og samarbeidsavtaler samt lån overtatt fra Kommunekreditt (lån direkte til kommuner, til banker og til interkommunale selskaper med bankgaranti)

Utlånsprosessen starter ved inngåelse av låneavtale og ender ved overvelting av data i forbindelse med månedsavslutning. Utlånsprosessen omfatter også innfrielse av lån og retur av lånedokumenter.

Sikringsforretninger relatert til rente og valuta utføres av internbanken og omtales ikke under denne prosessen.</td></tr>
<tr><td colspan="5">Formål med kartlegging:</td></tr>
<tr><td colspan="5">1. Sikre at alle lån til enhver tid er korrekt balanseført. Identifisere kontrollhandlinger som bekrefter/bygger opp under regnskapspåstandene eksistens, fullstendighet, verdsettelse og presentasjon for balanseførte utlån.
2. Sikre at alle lån avregnes korrekt i låneperioden. Identifisere kontrollhandlinger som bekrefter/bygger opp under regnskapspåstandene "occurence" (at transaksjonen har funnet sted), fullstendighet, målemetode og presentasjon for aktive lån.</td></tr>
<tr><td colspan="5">Prosessbeskrivelse (delprosesser/nøkkelaktiviteter):</td></tr>
<tr><td colspan="5">1.1 Inngåelse av låneavtale, inkl. vurdering av sikkerhetsstillelse (ANSVAR: UTLÅN)
Ved henvendelse fra potensiell låntaker registreres prosjekt og kontaktinfo i C360. Selger er ansvarlig for å vurdere saken opp mot retningslinjene for utlånsvirksomheten. Før oversendelse av brev foretas kvalitetssikring mot selgerkollega eller leder salg. Deretter går arbeidet i gang med å fremskaffe en garantist. Om garantist er godkjent sjekkes rammekapasiteten i eksponeringslisten. Om ikke garantist er godkjent kan</td></tr>
</table>

53

den godkjennes av områdeleder innenfor etablerte standardrammer. Er garantisten utenfor standardrammen eller er eksponeringsrammen full forelegger selger innstilling om aktuell garantist for kredittansvarlig i eksportutlån. Ny motpart eller eventuell økning av rammen legges så frem for godkjennelse av Adm.direktør eventuelt rådføring med Kredittkomiteen.

Selger bearbeider prosjektet. Får bekreftelse på at kontrakten er inngått og at EF er leverandørens/låntakers ønskede samarbeidspartner. Deretter kan lånet bevilges. Selger kvalitetssikrer bevilgningsgrunnlaget hos bransjeansvarlig for utsjekk. Bevilgning blir beslutte ut fra 108- og OECD retningslinjer. Ledelsen beslutter iht. fullmakt. Utlånscontroller er ansvarlig for å registrere vedtak og skanner samtidig inn den vedtatte bevilgningen i CJ60. Det utarbeides et Term Sheet, hvor de viktigste vilkårene for lånet inngår, som presenteres for låntaker.

Hvis det ikke allerede er gjort utnevnes det deretter ett gjennomføringsteam med en saksansvarlig. Saksansvarlig overtar saken fra selger og besørger den videre saksgangen sammen med resten av teamet som består av en saksjurist og en låneadministrasjonsansvarlig.

Selger innkaller til overleveringsmøte etter at aksept er mottatt. På overleveringsmøtet deltar saksansvarlig, saksjurist, låneadministrasjonsansvarlig og selger. Som basis for overleveringssmøte utarbeides dokumentet "prosjektoverlevering". På grunnlag av dette dokumentet og overleveringsmøtet utarbeider saksjurist ett utkast til låneavtale. Ved utenlandsk låntaker oppnevnes det alltid en ekstern advokat som skal bistå EF. Låneavtale lagres på CJ60 og det lages en sjekkliste for låneavtalen. Denne og låneavtalen sendes til ekstern advokat for kommentarer og innspill. Dette for å sikre at låneavtale er gyldig etter lokale lover og regler.

Garantister kontaktes ved behov for å forhandle vilkår i garantien som følge av kommentarer fra gjennomføringsteamet eller advokat. Saksjurist og saksansvarlig utlån forhandler låneavtalen med låntaker og evt. garantister. Pant eller andre sikkerheter som garantistene eller EF har krevd etableres. Instruction letter/agentavtale/forvaltningsavtale utarbeides av en medarbeider i Prosjekt. Videre sendes avtalene til relevante parter for kommentarer og godkjenning. Låntaker fremskaffer og signerer CP-dokumenter før signering av avtalen. Prosjektavdelingen innhenter CP-dok. og saksjurist sjekker ut CP-dok. før signering. Låneavtalen signeres av låntaker og EF.

Internasjonaliseringslån har ofte noe enklere dokumentasjon og når det er internasjonaliseringslån til banker tar vi direkte risiko på disse og det skal dermed ikke etableres noen garanti.

Når det gjelder samarbeidslån så behandles disse noe annerledes enn kontraktslån og internasjonaliseringslån. Ved samarbeidslån overtar EF lån fra andre långivere. Før inngåelse av avtale om å overta lån må det opprettes en markedsavtale. I markedsavtalen er det blant annet spesifisert hva og hvor mye som totalt kan overdras i lån til EF. For hvert lån som overdras opprettes det en særskilt avtale. Eventuelt kan det også overdras lånemasser. Overdragelse av lån er en standardisert ordning der det ikke er store endringer fra avtale til avtale. Det opprettes selvskyldnergaranti som sikkerhet for utlånet. Ledelse og salgsansvarlig er involvert rundt forhandlinger om utforming av avtale. Før overdragelse av lån skal EF motta ferdig utfylt søknadsskjema. Denne søknaden er standard. I tillegg må det innhentes opprinnelig låneavtale og eventuelle gjelds- og sikkerhetsdokumenter.

Ved alle typer lån er det viktig at det foretas kontroll av at man holder seg innenfor kredittrammene som er fastsatt.

Ved mottak av aksept foretas registrering i IBIS og sak registreres som akseptert i IBIS og i CJ60 av selger eller saksansvarlig Prosjekt. Ved avslag blir dette også registrert. Kredittrisiko blir også informert om avslag.

1.2 Klargjøring før fixing og utbetaling (ANSVAR: PROSJEKTAVDELINGEN)

All CP-dokumentasjon fra låntaker, garantist, forvaltende bank og evt. andre parter må være på plass før utbetaling skjer. Det er låneadministrasjonsansvarlig sammen med de andre fra gjennomføringsteamet i prosjektavdelingen som har ansvaret for å hente inn dokumentasjonen. Dokumentene sjekkes ut av saksjurist.

Intern utbetalingsanmodning lages av låneadministrasjonsansvarlig og sjekkes ut av en annen låneadministrasjonsansvarlig. Denne signeres så av en person med signeringsfullmakt. Utbetalingsanmodningen leveres til Back Office. Ved større beløp, kommersiell rentesats eller spesielle strukturer skal prosjektavdelingen gi varsel også til Internbanken minst 5 virkedager før utbetaling. Utbetaling og fixing skjer fra Backoffice.

Låneadministrasjonsansvarlig i Prosjekt fører utbetalingen i IBIS, Agresso og Adaptive. Registreringer i Adaptive skal stemme med føringer i IBIS. Det er IBIS som er kildesystem for regnskapet hva gjelder utlån.

1.3 Oppdatering av utlånsreskontro (IBIS) og registrering i Adaptive (ANSVAR: PROSJEKTAVDELINGEN)

Det er Prosjektavdelingen som har ansvaret for registreringer i IBIS og Agresso. Innbetalingene bokføres løpende i IBIS og Agresso. Oppdatering av Adaptive i forhold til IBIS foregår automatisk, med unntak av FAS og S-avregning for 108-lån. Sistnevnte registreringer skjer manuelt. Registrering i Adaptive skjer når utbetaling er klar. Om klient ikke eksisterer i Adaptive opprettes dette. Bankklienter opprettes av RMO alle andre debitorer opprettes av låneadministrasjonen. Det registreres contract instrument, klient, beløp, valuta, rente, utbetalingsdato, termindatoer, forfallsdato, renteberegningsmåte, bankhelligdager og linknummer (lånenummer). I tillegg registreres felter for statistikkformål som senere har betydning for noteinformasjonen (koder samkjøres med økonomi for å sikre rett offentlig rapportering og koding til noter). Lånet registreres i Adaptive og nødvendige endringer foretas løpende. Registreringer foregår manuelt.

1.4 Overføring/registrering i hovedbok (Agresso) (ANSVAR: PROSJEKTAVDELINGEN)

Daglige registreringer i Adaptive, inkl. automatiske beregninger overføres Agresso daglig.

54

Swiftutskrifter hentes fra bankene. Bokføres på bank, med motpost oppgjørskonto bank. Dette skjer automatisk. Cashflow fra Adaptive går mot oppgjørskonto bank. En dag, en valutasort, en sektor osv. matches.

Det er bankbilaget som ligger i bokføring. Inn- og utbetalinger bokføres mot oppgjørskonto. Hvert lån har to oppgjørskonti pr. valutasort, en for renter og en for avdrag. Oppgjørskonti krediteres for innbetaling og debiteres for utbetaling. Motposten føres på mellomregningskonto Agresso. I Agresso debiteres rett bankkonto for innbetaling eller krediteres for utbetaling. Mellomregningskonto IBIS føres med samme beløp, men med motsatt fortegn.

1.5 Løpende avregning og oppfølging av innbetalinger (ANSVAR: BACK OFFICE/PROSJEKTAVDELINGEN)

De låneadministrasjonsansvarlige får meldinger på mail fra Back Office over innbetalinger som har kommet. Sjekker dette mot innbetalinger som er forventet denne dag ved å skrive ut rapport (XUI-rapport) over forventede innbetalte renter og avdrag for en periode (som regel en måned). 2-3 uker før innbetaling sendes det ut betalingsvarsel til kunder. I betalingsvarselet står bl.a. avdrag og gjeldende rente, samt forfallsdato spesifisert. De låneadministrasjonsansvarlige benytter XUI-rapport og betalingsvarslene som hjelp for å bokføre betalingene. Har også hjelp fra SWIFT-rapporter og sporing på konto i Agresso. Ved sporing på konto får man data for innbetaling og eksakt beløp. Når man har funnet ut hvilken kunde og lån innbetaling vedrører bokføres avdrag og renter i IBIS og Agresso.

For å finne ut hvilke lån som skal rentefikses en måned skrives det ut en IBIS- rapport som viser en oversikt over slike lån. Det kjøres daglig rapport i Adaptive. For å kontrollere at man har fått med seg alle lån som skal rentefikses sammenholdes den daglige Adaptive- rapporten med rapporten fra IBIS. Renten som legges inn i IBIS hentes fra Adaptive under fliken processing.

Flytende rente må legges inn for hver periode i Adaptive. Ved utsendelse av rentefiksing blir renten som oppgis i brev til kunde avstemt mot rente oppgitt i Adaptive. Renten som står i brev kommer fra IBIS. To dager før forfall legges inn ny rente i IBIS baserate. Lån i IBIS fikses i utgangspunktet automatisk.

Adaptive henter inn ny fikingrente automatisk fra Reuters.

1.6 Retur av lånedokumenter i fbm. innfrielse av lån (ANSVAR: PROSJEKTAVDELINGEN)

Når lån er endelig innfridd returneres originale gjeldsbrevsdokumenter til kunde hvis dette etterspørres fra kunden. Låneinnfrielse utføres med bakgrunn i sjekklister hos prosjektavdelingen. Lånedokumenter frigis ikke før lånet er fullt oppgjort.

Ved førtidsinnfrielse skjer en kommersiell vurdering av om vi ønsker å akseptere en pre payment og motpartens juridiske rett til å foreta pre payment. Om pre payment finner sted kalkuleres kostnaden (hovedstol, påløpte ikke betalte renter frem til oppgjørsdag, samt nåverdi av rentedifferanse).

Sikkerhetene (garantier og pant) returneres/slettes først når fullt oppgjør er mottatt.

1.7 Månedsavslutning (ANSVAR: PROSJEKTAVDELINGEN)

Daglig beregner IBIS automatisk påløpne renter. Påløpne renter vettes over til Agresso ved månedslutt. IBIS, Adaptive og Agresso avstemmes månedlig. Det er prosjektavdelingen som er ansvarlig for avstemmingene. Melding med kopi av avstemmingslister sendes økonomi slik at månedsavslutning kan begynne i økonomi.

Entity Level Controls (ELC) dekning av risiko for feil i regnskapet knyttet til utlånsprosessen:

Ledergruppemøter: Ledergruppemøter er avholdt ukentlig i 2008. I disse møtene blir blant annet månedsrapporten presentert og diskutert. Rapporten har fokus på både resultat og balanse med sammenligning mot budsjett og 2007. Under presentasjonen av Eksportutlån blir det sett på nye aksepter og tilsagn, utbetalinger, ordrereserver og saldoutvikling. Utviklingen blir kommentert. Agendaen på ledergruppemøtene er delt inn i en "faste saker" del, samt en del som tar for seg "saker til behandling"/"strategiske saker" F. eks diskusjon av marginrisiko på utlån.

Compliancefunksjon og områdenes årlige risikokartlegging: Compliance funksjonen dekker oppendringer i eksisterende regelverk og ny lovgivning knyttet til 108-ordningen/OECD og miljø, korrupsjonskrav og kapitaldekningskrav. Det foretas årlig risikokartlegging i forbindelse med internkontrollrapporteringen og områdeleder bekrefter at det er etablert tilfredsstillende rutiner, rapportering og oppfølging som sikrer at områdene oppfyller eksternt gjeldene lover og regler (for eksempel Finansieringsvirksomhetsloven, regler om egenhandel, hvitvasking, taushetsplikt, Regnskapsloven, arbeidsmiljøloven m.m.).

Resultatanalyse/analytisk kontroll av regnskap i økonomiavdelingen: Eksportutlån blir gjennomgått i kapittel 2 i månedsrapporten (utarbeidet av Økonomi – oversendes til Styret månedlig). Følgende blir spesielt gjennomgått for Eksportutlån: "Hovedpunkter" (eks. volumutvikling, trender, utvikling utlånsporteføljе etc.), "Netto rente – og kredittprovisjonsinntekter" og "Utbetalinger, saldo, nye aksepter og ordrereserve". Vesentlige avvik blir kommentert av Økonomi.

Resultat og budsjettoppfølging på overordnet nivå: Skjer via månedsrapporten som blir utarbeidet av økonomi og behandlet i Styret og i ledergruppemøte. Månedens utbetalinger, saldoutvikling og netto renteinntekter på utlån blir fulgt opp og kommentert mot budsjett.

Retningslinjer og rutiner som påvirker denne prosessen:

- Vedtekter
- Styrets retningslinjer for risikostyring
- Operative utlånsrutiner; "Salgsprosessen for kontraktsfinansiering og eksportørlån", "Etablering av

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kontraktsfinansiering og eksportkreditlån" • Retningslinjer for kredittekspanering • Operative rutiner back office • Operative rutiner økonomi	
Kritisk prosess start:	**Prosess slutt:**
Avtaledokumenter signert med låntaker	Ender ved overveltning av data i forbindelse med månedsavslutning. Utlånsprosessen omfatter også innfrielse av lån og retur av lånedokumenter.
IT-systemer som støtter prosessen:	**Beslutningsnivåer involvert i prosessen:**
IBIS, Agresso, Adaptive og C360, samt MS Office produkter	Bemyndiget person med fullmakt til å låne ut penger til låntakere.
Data lagret og benyttet under prosessen (systemer involvert):	**Annen informasjon:**
Safe, IBIS, C360, Agresso, Adaptive	
Referanse til kontrollmatrise:	**Referanse til konfigurasjonsrapport (applikasjonskontroll):**
Prosess 1.1 RACM Kontraktsfinansiering, eksportkreditlån og samarbeidsavtaler.xls	

4.2 RACM- skjema

RACME (Risk And Control Matrix) er et skjema som benyttes i forbindelse ved å avdekke risikopunkter i SOX. Nedenfor er vist et bilde av side 1 i dette skjemaet. Hele RACM-skjemaet ligger laget på følgende fil:

K:\UTLAN\Økonomi utlån\SOX 404\1.1. RACM Eksportutlån 28.01.10.xls

Eksportfinans ASA
DRAFT

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5.1 Rutine: "For godkjennelse av nye produkter/instrumenter/strukturer"

Tilsvarer Rutine 1.00 som er utarbeidet av Capital Markets

Eier av rutinen	Områdeleder – utlån og capital markets		
Sist oppdatert:	13.11.2008	**Oppdatering utført av:**	Finans

Intensjon: Eksportfinans skal være markedets ledende, innovative og fleksible finansinstitusjon. Selskapet skal hele tiden søke etter muligheter. Samtidig skal selskapet ha en konservativ risikoprofil som skal sikre at selskapet opprettholder nåværende rating og gir en tilfredsstillende avkastning til eierne.

Rutinen for godkjenning av nye produkter skal ta hensyn til overstående og må sørge for en klok og ansvarlig praktisering vedrørende godkjenning.

Beslutning om nytt Produkt/Instrument/Struktur (PIS) eller ikke:
De operative avdelinger i områdene Eksportutlån/Kommunekreditt/Treasury informerer kort om PIS og hvorfor det kan være et nytt PIS i en epost til lederne for hhv. det aktuelle området, RMO, Risiko, Back Office, Økonomi/regnskap, Juridisk direktør og andre relevante områder/avdelinger. Beslutning om hvorvidt det dreier seg om et nytt PIS eller ikke tas via epost og/eller som et uformelt møte uten protokoll. Dersom konklusjonen er et kjent PIS, er det kurant å gjennomføre transaksjonen. Med konklusjon et nytt PIS, innkalles det til godkjenningsmøte.

Prosedyren for godkjennelse av et nytt PIS skal startes dersom, inkludert, men ikke begrenset til:

1. Relevante selskapsinstrukser for virksomheten må fravikes for å gjennomføre transaksjonen

2. PIS medfører ny type risiko for Eksportfinans og/eller har en annen type risikoprofil enn tidligere inngåtte avtaler

3. Markedet (bredt forstått herunder krav om nye interne operasjonelle rutiner) PIS handles i er nytt for Eksportfinans

4. Oppgjørsmetoden og/eller clearingen avviker fra tidligere aksepterte metoder

5. Dersom produktet krever særlig tilpassing til regnskaps-, skatte-, og/eller annet regelverk eller avtaler EF er bundet av

6. PIS dokumenteres ved bruk av ny type dokumentasjon (herunder også tilleggsavtaler til eksisterende rammeavtaler når dette gjelder instrument som tidligere ikke var omfattet av rammeavtalen).

7. En ny PIS må vurderes i forhold til registrering i Eksportfinans' konsernets interne IT-systemer (Numerix, Adaptiv el.a.) og om transaksjonen er tilstrekkelig dokumentert i forhold til juridiske spørsmål. Dersom produktet ikke kan behandles i Adaptiv eller Numerix må det utredes kostnader med å få utviklet moduler el.a. i disse systemene så Eksportfinans selv kan beregne pris. Kun i særskilte tilfeller kan det tillates at EF innhenter ekstern prising av produktet. Beregningsfeilen på risiko ved at det da ikke er med i EFs egne totale modellberegninger skal da vurderes og forklares skriftlig for protokollering.

Saksansvarlig informerer gjennom e-mail lederne for RMO, Risiko, Back Office, Økonomi/regnskap, Juridisk direktør og andre relevante områder/avdelinger om problemstillingen og den vurdering som er gjort.

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Godkjenningsmøte:
Dersom det er konkludert med at tilbudet innebærer et nytt PIS, kaller saksansvarlig inn til møte. Innkallingen følges av et internt notat, som skisserer tilbudet og problemstillingen som skal diskuteres.

Notatet skal skissere struktur og prising samt i hovedtrekk beskrive:
- PIS og markedet
- Kost/nytte vurdering
- Risikoprofil; type risiko og hvordan risikoen skal måles (leveres av Risiko)
- Implikasjoner for risikostyring; kan risiko overvåkes med eksisterende rutiner eller må det utarbeides nye rutiner? – Vurdering av registreringsrutiner og rapporter (leveres av Risiko)
- Regnskapsmessig, skattemessig og oppgjørsmessig behandling [leveres av Regnskap/Økonomi (to første) og Back Office/Forvaltning-Utlån og KK-adm. (siste)]
- Dokumentasjon (leveres av relevant avdeling)
- Instrumentkode (leveres av Back Office)

Den enkelte avdeling har ansvar for å vurdere om den blir berørt av problemstillingen og om den bør være representert på møtet og beslutter selv hvem som i så fall møter. Saksansvarlig fører referat fra møtene.

Referatet skal konkludere med forslag om

a) akseptere tilbudet
b) bringe saken inn for Ledergruppen eller
c) avstå fra bruk av PIS.

Referatet lagres i egen arbeidsgruppe i Word (i C360).

Deltakere i Godkjenningsmøtet er lederne for det aktuelle Området, RMO, Internbanken, Risiko, Økonomi/regnskap, Jurist Funding/Juridisk, Funding-Documentation og Back-Office. Lederne skal utpeke en til to alternater i sine avdelinger. Samtlige skal inngå i ny adresseliste som opprettes i Outlook.

Leder for Økonomi/regnskap, RMO, konsernjurisk og den Områdeleder som har mottatt tilbudet skal, etter å ha hørt innspillene fra de øvrige avdelinger, beslutte om Eksportfinans vil benytte seg av tilbudet eller ikke. Ved uenighet blant deltakerne bringes saken inn for Ledergruppen

Behandling i Ledergruppen
Saken bringes inn for Ledergruppen dersom:
- PIS kan være i konflikt med retningslinjene for virksomheten, styrevedtak o.l. eller med områdeledernes fullmakter innenfor retningslinjene.
- PIS kan medføre strategiske konsekvenser
- PIS kan føre til prinsipielle forretningsmessige konsekvenser (f.eks. linjebruk)
- PIS kan føre til økt risiko
- Det er uenighet i Godkjenningsmøtet

Dersom konklusjonen er at saken bør bringes inn for Ledergruppen, gjøres dette av leder for det området som har fremmet saken.

Arkivering
Referatene fra Godkjenningsmøtene lagres på egen arbeidsgruppe i Word (C360). RMO's administrasjonsansvarlige har ansvaret for opprettelse og vedlikehold av arkivet.

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VEDLEGG
Produkt/Instrument/Struktur (PIS) skjema
- en retningsgivende guide over hvilke PIS som er godkjente

Dette dokument er senest oppdatert den 20. august 2007

Dette skjemaet er retningsgivende for den skjønnsutøvelse som den enkelte medarbeider må utøve ved vurdering om nytt PIS.

Generelt gjelder, at følgende produkter og avtaler er godkjente:

1) alle tidligere eksekverte instrumenter og inngåtte avtaler
2) nye instrumenter og avtaler, som godkjent i henhold til gjeldende rutine(r).

Såfremt en avdeling ønsker å anvende pkt 1), så er avdelingens leder ansvarlig for å kunne føre bevis for, at formkravet et overholdt.

For samtlige instrumenter og avtaler forutsettes, at bruken er underlagt selskapets generelle retningslinjer hva angår rente-, valuta- og kreditrisiko og i for øvrig er i tråd med selskapets til enhver tid gjeldende operasjonelle strategier og planer.

Spesifikt kan instrumentene oppdeles i forskjellige kategorier:

Result area	Product	Coupon	Risk factor(s)	Redemption
Export lending	"Plain vanilla" export loans	Floating and fixed	Interest rate & currency fluctuations (+ simultaneous default by debtor and guarantor)	May be redeemed prior to maturity by debtor.
	Multicurrency options ([illegible])	N/A	Interest rate & currency fluctuations	Strike
	Call options on debtor defaults	N/A	Interest rate & currency fluctuations	Strike
	Samarbeidsavtaler	Floating and fixed	Interest rate & currency fluctuations	Par
	Put/prepayment rights for borrower (induce extra costs paid to EF for Samarbeidsavtaler)	N/A	Prepayment risk	
Municipalities lending	Municipalities lending (in domestic currency to borrower):			Non maturing loans
	Fixed and floating rate transactions	Floating and fixed	Interest rate, currency and credit spread fluctuations	Par
	Structured lending	Fixed, Fix2Float, Flo2Fix	Interest rate, currency and credit spread fluctuations	Par
Deposits				Deposits to banks (DEPO)
Liquidity portfolio	"Plain vanilla", fixed and floating rates Floating and fixed			
	ABS/MBS • Residential Mortgage Securities (RMBS) • US Student Loans • Loan Obligations (CLO) • Small and Medium Enterprises (SME's) • Commercial Mortgage	Floating rate	Interest rate, currency, credit spread and prepayment fluctuations	Par

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Result area	Product	Coupon	Risk factor(s)	Redemption
	Backed Securities (CMBS) • Loan portfolios See appendix for detailed specification.			
	Treasury	Floating and fixed	Interest rate fluctuations and credit spreads	Par
	Subordinated bonds	Floating and fixed	Interest rate fluctuations and credit spreads	Par
.				
Other assets – internal transactions and having impact on the IFRS group accounts, but will have affection Eksportfinans and Kommunekreditt IFRS accounts	Intragroup transactions (to KR and trade portfolios)	Floating and fixed	Interest rate, currency and credit spread fluctuations	Par
Liabilities	CP-program (ECP/USCP/DCP)	Fixed		Fixed
	EMTN/USMTN/ Urfdashi funding			"Plain vanilla", fixed and floating rates
	Structured funding with cap and/or floor	Floating rate with cap and/or floor	Interest, currency, equity, commodity fluctuations	Par
	Structured funding linked to interest rates (FIXED, FRN, SNOWBALL, SNOWBLADE, REV_FRN, RAN,CMS)	Coupon linked to different interest rates like Treasury rates, swap rates, CMS-rates.	Interest rate & currency fluctuations	Redemption linked to different interest rates like Treasury rates, swap rates, CMS-rates.
	Structured funding linked to currencies (DC, RDC, PRDC, TARN, FX LINKED)	Coupon linked to a currency or a basket of currencies.	Fluctuations in interest- and FX rates	Redemption linked to a currency or a basket of currencies.
	Structured transactions linked to "credit events" (CLN)	Fixed or floating	Credit events normally defined as default, failure/delayed payment and/or restructuring. Also fluctuations in interest- and currency rates	Linked to credit event, and if not to par. Can also be linked to basket of credits
	Structured transactions linked to stock(s)/ index (EQ_LINK, FUND_LINK)	Coupon linked to stocks, baskets of stocks, funds or indices	Single stock, equity basket and stock index volatility. Also fluctuations in interest- and currency rates	Redemption linked to stocks, baskets of stocks, funds or indices.
	Structured transactions linked to commodities (COM_LINK)	Coupons linked to commodities (and baskets of commodities)	Fluctuations in commodities. Also fluctuations in interest- and currency rates	Redemption linked to commodities or basket of commodities.
	Structured transactions linked to property-indices (PROP_INDX)	Coupon linked to property-indices	Property index volatility. Also fluctuations in interest- and currency rates.	Redemption linked to property-indices.
	Zero coupon transactions (ZERO_CPN)	No coupon	Fluctuations in the redemption-linked risk factor. Also fluctuations in interest- and currency rates	Redemption linked to interest rates, FX rates, Equities, Funds.

All structures above can contain features (single or in combination) like triggers, call, put (incl. TARNs), European options, American options, caps, floors, collars, Bermudan options, digital options and range accrual features.

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Result area	Product	Coupon	Risk factor(s)	Redemption
No limitation to before maturity				
Other liabilities				"Plain vanilla", fixed and floaters, incl. plain subordinated debt
	Subordinated debt (callable)	Fixed or floating		
Buybacks				All structures above
Derivatives	FX			
	FRA	N/A	Interest rate	Interest rate
	Caps/Floors (for hedging purposes)	Floating interest with cap or floor	Interest rate/ interest volatility	Par
Derivatives	Swaps (fixed-float / float-float (only offsetting positions in portfolios))	Interest rates	Interest rate & currency fluctuations	Par
	Credit derivatives (CDS)	Fixed	Interest rate and credit risk on underlying bond/issuer	If default then a fixed payment, or pay nothing

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5.2 Rutine: "Forberedelse til og referat fra kundemøter"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.02.2010	**Oppdatering utført av:**	OTB

Regel:	I forbindelse med kundemøter skal salgsmedarbeideren har forberedt seg. Stikkord i den forbindelse: • Hensikten med møtet • Forberede seg til møtet (årsrapporter, engasjementoversikt og lignende) • Hvis flere fra EF deltar, må man avtale på forhånd en arbeidsdeling/strategi for møtet • Etter møtet: o Debriefing. Umiddelbart etter møtet en kort debriefing med tilbakemeldinger o Lage en oppfølgingsplan etter møtet o Skrive et referat (med oppfølgingsplan) som lagres på C360 under "minutes of meeting" Referatet sendes til "Utlån"
Hjemmel:	Diskusjon i salgsmøtet xx.xx.2010
Bakgrunn:	Eksportfinans ønsker å fremstå som en profesjonell finansinstitusjon
Praktisering:	Med sunn fornuft
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

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5.3 Rutine: "Arkivering av dokumenter i Utlånssaker"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	13.04.2010	**Oppdatering utført av:**	S

Det er enkelte generelle utgangspunkter for arkivverdige dokumenter:

A. Dokumenter som gir informasjon om utbetalingen
B. Dokumenter som sikrer oss at vi får pengene tilbake
C. Dokumenter som kan være til nytte i uenighet med leverandør; kjøper; låntaker eller garantister
D. Dokumenter saksbehandler selv eller kolleger kan ha nytte av senere i saksbehandlingen
E. Dokumenter som viser at vi har handlet i samsvar med lover og regler
F. Dokumenter som viser at vi handler innen for 108-avt og OECD-regler

Det vil alltid bero på et konkret skjønn av hva som nærmere er arkivverdig og hva som kan kastes eller betraktes som privat.

Ved usikkerhet hos uerfarne saksbehandlere bør man konferere med sin sjef eller en senior.

Arkivering skal skje løpende.

Nedenfor har er det listet opp dokumenter som typisk skal arkiveres. Listen er ikke uttømmende:

- indikasjoner
- søknader
- møtereferater
- korrespondanse med garantister
- korrespondanse med leverandør
- korrespondanse med kjøper
- korrespondanse med låntaker
- kopi av internvedtak
- alle lånedokumenter [*Regel:* alle originale lånedokumenter skal lagres i "safen", men ikke alle lånedokumenter trenger å bli "scannet" i C360 (pga. noen dokumenter er så store at de ikke lar seg "scanne" inn)]
- all korrespondanse etter undertegnelse av låneavtale til full innfrielse

Tidvis er det også aktuelt å ta vare på utkast til deler av dokumentasjonen. Her må man selvsagt bruke skjønn.

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5.4 Rutine: "Stikkprøvekontroll i depotet"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.01.2011	**Oppdatering utført av:**	JOD

Regel:	Det skal gjennomføres årlige stikkprøvekontroller i depotet. Med "depot" menes hvelvet, dvs. der hvor safe-dokumentene i hver enkelt lånesak er arkivert.
Hensikt:	Stikkprøvekontrollen skal verifisere at Eksportfinans har alle de nødvendige safe-dokumenter i en lånesak arkivert i original versjon. Det vises til rutine 5.3 i Utlånshåndboken som gir retningslinjer for hvilke dokumenter som er arkivverdige.
Gjennomføring:	I andre halvår hvert år skal fem tilfeldige lånesaker kontrolleres. De fem sakene plukkes ut blant alle kontraktsfinansieringslån, selskapslån og prosjektlån som har hatt første utbetaling siden 1. juli året før. De fem sakene skal plukkes ut av hele utvalget av mulige saker, og utvelgelsen skal gjøres av en person som ikke er ansatt i områdene Utlån eller Konsernjuridisk og compliance. To medarbeidere i Låneadministrasjonen skal utføre kontrollen sammen i hver lånesak. Ingen av disse to skal selv ha vært eller være forvalter av saken. Kontrollen består i å sjekke at alle originale lånedokumenter er lagret i hvelvet. Dersom det er tvil om hvilke dokumenter som regnes som "originale lånedokumenter" i saken, forespørres saksjuristen. Lånesaker som ikke er ferdig utbetalt på kontrolltidspunktet kan ha originale lånedokumenter lagret i safen ved Låneadministrasjonen.
Dokumentasjon av kontrollen:	Når kontrollen er gjennomført, skal begge medarbeiderne som har utført kontrollen signere på et dokument med følgende tekst: "Det er gjennomført stikkprøvekontroll av depotet i lånesak xxx iht. rutine 5.4 Rutine for stikkprøvekontroll av depot i Utlånshåndboken. Det bekreftes at alle originale lånedokumenter er arkivert iht. Rutine 5.3. i Utlånshåndboken." Dokumentet dateres, signeres og arkiveres på lånesaken i C360.
Ansvar for gjennomføring:	Leder av Prosjektavdelingen har ansvaret for at rutinen blir fulgt.

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5.5 Rutine: "Registrering av kreditteksponering i forbindelse med Utlånssaker"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	15.01.2009	**Oppdatering utført av:**	OER

Formålet med rutinen:	Formålet med denne rutinen er å sikre at kreditteksponeringen i forbindelse med utlånssaker ikke overstiger rammene samt skape påregnelighet i saksarbeidet gjennom reservasjon av rammer.
Sjekk av ledige kredittrammer på garantister eller debitorer	Selger er ansvarlig for å sjekke om den aktuelle garantisten / debitoren er godkjent og om det er ledig ramme. Disse opplysningene finnes ved å sjekke status i eksponeringsoversikten til RMO (BO-rapport). Ved utlån til en debitor (innbefattet konsernforhold) som overstiger NOK 5 milliarder, skal områdeleder utlån kontaktes med tanke på avklaring i forhold til retningslinjene for største lovlige engasjement.
Reservasjon av ramme hos RMO	Hvis det er tilstrekkelig ledig ramme i eksponeringsoversikten, skal selger reservere en ramme for den aktuelle saken ved notifikasjon til RMO. Notifikasjonen (reservasjonen) til RMO skal inneholde saksnummer, kundenavn, antatt utbetalingsdato samt eventuell bortfallsdato for reservasjonen[10]. Det skal mottas bekreftelse fra RMO om at reservasjonen er OK før det utstedes term sheet med garantistens navn eller at vi på annen måte signaliserer eksternt at vi har ledig ramme. Det kan også gjøres reservasjoner av rammer i forbindelse med proposals, men da kan reservasjonen senere bli fjernet som følge av forretningsmessige prioriteringer. Tilbakemeldingen fra RMO om at reservasjonen faktisk er gjort skal lagres på saken i C360.
Opprettelse av rammer på nye kredittmotparter	Nye garantister / motparter som tilfredsstiller kredittretningslinjene (se disse), forelegges områdeleder som har ansvaret for at utlån følger kredittretningslinjene og som har fullmakt til å opprette nye rammer innenfor retningslinjene. Områdeleder gir beskjed til RMO om å opprette den nye kredittrammen. RMO fungerer som kontrollinstans for beslutningen tatt av områdeleder.
Spesielt om ad-hoc rammer	Hvis det ikke er ledig ramme, eller garantisten ikke oppfyller standardkravene til garantister, kan selger fremme kredittsak til områdeleder med tanke på opprettelse av eventuell ad hoc ramme. Områdeleder vil eventuelt bringe saken inn for kredittkomiteen. Kredittkomiteen bringer eventuelt saken videre inn for styret. Selger, eventuelt prosjektøkonom som har overtatt saken, er ansvarlig for at beslutning fattet i kredittkomiteen eller i styret sendes til RMO for registrering i eksponeringsoversikten. Ved ad hoc rammer registreres også lånenummeret i eksponeringsoversikten for å forenkle vedlikeholdet av listen (gi beskjed om dette til RMO).

[10] Hvis opplysningene ikke er fullstendige vil RMO sannsynligvis avvise reservasjonen.

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Kredittgodkjennelse av agentbanker	Agentbanker, som det går penger gjennom, skal oppfylle kravene til Eksportfinans' garantister (dog må det ikke være ledig kredittlinje). Hvis agentbanken ikke tilfredsstiller dette kravet, skal saken forelegges områdeleder og eventuelt kredittkomiteen før Eksportfinans aksepterer å benytte agentbanken. Det er også viktig at agentbanken har den nødvendige kompetansen og nærhet til aktørene for å fylle rollen som agentbank (*se også 5.6. Rutine 5.6. "Krav til agentbanker som mottar betaling på Eksportfinans vegne"*).
Kredittkomiteen	Se retningslinjene for kreditteksponering for informasjon om mandat og sammensetning av kredittkomiteen. Områdeleder innkaller kredittkomiteen når eksportutlån har behov for dette.
Fjerning av reservasjoner	Reservasjoner blir fjernet av RMO når utbetalingen vises på IBIS-rapport "utbetalte lån". Fjerning av reservasjoner dersom saken ikke lenger er aktuell er viktig for å skape nye forretningsmuligheter. Fjerning av reservasjonen ved bortfall gjøres ved melding til RMO. Ansvaret for å gi slik melding avhenger av sakens stadium i livsløpet: • Selger melder bortfall dersom saken er i salgsfasen • Prosjektøkonom melder bortfall dersom saken er i gjennomføringsfasen • Ansvarlig i låneadministrasjon melder bortfall ved innfrielse av lånet eller ved skifte av garantist.

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5.6 Rutine: "Kredittkomiteen"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.02.2010	**Oppdatering utført av:**	OER

Formålet med kredittkomiteen:	Formålet med kredittkomiteen er å ha et beslutningsorgan bestående av medlemmer av ledergruppen som skal ta avgjørelser vedrørende kreditteksponering som ligger innenfor adm. direktør sin fullmakt fra styret. Saker som reiser spørsmål knyttet opp mot selskapets vedtekter eller gjeldende retningslinjer for virksomheten, skal besluttes av selskapets styre. I slike saker vil kredittkomiteen (adm. direktør) innstille overfor styret.
Oppgaver for kredittkomiteen:	Følgende er eksempler på sakstyper som vil bli besluttet av kredittkomiteen: 1. Vurdering av om utlånssaker som er å anse som kurante ut fra retningslinjene eller ikke (låneformål). 2. Stenging eller reduksjon av standardrammer når vi får signaler om at kredittmotparter kan representere en uønsket risiko. 3. Beslutning om tiltak knyttet til oppfølging av engasjementer som er vurdert som utsatte. 4. Vurdering av kredittmotparter som er i grenseland i forhold til retningslinjene for kreditteksponering. 5. Bruk av rammer ved interessekonflikter mellom de ulike enheter i konsernet.
Sammensetning av kredittkomiteen:	Kredittkomiteen har følgende faste medlemmer: Administrerende direktør Utlånsdirektør Juridisk direktør Økonomidirektør Direktør for RMO har møterett (er ikke medlem ut fra kontrollfunksjonen som er tillagt direktør for RMO).
Rollefordeling og arbeidsform:	Alle beslutninger tas av administrerende direktør i Eksportfinans ASA, basert på anbefalinger fra komiteens medlemmer. Den aktuelle områdeleder skal ha godkjent saker fra eget område før distribusjon til komiteens medlemmer. Saksansvarlig vil normalt bli innkalt for å presentere saken. Det føres ikke referat fra møtet, men vedtakene protokolleres på den enkelte sak i C360. **Saksansvarlig har ansvaret for korrekt arkivering av vedtaket.**
Møtefrekvens:	Kredittkomiteen innkalles ved behov. Medlemmer av ledergruppen kan innkalle komiteen til møte.

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5.7 Rutine: "Vurdering av gjennomføringsgrad for lånebeløp mindre enn100MNOK"

Eier av rutinen	Områdeleder – utlån (Utlånsdirektør) Direktør forretningsutvikling		
Sist oppdatert:	03.11.2011	**Oppdatering utført av:**	IVS

<table>
<tr><td>Formål med rutinen</td><td>Rutinen skal sørge for at Eksportfinans gir maksimal kundeverdi gjennom rådgivning så tidlig som mulig i låneprosessen. Rutinen skal følges i alle saker med lånebeløp < 100 MNOK men kan ha relevans også i større saker.</td></tr>
<tr><td>Trestegs prosess for vurdering av gjennomførings-grad</td><td>Selger skal så tidlig som mulig i prosessen for å etablere et lån gjøre en helhetlig vurdering av lånesakens gjennomføringsgrad, inkludert kritiske suksessfaktorer og nivået på interne og eksterne kostnader knyttet til transaksjonen. I de tilfeller det er relevant, skal selger områ seg med kolleger i Prosjekt og Juridisk samt garantisten(e).

Vurderingen tar utgangspunkt i en trestegs prosess:

Kvalifiserer saken til forenklet dokumentasjon?
Nei
Ja
Ja
Nei</td></tr>
<tr><td>Forenklet dokumentasjon</td><td>GIEK har satt i gang et forsøk med forenklede krav til dokumentasjonen hvor GIEKs eksponering på debitor er under 15 MNOK. Formålet er å redusere transaksjonskostnadene på mindre lånebeløp. I stedet for fullstendig låneavtale etter internasjonalt mønster vil GIEK forutsette at det etableres en fordring på låntaker/kjøper i form av et negotiabelt gjeldsbrev etter norsk rett. Det vil forutsettes at fordringen er uavhengig av den kommersielle kontrakten. Innsigelser mot den norske leverandøren fra kjøper skal ikke kunne gjøres gjeldende i den finansielle transaksjon GIEK garanterer for. GIEK vil i sitt tilsagn om å stille garanti overfor Eksportfinans angi dokumentasjonsmåten.</td></tr>
<tr><td>Minstegrenser for lånebeløp</td><td>Ledergruppen har besluttet følgende "minstegrenser" for lån fra Eksportfinans:

Låntakerland — Lånebeløp
OECD — > 5 MNOK
Ikke-OECD — > 10 MNOK

Kan forenkelt dokumentasjon med begrenset krav til sikkerheter benyttes er minstegrensen 3 MNOK.</td></tr>
</table>

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Elementer i den kvalitative vurderingen	I den kvalitative vurderingen skal selger ta blant annet ta hensyn til følgende elementer: **Låntaker** Selger skal gjøre en foreløpig vurdering av låntakers og eksportørs profesjonalitet og gjennomføringsevne ved bruk av følgende sjekkpunkter: - Erfaring og track-record i den relevante bransjen - Nøkkeltall (driftsinntekter og resultat) de siste tre til fem årene - Eierskap: soliditet og rykte - Garantister: Hvilke er aktuelle? Fra hvilket land er residualgarantisten? Er det behov for oppgradering av residualgarantist? - Hvis GIEK: vurdering av GIEKs vilkår når de blir tilgjengelige. Sjekke om GIEK aksepterer forenklet dokumentasjon. Hvis ikke, om det foreligger krav til etablering av pant eller andre sikkerheter. **Låntakerland** Eksportfinans har erfaring med utfordrende etableringsprosesser i flere land, inkludert Frankrike (etablering av sikkerheter), India (lite forutsigbart i forhold til Reserve Bank of India og kildeskatt) samt Russland (dårlig forutsigbarhet ad juridiske forhold og lite oversiktlig regelverk). I nye land for Eksportfinans kan selger konsultere samarbeidspartnere som GIEK og banker samt rapporter, som for eksempel IFCs Doing Business, som inneholder evalueringer av regulatoriske rammevilkår i 183 land: http://www.doingbusiness.org/ **Bransjeprioriteringer** NHD har i tildelingsbrevet for 108-ordningen i 2011 vektlagt fornybar energi, og spesielt offshore vindenergi, og nyskapende og innovative bedrifter. Dette veies positivt i vurderingen av saken. Eventuelle andre prioriteringer fra NHD skal hensynstas. **Andre hensyn** I saker med marginal lønnsomhet skal løpetid og GIEK-andel tas med i vurderingen.
Klassifisering av gjennomførings-grad	Vurderingen skal konkluderes i en klassifisering av lånesaken som inkluderes i overføringsskjemaet: 3 – Kurant lånesak uten utfordringer av betydning 2 – Lånesak som kan gjennomføres hvis følgende kritiske suksessfaktorer oppfylles/risiki mitigeres: [liste] 1 – Lånesak som ikke kan gjennomføres
Kommunikasjon med eksportør og potensiell låntaker	Selger skal sørge for åpen og klar kommunikasjon med eksportør og låntaker om Eksportfinans' vurderinger.
Overføringsskjema	Vurderingen og saksklassifisering skal inkluderes i Overføringsskjema.

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5.8 Rutine: "Krav til agentbanker som mottar betaling på Eksportfinans vegne"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	Agentbanker som mottar betaling på våre vegne skal tilfredsstille våre krav til kredittmotparter på tidspunktet for inngåelse av agentavtalen.
Hjemmel:	Da dette er kreditteksponering, kan det utledes av retningslinjene for slik eksponering.
Bakgrunn: **Praktisering:**	Forhindre at selskapet taper penger som følge av mislighold fra agentbanken. Kontrolleres og sjekkes ut av prosjektøkonom på saken ved signatur på sjekklisten. *(Se også 5.4. Rutine: "Registrering av kredittieksponering i forbindelse med Utlånssaker" – pkt. "Kredittgodkjennelse av agentbanker")*.
Ansvar for oppfølging:	Prosjektøkonom på saken.
Avvik fra regelen:	Regelen er ufravikelig

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5.9 Rutine: "Prosjektoverlevering"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	11.03.2010	**Oppdatering utført av:**	MES

Hvilke saker skal regisreres?	Saker med mer enn 50 % sannsynlighet for gjennomføring skal registreres i pipeline oversikten på saksoversikten lagret i C360. Leder for Prosjekt skal forespørres om team på saken i god tid før oppstart.
Gjennomføringsteam	Leder for Prosjekt har ansvaret for å opprette gjennomføringsteam i samarbeid med leder for juridisk seksjon. I tillegg til selger består teamet av en prosjektøkonom, en jurist og en medarbeider fra låneadministrasjonen.
Selgers plikter	Saker for gjennomføring skal overleveres til Prosjektavdelingen i god tid før utbetaling. I utgangspunktet skal saken være bevilget internt, term sheet på saken være sendt låntaker og det skal være overveiende sannsynlighet for at Eksportfinans skal finansiere transaksjonen. Garantist(er) for lånet skal være avklart og garantiramme avklart med og registrert hos Risiko. Selger har ansvaret for å ferdigstille saken for overlevering og innkalle team til prosjektoverleveringsmøte. Selger skal minimum 2 dager før overleveringsmøtet levere en oppsummering av saken iht. vedlagt prosjektoverleveringsskjema til teammedlemmene. I tillegg til utfylt prosjektoverleveringsskjema skal relevante dokumenter som tilsagn, garantitilsagn og kopi av kommersiell kontrakt vedlegges, samt andre relevante dokumenter. Alle dokumenter og korrespondanse i saken skal være arkivert og oppdatert i C360 ved overlevering. Etter overlevering har selger ansvaret for å orientere kunden om Eksportfinans' gjennomføringsteam og teammedlemmenes kontaktdetaljer.

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5.10 Rutine: "Bevilgning av Utlånssaker - prosessbeskrivelser"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.02.2010	**Oppdatering utført av:**	OER

Se styrets retningslinjer og fullmakter for eksportutlån (kap. 10.2) for informasjon om hvem som kan innvilge hvilke utlånssaker. Utlånsdirektør skal alltid avgi innstilling i saker som går videre til adm. direktør eller til styret.

A. ADMINISTRATIVT BEHANDLEDE SAKER:	
Ansvar for innholdet i saker som fremlegges til beslutning:	Saksansvarlig i utlån har det fulle ansvaret for at opplysningene i IBIS, lånesaksslippen og evt. vedlegg er korrekte og fullstendige.
Kvalitetskrav:	Dokumenter som fremlegges i forbindelse med bevilgning av utlånssaker skal generelt ha høy kvalitet med tanke på både innhold og språk. Språklige feil og åpne (ubesvarte) felt skal unngås. Låntaker og garantister skal fremgå med fullstendige juridisk navn, forkortelser av navn tillates ikke.
Prosedyre for fremleggelse av utlånssaker til bevilgning:	Lånesaken er klar for fremleggelse til bevilgning når transaksjonens hovedvilkår og garantistene for lånet er besluttet. Prosedyren er som følger: 1. **Låntaker** (korrekt juridisk navn) opprettes som nye "Client" i IBIS dersom låntaker ikke er registrert tidligere. Se egne rutiner for IBIS. 2. **Lånet** registreres i IBIS. Se egne rutiner for IBIS. 3. **Lånesaksslipp** generes fra "IBIS Light" (integrasjon IBIS / Word). Velg type slipp utfra hva slags utlån som skal bevilges. Se beskrivelse av kvalitetskravene til slippen over. Standardene som kommer fra "IBIS Light" forteller hvilke momenter som skal beskrives i lånesaksslippen. Følgende momenter understrekes vedr. lånesaksslippen: **Opplysninger om debitor** Juridisk korrekt navn på debitor (kommer fra IBIS hvis korrekt registrert) Jurisdiksjon (låntakers hjemland, kommer fra IBIS) Selskapsform (skal fremkomme av det juridiske navnet, men kan trenge forklaring spesielt ved utenlandske selskaper) Eiere og evt. konserntilknytning (hovedeiere hvis det er mange) Låntaker sine virksomhetsområder Balansestørrelse, omsetning og resultat ved siste regnskap Evt. annet relevant om låntaker

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Prosjektbeskrivelse Lag en beskrivelse som gir leseren en god forståelse av hva prosjektet og finansieringen dreier seg om. **Garantistene** Garantistene beskrives med sin andel av garantien og med fullstendig juridisk navn med tanke på hvilken enhet i banken som vil utstede garantien. **4. Kontroll av lånesakslippen** Alle lånesaksslipper skal kontrolleres av en kollega før de fremlegges for bevilgning. Som hovedregel av bransjeansvarlig eller produktansvarlig (internasjonaliseringslån / samarbeidsavtaler) "apoteker". Ansvaret for innholdet forblir hos den saksansvarlige til tross for utsjekk av en kollega. **5. Saker som avviker fra retningslinjene for utlån** Hvis utlånssaken på noe punkt avviker fra styrets eller administrasjonens retningslinjer for utlån, skal saksansvarlig eksplisitt gjøre den bevilgende instans klar over avviket. **6. Vedlegg til utlånssaken** Følgende dokumenter skal følge saken fram til den bevilgende instans: a) Lånesøknaden, evt. notat som danner søknad b) Dokumentasjon på fastsettelse av CIRR c) Lånesaksslippen d) Relevante, saksrelaterte notater **7. Vedtak fattes** Den som har fullmakt til å fatte vedtaket gjør dette gjennom påskrift og signatur på lånesaksslippen. Se pkt. B under for styresaker. **8. Registrering av vedtaket i IBIS** Saksansvarlig sørger for at en person med rettigheter i låneadministrasjon registrerer vedtaket i IBIS. **9. Arkivering av vedtaket** Selger har ansvaret for at vedtaket (lånesaksslippen med påskrift) scannes og arkiveres på saken i C360.
B. SAKER SENDT STYRET TIL HØRING	
Regel:	Saker med lånebeløp over NOK 400 millioner eller der hvor ny saldo på låntaker / konsernet overstiger 1 milliard, skal sendes styret til høring 2 dager før vedtaket fattes av administrerende direktør. Rutinen **følger pkt. 1 til 9 over**, med følgende endringer som kommer inn mellom pkt. 6 og pkt. 7. Saksansvarlig har ansvaret for å få fram de 2 dokumentene nevnt under:
Intern sirkuleringsslipp	Saken sendes til kontroll og utsjekk (se standard følgeskriv) til følgende instanser: 1. 108, OECD og miljøretningslinjer (TØ, JOD eller MES)

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2. Utlånsdirektør 3. Juridisk direktør 4. Adm. direktør 5. Styresekretariatet (TC) for utsendelse på mail til styret
Følgeskriv til styret	Det lages et følgeskriv til styret basert på den gjeldende standard for oversendelse av utlånssaker til styret for bevilgning. Utlånsdirektør har ansvaret for innholdet i denne standarden. Det er viktig at følgeskrivet til styret har høy kvalitet med tanke på innhold, språk og layout. Følgeskrivet undertegnes av adm. direktør før utsendelse.

75

5.11 Rutine: "Market disruption klausul"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	Alle låneavtaler skal inneholde en "market disruption"- klausul som trer i kraft dersom rentefastsettelsen på lånet ikke lar seg gjennomføre på ordinær måte som følge av ekstraordinære hendelser i finansmarkedet.
Hjemmel:	Besluttet av utlånsdirektør.
Bakgrunn:	Sikre selskapet en forsvarlig rentefastsettelse i en situasjon hvor markedet ikke fungerer normalt.
Praktisering:	Inntas i "Outline", term sheet og låneavtalen. Formuleringen skal være basert på godkjente standarder.
Ansvar for oppfølging:	Utlånsansvarlig hva gjelder outline og term sheet og saksjurist hva gjelder låneavtale.
Avvik fra regelen:	Regelen er ufravikelig

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5.12 Rutine: "Krav om til enhver tid å ha en tilfredsstillende sikkerhet for lånet - Ratingtriggere"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	Ved sikkerhet fra eller lån til banker og stater (unntatt norsk stat) gjelder følgende regler: 1. Internasjonale banker (unntatt de tre eierne DnBNOR, Fokus og Nordea), skal alltid ha en objektiv rating-trigger hvor A- / A3 er laveste akseptable nivå. Faller banken under dette nivået, skal Eksportfinans ha rett til å kreve å få en ny garantist (vår opsjon). 2. For de tre største eierbankene og for de øvrige norske banker, skal vi alltid ha en ensidig, subjektiv rett til å kreve ny garantist dersom Eksportfinans finner at garantisten ikke lenger er akseptabel. 3. Når de tre største eierbankene opptrer sammen med internasjonale banker i syndikater, skal en objektiv rating-trigger på A-/A3 alltid brukes for alle bankene, også for de tre eierbankene. Eksportfinans skal ha en rett til å kreve ny garantist, men utøvelse av rettigheten vil bli avgjort etter konkret vurdering i den enkelte sak.
Hjemmel:	Vedtak i kredittkomiteen 9. oktober 2009
Bakgrunn:	Selskapets vedtekter krever at utlån til enhver tid er sikret i henhold til vedtektenes krav. Det betyr at vi må få på plass en ny garantist dersom en garantist ikke lenger tilfredsstiller vedtektenes krav. Denne forpliktelsen påhviler låntaker.
Praktisering:	Inntas i outline, term sheet og låneavtalen. Formuleringen skal være basert på godkjente standarder.
Ansvar for oppfølging:	Utlånsansvarlig hva gjelder outline og term sheet og saksjurist hva gjelder låneavtale.
Avvik fra regelen:	Regelen er ufravikelig

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5.13 Rutine: "Endringer i lånegrunnlaget etter inngåelse av låneavtalen"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	Alle låneavtaler skal inneholde en klausul som pålegger låntaker å betale tilbake lånet helt eller delvis eller at ubenyttet del av lånet termineres helt eller delvis dersom kontraktsbeløpet reduseres etter at låneavtalen er inngått.
Hjemmel:	OECD avtalens bestemmelser om maksimale lånebeløp (80%/ 85% av kontrakten). Se for øvrig Kap 2.2.18 Finansiering av utenlandsk innhold.
Bakgrunn:	Sikre at lånet ikke overstiger maksimumsgrensene i OECD-avtalen
Praktisering:	Inntas i låneavtalen. Formuleringen skal være basert på godkjente standarder.
Ansvar for oppfølging:	Saksjurist hva gjelder låneavtale.
Avvik fra regelen:	Regelen er ufravikelig.

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5.14 Rutine: "Agentbankens forpliktelser"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	A. Renter, avdrag, garantipremier og "fees". - Innkassere og overføre pengene til Eksportfinans og GIEK - Varsle Eksportfinans og GIEK om det ikke betales - Purre låntaker B. Dokumenter (forsikringer, regnskaper compliance certificate etc.) - Motta og videresende Eksportfinans dokumenter låntaker er forpliktet til å levere i henhold til låneavtalen - Varsle Eksportfinans og GIEK om debitor ikke leverer - Purre låntaker C. Ansvar for agentens gjøremål - Agenten er ansvarlig for egen uaktsomhet dersom agenten ikke følger opp som beskrevet i A og B
Hjemmel:	Besluttet av juridisk direktør.
Bakgrunn:	Dette er vårt ansvar som garantimottaker ved GIEK-saker. Eksportfinans har valgt å outsorce denne jobben.
Praktisering:	Må stå beskrevet i Termsheet og senere i låneavtalen.
Ansvar for oppfølging:	Saksjuristen i dokumentasjonsfasen. Etter utbetaling LA
Avvik fra regelen:	Godkjennelse fra juridisk direktør og utlånssjef. Alternativ og supplerende prosedyre må etableres.

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5.15 Rutine: "Ved engelsk rett – bekreftelse fra Eksportfinans advokat på at GIEK sine krav er oppfylt"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.01.2011	**Oppdatering utført av:**	JOD

Regel:	Dersom låneavtalen har engelsk rett, skal Eksportfinans' advokat under engelsk rett bekrefte overfor Eksportfinans at GIEK sine vilkår er oppfylt før utbetaling av lånet.
Hjemmel:	Besluttet av juridisk direktør.
Bakgrunn:	I forhold til GIEK må vi kunne dokumentere at vi har vært tilstrekkelig aktsomme før utbetaling av lånet.
Praktisering:	Slik bekreftelse innhentes før utbetaling og godkjennes gjennom avmerking i sjekklisten for lånet. Det er tilstrekkelig at utkast til Legal Opinion foreligger før utbetaling. Utkastet skal i så tilfelle være datert og skal arkiveres i C360.
Ansvar for oppfølging:	Saksjurist.
Avvik fra regelen:	Regelen er ufravikelig.

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5.16 Rutine: "Utsjekk av låneavtaler"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.02.2010	**Oppdatering utført av:**	OER

Regel:	Alle låneavtaler skal godkjennes opp mot gjeldende retningslinjer for utlån av følgende personer: 1. Saksjurist (hele låneavtalen) 2. Prosjektøkonom (hele låneavtalen) 3. Ansvarlig i låneadministrasjon med tanke på utbetaling, tilbakebetaling og agentfunksjoner 4. Internbanken med tanke på beskrivelse av rentebetalinger og førtidig innfrielse ("prepayment") Godkjenningen fra de relevante personer finner sted ved signatur på sjekkliste. Sjekklisten scannes og arkiveres på saken i C360.
Hjemmel:	Besluttet av utlånsdirektør
Bakgrunn:	Sikre at låneavtalene er forsvarlige og i henhold til retningslinjene for utlån.
Praktisering:	Utsjekk finner sted av de personene nevnt under 1 – 4 over før undertegning av låneavtalen.
Ansvar for oppfølging:	Prosjektøkonom har ansvaret for at utsjekk og signatur finner sted som beskrevet over.
Avvik fra regelen:	Regelen er ufravikelig

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5.17 Rutine: "Fastsettelse av kontantdepot ("capping" av garantier)"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	19.04.2010	**Oppdatering utført av:**	OER/FFB

Regel:	Hovedreglen er at alle lån fra Eksportfinans skal være garantert av GIEK og/eller en bank. Bankgarantier i favør av Eksportfinans skal være uten begrensing for maksimalt ansvar. Eventuelt kan en del av lånet sikres med et kontantinnskudd i henhold til denne rutinen. Rutinen kan også brukes for de tilfeller at en garantist krever et øvre tak på sitt garantiansvar og Eksportfinans unntaksvis imøtekommer dette kravet. I hht. avklaring fra NHD av 24.06.2008, kan det ikke lenger tilbys lån til CIRR vilkår med 100% dekning i et kontantdepot.
Krav til kontantdepoets størrelse:	Kontantdepoet skal til enhver tid minimum tilsvare den forholdsmessige andelen av: ▪ lånets hovedstol ▪ en rentetermin og ▪ 3 måneders morarenter (inkl. vanlig rente), ▪ samt et diskresjonært beløp for dekning av kostnader ved eventuell inkasso på lånet så som advokatkostnader eller reisekostnader. Dette beløpet fastsettes etter beste skjønn av saksbehandler i samråd med intern jurist på saken.
Nedtrapping av kontantdepoet:	Nedtrapping av kontantdepoet skal i utgangspunktet bare skje etter søknad. Ved eventuell nedtrapping må momentene under punktet "Krav til kontantdepoets størrelse" ivaretas.
Utarbeidelse av lånedokumentasjoen:	Under beskrivelse av et kontantdepot i låneavtalen bør det spesifiseres at dette er opprettet for å avdekke den risiko på lånet som ikke blir dekket av hovedgarantisten (og ikke spesifiseres at det er opprettet for å dekke en bestemt prosentandel av lånet.) Saksjurist er ansvarlig for selve sikkerhetsstillelsen. Ved kontantdepot i en utenlandsk bank (unntak!) må det etableres ratingtrigger som ved vanlig garantier.
Reservering av ramme:	Det må reserveres ramme på banken hvor kontantdepoet skal etableres på tilsvarende måte som ved en garanti.
Bevilgning:	Det utarbeides et kort notat med bakgrunn for hvorfor det i dette tilfellet må etableres et kontantdepot evt. kreves et tak på garantien, men innstilling på et nødvendig beløp. Beslutningen tas av den som har fullmakt til å bevilge den totale utlånssaken.

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5.18 *Rutine: "Kompensasjon ved førtidig innfrielse av utlån (prepayment)"*

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	29.6.2010	**Oppdatering utført av:**	OER

Regel:

A. Markedslån

1. Endringer i Libor-satsen (eller swaprenten ved fastrentelån) skal alltid kompenseres fullt ut basert på kalkulasjoner utført og bestemt av Eksportfinans.
2. Kompensasjon for endringer i internprisen (innlånskostnaden) skal være som følger:
   a. Primært diskresjonært som beregnet av Eksportfinans
   b. Subsidiært i form av en forhåndsavtalt "prepayment fee"
   c. Tertiært fravikes kompensasjon for endringer i internprisen. Fullmakt til å fravike slik kompensasjon er gitt til områdeleder i utlån med rapportering til ledergruppen. Utestående volum i nye saker uten slik kompensasjon skal ikke overstige NOK 10 milliarder og det skal søkes diversifisering på løpetider og debitorer for denne rammen. Det skal føres oversikt over rammeutnyttelsen.

Kompensasjonen beregnes som nåverdien av forskjellen i rentesatsen og nåverdien av forskjellen i internprisen kalkulert på innfridd hovedstolsbeløp og over gjenværende profil for renteperioden hva gjelder Libor-satsen (evt. swaprenten) og for marginbindingsperioden hva gjelder internprisen på lånet. Kompensasjonen blir summen av disse to beregninger. Lånet kan ikke innfris til under pålydende verdi (pari) selv om kalkulasjonene skulle tilsi dette og beregning av kompensasjon for endret internpris som går i kundens favør kan ikke motregnes mot en endring i rentenivået som går i kundens disfavør.

Vedrørende **"prepayment fee"**, så kommuniseres nivåene for slik "fee" samtidig med internprisene på utlån. "Fee"-nivået for lån med "bullet-struktur" uansett lånebeløp eller lån over NOK 1 milliard med "ballong", besluttes fra sak til sak av områdeleder i utlån (i samarbeid med leder av internbanken). "Fee"-nivået skal, i likhet med øvrige lånevilkår, ikke avtales endelig før ved signeringen av låneavtalen.

Basert på lavere innlånskostnader og lavere internpriser, har vi redusert satsene i tabellen under for 'prepayment fee'. De nye satsene gjelder for nye låneavtaler og de er som følger:

			Prepayment fee ("flat fee" bp på innfridd lånebeløp)									
Innfrielsesår/ Marginbinding	1	2	3	4	5	6	7	8	9	10	11	12
3 år	45	30	15									
5 år	75	60	45	30	15							
8,5 år	120	105	90	75	60	45	30	7,5				
12 år	180	165	150	135	120	105	90	75	60	45	30	15

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B. 108-lån 1. Kompensasjonen for endringer i rentenivået skal være nåverdien av differansen mellom CIRR-renten og swaprenten på tidspunktet for innfrielsen av lånet. Dette kalkuleres på innfridd hovedstolsbeløp over gjenværende profil på lånet. 2. Eventuelle endringer i internprisen godskrives eller belastes 108-ordningen (dette er interne forhold, kunden trenger ikke å informeres om dette). Lånet kan ikke innfris til under pålydende verdi (pari) selv om kalkulasjonene skulle tilsi dette.
Hjemmel:	Styremøtet 15. desember 2009.
Bakgrunn:	Ved førtidig innfrielse av utlån ("prepayment"), løper selskapet risiko for å pådra seg kostnader knyttet til 2 ulike forhold: 5. Endring i Libor-satsen (evt. swap-renten ved fastrentelån) på tidspunktet for innfrielsen av lånet sammenlignet med Libor-satsen ved utbetalingen av lånet eller ved siste rentefixing og 6. Endring i innlånskostnaden (uttrykt ved internprisen) på tidspunktet for innfrielsen av lånet sammenlignet med internprisen ved utbetalingen av lånet. Selskapet vil pådra seg kostnader ved innfrielsen dersom Libor-satsen (evt. Swaprenten) og/eller internprisen har **falt** sammenlignet med satsene på utbetalingstidspunktet.
Praktisering:	Prinsippene for kompensasjon ved "prepayment" skal beskrives i "term sheet" og det skal være nøyaktige beskrivelser i låneavtalen.
Ansvar for oppfølging:	Saksansvarlig ved "term sheet" og saksjurist vedrørende låneavtalen.
Avvik fra regelen:	Disse reglene er ufravikelige.

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5.19 Rutine: "Veiledning for gebyrer på Utlån"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.01.2011	**Oppdatering utført av:**	MES

Bakgrunn
Dette er en oppdatering av gebyrnotatet fra 17.09.2008.

Forespørsler om endringer i utbetalte lån forventes å øke i årene fremover, noe som vil medføre større arbeidsbelastning for oppgaver som vi i dag som regel ikke tar betalt for. Det er naturlig at dette arbeidet kompenseres for av de som ønsker våre tjenester.

For CIRR-lån har NHD bestemt at Eksportfinans ikke skal ha anledning til å beregne seg gebyrer verken ved etablering av lånet eller ved endringer som skjer i lånets løpetid. Med mindre annet er positivt uttalt, gjelder nedenstående vurderinger og forslag således kun kontraktsfinansiering på markedsvilkår.

EF har et sterkt inntjeningskrav fra eierne og ratingbyråene. Mer bevisst og konsekvent bruk av gebyrer kan være et bidrag til å øke inntjeningen.

Aktuelle gebyrer

A. Etableringsgebyrer:
   a. commitment fee
   b. arrangement fee
   c. participation fee
   d. structuring fee
   e. agent fee

B. Restruktureringsgebyrer:
   a. debitor/eierskifte
   b. garantistskifte
   c. betalingsutsettelse
   d. forsinket betaling
   e. førtidsinnfrielse
   f. andre endringer

A. Etableringsgebyrer

a. Commitment fee
Hovedbegrunnelsen for dette gebyret er betaling for långivers utgifter med å ha likviditet tilgjengelig til å kunne utbetale lånet til ønsket tid samt for å sette av utlåns- og risikoramme til lånet. For garantister som ikke er 0-vektet slik som GIEK, er gebyret også en kompensasjon for egenkapitalavsetning. Commitment fee ligger ofte på 40% til 50% av marginen og beregnes vanligvis fra det tidspunkt tilbyderen har forpliktet seg, det være seg avgitt tilsagn eller undertegnet låneavtale.

b. Arrangement fee/c. Participation fee/d. Structuring fee
Opprinnelig var Arrangement fee et gebyr til den banken som tilrettelegger og arrangerer et lån og var ment å være både betaling for de administrative utgiftene med å etablere en lånefasilitet og en inntektskilde for samme. I syndikerte lån er det blitt mer vanlig at også de bankene som ikke er arrangører forlanger å få Arrangement fee.

e. Administration fee
I utgangspunktet betaling for tjenester fra en finansinstitusjon. Brukes tidvis i stedet for b, c, d, av og til i tillegg til en eller flere av dem.

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f. Agent fee
Dette er betaling for konkrete arbeidsoppgaver som utføres av agentbanken; rente- og avdragsvarsling, kvittere PNs, føring av Evidence Account og lignende. Avhengig av lånebeløpet og banken, har vi sett agentgebyret variere fra 0,007 til 0,2% p.a., ofte presenteres agentfeen som et fast årlig beløp og ikke ved prosentsats.

I praksis brukes b.-e. om hverandre og gjerne flere av dem samtidig uten at det nødvendigvis er knyttet konkrete tjenester eller ansvar til dem.

B. Restruktureringsgebyrer

a. debitor/eierskifte
Inntreffer enten ved salg av låneobjektet, ved at eier(ne) omstrukturerer selskapet som låneobjektet er knyttet til eller ved at låneobjektet overføres til et annet selskap hos eieren(e). Arbeidsbyrden vil avhenge av om endringen fordrer ny låneavtale og dokumentasjon eller bare et tillegg til avtalen. Transaksjonen bør gebyrbelastes.

b. Garantistskifte
Skjer normalt ved at debitor bytter bankforbindelse eller på annen måte initierer ny(e) garantist(er). Er i noen tilfelle (for eksempel Glitnir) tilskyndet av EF, for eksempel ved ratingendringer. Skifte av bankgarantist medfører vanligvis liten arbeidsbelastning. Et moderat gebyr bør likevel overveies.

c. Betalingsutsettelse
Utsettelse er et avtalt brudd på låneavtalen etter ønske fra og til fordel for låntaker og medfører en viss arbeidsbelastning ved at samtykke må innhentes fra garantistene og endringer må gjøres i utlånssystemene. Normalt er det kun aktuelt å utsette betaling av avdrag mens rentene skal betales ved forfall. Det forekommer likevel tilfelle der det søkes om utsettelse med begge deler. Utsettelsen kan gjelde til neste påfølgende forfall hvor det betales dobbelt avdrag men også som forlengelse av løpetiden med 6 måneder. Det bør være naturlig å knytte et gebyr til behandlingen.

d. Forsinket betaling
Er normalt ikke avtalt på forhånd, evt. søkes om umiddelbart før forfall. Forsinkelsen kan være kortvarig og skyldes da ofte tekniske forhold eller er av lengre varighet og da som regel forårsaket av forhold hos debitor (likviditetsproblemer, mangelfull økonomistyring eller lignende). Forsinket betaling ut over avtalt teknisk forsinkelse, skal det beregnes morarenter for som kompensasjon for at vi må skaffe inndekning for de pengene vi skulle ha mottatt og som "straff" for at debitor har tiltatt seg en fordel som ikke er avtalt. Arbeidsbelastningen varierer sterkt avhengig av årsak og varighet. LA fraråder å gebyrbelegge ut over morarenten ettersom det ofte er utfordring nok å få inndekket denne.

e. Førtidsinnfrielse
For fastrentelån, herunder også CIRR-lån, skal det tas breakage cost basert på tapte rente- og margininntekter for gjenstående løpetid fratrukket inntektene ved omplassering av midlene.

Markedeslån med LIBOR/NIBOR-basert rente som innfries før avtalt rentedato, skal rentebelastes frem til første renteforfall.

For lån med LIBOR/NIBOR rente, men med margin som er avtalt for en fast periode, skal det betales a) rente frem til første rentedato b) breakage cost for gjenværende del av marginbindingsperioden. Markedspraksis mht. hvordan beregningen av breakage cost skal foretas og hvor mye som skal beregnes, strammes for tiden inn i takt med at konkurransen mellom bankene om nye lån øker. Låntakerne foretrekker en beregningsmetode som er forutsigbar, konkret og kontrollerbar.

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Førtidig innfrielse medfører også en viss arbeidsbelastning. For dette arbeidet skal det betales prepayment fee.

f. Andre endringer
Endringer som ikke påvirker eierforhold eller forhold som ikke er regulert i låneavtalen, vil normalt ikke medføre behov for endringer i avtale eller dokumentasjon. Endringer som fordrer justering av låneavtale, skriving av addendum samt annen dokumentasjon, for eksempel bytte av sikkerheter og valuta, medfører ekstra arbeidsoppgaver og bør betales for.

Syndikerte lån

Her vil vanligvis arrangørbanken ha avtalt vilkårene med debitor før konsortiet blir etablert. I disse tilfellene vil våre renter og gebyrer avhenge av fordelingen mellom oss og GIEK. I noen tilfelle er det likevel mulig å påvirke gebyrspørsmålet under forhandling av låneavtalen. I så tilfelle kan det vært nyttig å ta utgangspunkt i disse retningslinjene.

Kundeaksept

Vil høyst sannsynlig avhenge av markedspraksis, om gebyrene kan begrunnes i arbeidsbyrde og om gebyrenes størrelse antas å stå i forhold til antatt arbeid. Markedspraksis er det som konkurrerende banker vanligvis beregner seg. Dette er imidlertid informasjon som kun sporadisk og tilfeldig vil være tilgjengelig for oss. Så langt vi kan, bør vi derfor legitimere gebyrene med henvisning til konkrete arbeidsoppgaver som ikke er dekket av lånerenten.

Beregningsprinsipper

a. Prosentberegning eller fast beløp
Selv om arbeidsbelastningen skulle være den samme, bør mange gebyrer normalt fastsettes i prosent av lånet. For at ikke gebyrene skal fremstå som ublue i enkelte tilfelle, bør det imidlertid settes maksimumsbeløp.

b. Lånestørrelse
Beregningsgrunnlag kan være både opprinnelig lånebeløp eller saldo når gebyrsituasjonen aktualiserer seg. Her bør vi velge å ta utgangspunkt i saldo når tilfellet oppstår.

c. Frivillig eller påtvunget endring
I låneavtaler skilles det gjerne mellom voluntary og mandatory endringer som kan omfatte for eksempel frivillig salg av objektet, objektet går tapt (for eksempel ved brann eller forlis) eller at en garantist går konkurs eller taper investment grade. Etter min oppfatning er det liten grunn til å skille mellom tilfellene med mindre endringen er initiert av Eksportfinans av årsaker som ikke kan tillegges låntaker.

d. Deling av fees i syndikerte lån
Pari passu deling i forhold til de gjenstående lånebeløpene bør være rimelig med mindre det dreier seg om en fee for et spesielt formål som ikke berører alle deltakerne.

e. Deling av fees med GIEK og andre garantister
Fees som er ment som kompensasjon for arbeid som kun utføres av Eksportfinans, er det liten grunn til å dele med andre aktører. I andre tilfeller bør vi ha som mål at 50/50 bør være en rimelig fordelingsnøkkel med mindre arbeidsbyrde og ansvar tilsier noe annet.

f. SMB-lån
Ved SMB-lån er det ofte uprofesjonelle aktører, ofte med begrensede økonomiske resurser, på begge sider samt at CIRR-ordningen opprettholdes primært av hensyn til SMB-bedriftene. Samtidig kan dokumentasjonsutgiftene bli relativt høye sammenlignet med kontraktssummen. Selv om det gjerne oppstår mye ekstra arbeid i disse sakene, bør vi likevel vurdere hvor mye vi kan beregne oss i gebyrer ved slike lån.

Valuta

Spørsmålet oppstår når lånevalutaen er en annen enn NOK. Vi bør benytte samme valuta for gebyrene som for selve lånet.

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CIRR-lån
Det skal ikke beregnes commitment fee eller andre etableringsfee for CIRR-lån. Dersom lånet gis til markedsvilkår med opsjon til CIRR, for eksempel ved levering, kan fees beregnes på vanlig måte frem til at CIRR evt. er valgt. Når det gjelder agent fee, har NHD godtatt at dette er en oppgave som ikke er omfattet av vår generelle CIRR-margin.

Mht. restruktureringsgebyrene, har NHD besluttet at slike ikke skal betales ved CIRR-lån.

Informasjon
Kostnadene informeres om når vi mottar endringsforespørselen og kan enklere vurdere arbeidsbelastningen som endringer medfører.

Behandlingsrutine
En vellykket gjennomføring forutsetter at vi er konsekvente når det gjelder å kreve gebyrer og at reglene blir praktiseres likt av alle. Det foreslås følgende rutine:

A. Etableringsgebyrer: Besluttes av leder for det enkelte virksomhetsområde (skip, olje- og gass, fornybar energi) og tas inn i term-sheet. LA mottar beskjed om beslutningen og loggfører denne med gebyrtype og sats, saksnummer, lånebeløp, CIRR/markedsrente og valuta
B. Restruktureringsgebyrer: Besluttes av Leder for Prosjektavd. Loggføres med tilsvarende informasjon som A.

Forslag til gebyrsatser
Det bør være et mål at gebyrene er så enkle som mulig å huske og praktisere. Med mindre sterke grunner taler for det motsatte, bør vi derfor tilstrebe like satser. Alle beløp nedenfor er i NOK som gebyrvaluta eller referansevaluta hvis gebyret skal betales i valuta.

Ved syndikerte lån følger vi syndikatets satser og avtaler fordelingen med GIEK i hver enkelt sak.

A Etableringsgebyrer:
Arrangement fee o.l: 0,2-1% flat

Commitment fee: 40-50% av margin, minimum 20 bp.

Agent fee: 0,2 % p.a. min. 5.000/året max. 40.000/året. Bør kreves up front, hvis mulig. Beløpet beregnes i forhold til lånets løpetid.

B. Restruktureringsgebyrer:

Debitorskifte:	0,1% min. 20.000	Gjennomføringsmessig meget kurante:	20.000
Eierskifte:	0,1% min. 20.000	- " - - " - - " -	20.000
Garantistskifte:	0,1% min. 20.000	- " - - " - - " -	20.000
Avdragsutsettelse:	0,1% min. 20.000	- " - - " - - " -	20.000

Forsinket betaling: 0

Førtidig innfrielse: 0,1-2% min. 20.000 + breakage cost (se også egne regler om margin break for selskapslån)

Endring sikkerheter: 20.000

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Inntektsføring etter kontantprinsippet eller aktivering
Det må skilles mellom gebyrer/provisjoner som er substitutt for eller tillegg til renter (commitment fee) og gebyrer/provisjoner som er godtgjørelse for utførte oppgaver (agentfee og restruktureringsgebyrer).

Formålet med restruktureringsgebyrene er å være betaling for faktisk utførte arbeidsoppgaver. På forespørsel er Kjell D. klar på at slike gebyrer kan inntektsføres så snart de er mottatt. Når det gjelder gebyrer som må betales i tilknytning til lånets etablering, sier IFRS reglene at fees skal periodiseres selv om de ikke overstiger interne administrasjonsutgifter. Iflg. KD skilles det mellom CIRR-lån og markedslån hvoretter gebyrer for CIRR-lån kan inntektsføres når de mottas mens gebyrer for markedslån skal periodiseres. Årsaken til denne forskjellen kan være en tankegang om at CIRR-renten er gitt mens den reelle markedsrenten består av summen av fees og ordinær rente. Commitment fee for markedslån må således periodiseres.

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5.20 Rutine: "Oppfølging av låneavtaler"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	13.09.2011	**Oppdatering utført av:**	KAH

Formål med rutinen	Formålet med rutinen er å gi en oversikt over hvordan Eksportfinans skal forvalte sine lån, særlig sitt ansvar som garantimottaker overfor GIEK. Ansvaret skal forvaltes i tråd med GIEKs krav og forventninger i henhold til generelle og spesielle vilkår i utstedt polise. I tillegg har Eksportfinans ansvar mot andre garantister som skal ivaretas tilsvarende. Rutinen skal også gi veiledning til LA i forhold til oppfølging av særskilte oppgaver som innhenting av regnskaper, forsikringspapirer, påminnelse om oppfølging av marginbindingsperioder, m.m. Rutinen omfatter ikke prosedyrer ifbm. betalingsstrømmer.
Eksportfinans ansvar for oppfølging av garantivilkår	Eksportfinans har, om ikke annet er avtalt, ansvar for å følge opp alle garantisters garantivilkår mot låntaker og påse at låntaker følger sitt ansvar med å holde sine rapporterings- og forsikringsforpliktelser. I transaksjoner hvor andre långivere/ garantister deltar i finansieringen vil agentrollen som regel fylles av en av disse aktørene. Agentrollen skal i disse tilfellene være regulert i låneavtalen. Eksportfinans har ansvar for oppfølging og rapportering av GIEKs covenants og garantivilkår og betingelser iht GIEKs polise. I låneavtaler hvor GIEK er garantist og hvor annen bank er agent, og hvor agenten, etter låneavtalen, har som ansvar å betale fees m.m. til GIEK kan det vurderes å be agenten sende kopi av informasjon til Eksportfinans for bedre kontroll om vi oppfyller vår plikt i henhold til polisen.
Oppfølging av låneavtaler hvor GIEK er med som garantist	Låntaker har etter låneavtalen og GIEKs polise plikter tilknyttet rapportering av relevante krav. Eksportfinans skal sørge for at GIEK får tilsendt den informasjon fra kunden som de har krav på etter polisen. Informasjonen skal være i den form og leveres i henhold til de formkrav GIEK har satt. Eksportfinans skal ikke vurdere innholdet i låntakers rapportering på GIEKs garantivilkår. Vurdering av rapporter og beslutning om tiltak tilligger GIEK. Eksportfinans skal gjøre GIEK oppmerksom på garantivilkår som låntaker ikke oppfyller og skal varsle GIEK i de tilfeller Eksportfinans har grunn til å tro at låntaker kommer til å bryte med garantivilkårene. Eksportfinans holder GIEK orientert om alle forhold som kan antas å påvirke GIEKs ansvar under garantien.
Oppfølging av låneavtaler med andre banker som garantister (100% bankgaranti)	Oppfølging av låneavtaler uten GIEK-garanti avhenger av hva som avtales med den aktuelle bank. Som regel er den andre banken også agent for lånet og følger opp sine egne vilkår. I tilfeller hvor Eksportfinans er agent, se avsnitt over om oppfølging av låneavtaler hvor GIEK er med som garantist.

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Registrering av garantivilkår og relevante oppfølgingspunkter i IBIS diary	Etter utbetaling på en sak skal alle garantivilkår som prosjektteamet i covenantsmøtet har blitt enige om å følge opp, registreres i IBIS Diary. Det skal tas en utskrift av registreringene og dette dokumentet skal signeres av prosjektøkonom, ansvarlig utlånsjurist og LA-medarbeider. Dokumentet skal skannes og lagres på saken i C360. Eksempler på typiske oppfølgingspunkter som kunden aktivt skal rapportere og som skal registreres er: - Compliance certificates med finansielle covenants og garantivilkår m.m. - Fremdrifts-, miljø-, og kvartals/årsrapporter - Fornyelse av forsikringer - Løpende garantipremier og andre gebyrer/fees - Utløpstidspunkt for marginbindingsperioder. Lån med marginbindingsperiode skal registreres for oppfølging minimum 2 måneder før ny marginperiode starter. - Utløpstidspunkt for garantier – dersom ikke låntaker har fremskaffet ny garanti med innhold og form akseptabel for Eksportfinans fra bankgarantist akseptabel for Eksportfinans) - tilfeller som trigger mandatory prepayment. Avsjekke relevant klausul i låneavtale for registrering av når kunden skal varsles/gjøres oppmerksom på forholdet. Prosjektteamet kan sammen bli enig om at enkelte garantivilkår ikke skal legges inn dersom det framgår av lånedokumentasjonen at punktet ivaretas av agentbanken. Ved mottak av dokumentasjonen skal låneadministrasjonsansvarlig kontrollere at dette er i hht. vilkår i låneavtalen. Ved tvil eller når låntaker er i brudd på en eller flere finansielle covenants / garantivilkår skal hele prosjektteamet vurdere saken og hva som skal gjøres videre. Selger og leder av prosjektavdelingen skal informeres om saken. Garantistene informeres om brudd på garantivilkår så raskt som mulig. Har vi ikke mottatt dokumentasjonen inn innen én uke etter fristen skal låneadministrasjon purre opp agenten eller kunden. Ved behov for ytterligere purring(er) skal garantist(ene) kopieres inn.
Kontroll av oppfølgingen	Liste over månedens Diary-registreringer skrives ut og henges opp sentralt i Låneadministrasjonen. Den enkelte låneadministrasjonsansvarlige skal kvittere ut på listen at punktet er fulgt opp. Listen følges opp av Leder for Prosjektavdelingen. Ved utløpet av perioden arkiveres listen sammen med IBIS Kontrollrapportene.
Oppfølging av aktive vilkår	LA skal følge opp alle garantivilkår som er lagt inn i IBIS Diary for det aktuelle lånet. Under følger retningslinjer for hvordan de mest vanlige garantivilkår skal følges opp og hvor det skal rapporteres. Når informasjon og dokumentasjon om relevante forhold for GIEK vil foreligge på en internett-portal i nedbetalingsperioden (for eksempel Intralinks, SynTrack eller DebtDomain), kan GIEK selv sjekke slike dokumenter direkte. GIEK krever da at Eksportfinans gjør GIEK oppmerksom på hvert enkelt dokument som blir gjort tilgjengelig. I aktuelle saker skal Eksportfinans' team forsøke å få en avtale med GIEK om at GIEKs medarbeidere bruker slike portaler etter å ha blitt gjort oppmerksom på dokumentene av Eksportfinans.

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1. Regnskap. Aktuelle regnskap mottas fra låntaker. Ved mottak av regnskap sjekkes de opp mot kravene i garantivilkårene; er riktig regnskapsperiode benyttet, skal regnskapene være reviderte eller er ureviderte ok, er rapporten tilgjengelig på Intralinks eller lignende portaler. Regnskap sendes GIEK (om GIEK har tilgang til portalløsninger gis de varsel om at regnskap er gjort tilgjengelig). 2. Forsikringer Forsikringsbevis/dokumentasjon innhentes fra låntaker/agent. Er garantivilkårene (se også nedenfor angående tvil om forsikringsvilkår) OK så lagres de på saken. Videresendes ikke GIEK / garantist. 3. Compliance certificates (CC). a) CC sjekkes opp mot format (alltid en Schedule i låneavtale med riktig format). b) CC sjekkes opp mot krav, er kravene oppfylt og er alle krav oppgitt i CC iht avtalt format. c) CC sendes GIEK med eventuelle kommentarer om det foreligger avvik. Kommentarene beskriver kun fakta, det gjøres ikke en vurdering. 4. Andre rapporteringer Eventuelle andre krav til Låntaker avklares og sjekkes opp mot avtalt format og andre krav fra garantisten. 5. Commitment fees, garantiprovisjoner, m.m. Det sjekkes om Låntaker / agent oppfyller sine betalingsforpliktelser med hensyn på ulike fees. Ved brudd på betalingsforpliktelsene eller tvil om det foreligger brudd på betalingsforpliktelsene, startes en prosess iht. rutinen "Misligholdsoppfølging" i Utlånshåndboken.
Tvilstilfeller (Tvil om brudd på garantivilkår)	1. LA medarbeider avklarer med prosjektøkonom / ansvarlig jurist om det foreligger brudd på garantivilkår. 2. Dersom prosjektøkonom/ansvarlig jurist sammen med LA kommer til at det er brudd på garantivilkårene, varsles Leder Prosjekt som setter sammen Team (som baserer seg på opprinnelig team). Videre strategi bestemmes av Teamet. 3. Hvis prosjektøkonom/ansvarlig jurist sammen med LA er i tvil om hvorvidt det foreligger brudd på garantivilkårene, må man vurdere hvorvidt det er likevel grunn til å varsle GIEK om forholdet. Videre strategi avklares av Teamet.
Tvil om forsikringsspørsmål	1. LA medarbeider avklarer med prosjektøkonom og / eller jurist om det er grunn til tvile på om forsikringsvilkår er oppfylt 2. Teamet avklarer hvem som av medlemmene som henvender seg til forsikringsselskapet eller låntaker for å forsøke å bringe klarhet i hvorvidt forsikringsvilkårene er brutt eller ei 3. Dersom teamet, etter kontakt med forsikringsselskap og kunde mener det bør innhentes en Insurance Broker Opinion (IBO) for å

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avklare hvorvidt det foreligger brudd på forsikringsvilkårene varsles Leder Prosjekt som setter sammen oppfølgingsteam 4. Prosjektøkonom er ansvarlig for å innhente IBO og avdekker om det er hjemmel i avtaleverk for å belaste kunden for kostnader 5. Videre strategi avklares av Teamet GIEK skal varsles om foreliggende tvil og orientering om fremdriftsplan for avdekking av hvorvidt forsikringsvilkårene er brutt.
Øvrig tvil – mistanke om brudd på vilkår eller informasjonsplikt, øvrige tvilstilfeller	I situasjoner hvor det fremkommer informasjon om kunden fra selger, fra kunden selv, eller fra andre kilder, som kan tenkes å påvirke GIEK's garantiansvar, skal LA/prosjektøkonom ved behov rådføre seg med Leder Prosjekt og eventuelt selger før forhold undersøkes videre. Avhengig av videre undersøkelser legges saken i bero, eller GIEK gjøres oppmerksom på forholdet som det er tvil om. Det skal sterke grunner til for ikke å videreformidle informasjonen til GIEK.

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5.21 *Rutine: "Innkreving av out-of-the pocket, legal fees, reisegodtgjørelse"*

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	08.02.2010	**Oppdatering utført av:**	PLG

Overordnet prosessbeskrivelse

Prosesseier	• Utlånsseksjonen
Hensikt med prosessen	• Refusjon av utlegg i etablering av låneavtaler
Triggere for prosessen	• Etablering av utlånsprosjekt
Output av prosessen	• Innbetaling av utestående
Avhengighet til andre prosesser	• Etablering Utlån • Økonomi/regnskap

Skjematisk prosessflyt

Original ekstern faktura eller (kopi) mottas av jurist og sendes Sekretær
Faktura leveres Økonomi for registrering/ stempling og sendes Sekretær Utlån for kontering. Attesteres av jurist og anvises av Leder Prosjekt. Faktura betales av regnskap.
Mottatt refusjon av utlegg/purring

Forretningshendelser

Aktør	Trigger	Frekvens	Volum
Prosjekt / juridisk / sekretariat/ økonomi	Forhandling av låneavtale	Fortløpende	

Ansvar for oppfølging	• Saksansvarlig i samarbeid med saksjurist har hovedansvaret for tilrettelegging. Sekretær bistår med refusjon av juridiske honorarer og reiseutgifter. De som reiser i forbindelse med et konkret utlånsprosjekt, må sørge for at reiseutgifter merkes med lånesaksnr. på reiseregning.
Bokføring av bilag	• Sekretær ansvarlig for korrekt kontering og godkjenning fra saksjurist og leder Prosjekt. Original faktura+ kopi sendes Økonomi/regnskap for betaling/oppfølging. Kopi til Sekretær, som registrerer korrespondansen på saken i C360.
Refusjon	• Når anmodning om refusjon av kostnader skal finne sted, skal saksjurist melde fra til Sekretær som lager fakturautkast basert på låneavtale og fakturabilag. Utkast sendes på mail til regnskap. Regnskap utarbeider faktura i Agresso og sender Sekretær fakturautkast for korrekturlesing/godkjenning. Endelig faktura skannes med bilag og sendes til låntaker på email med kopi for oppfølging på saken i C360.

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Betaling/purringer	• Innbetaling skal finne sted 30 dager etter fakturadato til konto 7001.05.59314 (NOK), DnBNOR eller konto 36988196 (USD), Citibank New York. Økonomi melder tilbake på mail til Sekretær når innbetaling er mottatt som informerer Prosjekt teamet på mail. Korrespondansen med samtlige parter arkiveres i C360. OOP oversikt oppdateres. Sekretær purrer kunden skriftlig/muntlig ved manglende innbetaling (30 dager fra fakturadato). Dersom ytterligere forsinkelser oppstår varsles saksjurist/saksansvarlig og tiltak iverksettes med Sekretær. Ved purring skal innbetaling skje innen 14 dager.
Avskriving	• Dersom prosjektutgifter ønskes ettergitt eller restbeløp slettet, må Saksansvarlig/Sekretær skrive en innstilling til Utlånsdirektør for beslutning. Kopi av beslutning sendes Sekretær og Økonomi og dokumentet lagres på saken i C360.

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5.22 Rutine: "Misligholdsoppfølging"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	24.05.2011	**Oppdatering utført av:**	JOD/PLG

Forsinkelse:	Ved forsinket betaling skal saksansvarlig i låneadministrasjonen sende første purring til låntaker fra 2 til senest 5 virkedager etter forfall. Første purring skal gå med kopi til garantistene, misligholdsansvarlig i låneadministrasjonen og juridisk. Betales det ikke da innen få dager skal misligholdsansvarlig i låneadministrasjonen sende neste purring per mail/evnt. telefaks 7 til senest 10 virkedager etter forfall med kopi til garantistene og saksansvarlig i låneadministrasjonen.
Purring(er):	Senest med 14 dagers mellomrom fortsetter misligholdsansvarlig å sende purringer, med kopi til garantistene og saksansvarlig i låneadministrasjonen.
Depotgjennomgang:	Senest innen 30 dager etter forfall bør det kalles inn til et møte med både intern jurist, ansvarlig i låneadministrasjonen og den som gjennomførere saken i sin tid, evnt. selger, for å vurdere videre fremdrift. Særlig viktig er det å sjekke hva som er kallefrist på garantien(e) og vurdere om det må gjøres særlige grep hva gjelder sikkerhetene. Videre skal det tas en depotkontroll i saken for å sikre at dokumentasjon og sikkerheter er tilfredsstillende.
Orientering til Kredittkomiteen:	Er utestående hovedstol på lånet over NOK 50 mill. skal Kredittkomiteen orienteres.
Ingen respons:	Har vi etter gjentatte purringer i løpet av en måned ikke fått noe svar fra låntaker, og vi har gjort tilstrekkelig for å sikre at vi har riktige kontaktdetaljer, må krav sendes til garantistene umiddelbart.
Avdragsutsettelse:	Svarer låntaker at de ikke har mulighet til å betale før en stund frem i tid eller de søker konkret om avdragsutsettelse til en bestemt dato skal henvendelsen videresendes garantistene for deres vurdering, og det gis informasjon til låntaker om at vi avventer svar fra garantistene. I påvente av behandlingen av avdragsutsettelsen må låntaker minst månedlig få beskjed om at vi fortsatt avventer endelig svar fra garantist(ene), og at vi ber dem betale det de har anledning til så raskt som mulig. Hvis det drøyer med en avgjørelse fra GIEK eller garantisten, må de følges opp med påminnelser om at vi venter på svar på søknad om avdragsutsettelse og forespørsel om de ønsker at vi skal foreta oss noe særskilt i mellomtiden.
Krav til garantien(e)	Har ny avdragsplan ikke blitt avklart innen 3 måneder fra siste forfall sendes uansett krav til garantistene. Hvis residualgarantien er sikret med ett kontantdepot er det særlig viktig at det kreves under dette før utløpet av 3 måneders perioden
Morarenter, gebyrer og breakage cost:	Morarenter beregnes for perioden fra forfall og frem til forholdet har blitt reparert eller lånet er restrukturert. Beløpet legges til neste terminkrav evt. kreves umiddelbart. Bruker garantistene urimelig lang tid på en avgjørelse i saken kan vi frafalle kravet om ytterligere morarenter. Dette må vurderes opp mot låntakers respons på garantistenes eventuelle forespørsel om mer informasjon. Ved godkjennelse av avdragsutsettelse skal det normalt kreves et gebyr på 0,1% av saldo, minimum NOK 20.000,- (avrundet til et naturlig beløp i lånets valuta). Er lånet gitt på markedsbetingelser og det blir betydelig endringer i avdragsplanen, må det også vurderes om det skal kreves en endret margin på lånet.

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Ved engangserstatninger fra garantistene påfaller det også dekning av breakagecost ved fast rente lån. Dette gjelder ikke GIEK.
Dokumentasjon:	Ved endelig vedtak om avdragsutsettelse må intern jurist, evnt. i samråd med lokal advokat, vurdere nødvendig endring av dokumentasjonen så som addendum til låneavtalen og forlengelse av sikkerhetene og sikre at dette blir korrekt gjennomført.
Eksterne utgifter	Eventuelle advokatutgifter ifm. med inndrivelse skal dekkes forholdsmessig av GIEK og residualgarantisten. GIEK dekker ikke ubetalte advokatutgifter ifm. etableringen av lånet. Det er derfor viktig at disse alltid kreves inn så raskt som mulig, evnt. at det kreves akonto innbetaling. Residualgarantisten kan derimot kreves for sin respektive andel også av utgifter ifm. etablering av lånet.

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5.23 Rutine: "Reforhandling av margin for lån med marginbindingsperiode"

Eier av rutinen:	**Områdeleder Utlån**		
Sist oppdatert:	**10.10.2010**	**Oppdatering utført av:**	**JOD**

Tidsplan	Det utarbeides en kalender som viser når de enkelte saker med 3 eller 5 års margin skal reforhandles. Kalenderen skal i tillegg til informasjon om når de enkelte saker skal reforhandles også gi informasjon om resultatet av forhandlingene i hver enkelt sak. Kaldenderen etableres som en egen flipp i Utlåns markedsplan. Leder for Prosjektavdelingen er ansvarlig for at kalenderen er oppdatert og tilgjengelig for alle i Utlån og JUR. LA-ansvarlig for det enkelte lån informerer selger og jurist om frist for å varsle låntaker om reforhandling av margin. Fristen skal varsles i IBIS Diary i god tid før den utløper.
Intern organisering	Selger sørger for at han/hun, jurist og LA-ansvarlig blir enige om hvordan forhandlingsprosessen skal gjennomføres. Prosjektøkonom på saken kan involveres dersom det anses hensiktsmessig, for eksempel hvis større deler av låneavtalen skal reforhandles samtidig. Leder for Prosjektavdelingen avgjør i slike tilfeller hvordan teamet skal settes sammen.
Innpassing i lånets struktur	I forhandlingene skal det tilstrebes at neste marginbindingsperiode sammenfaller med evt. utløpsdato for garantier og/eller rentedato.
Ansvar	Selger har ansvar for å gjennomføre forhandlingene med låntaker og for at resultatet er klart før inneværende marginbindingsperiode går ut. Selger registrerer den nye marginen i markedsplanen, jfr. ovenfor. Jurist har ansvar for å få på plass den nødvendige dokumentasjonen av endringene i låneavtalen. LA-ansvarlig har ansvar for å oppdatere utlånssystemet før ny marginbindingsperiode starter.

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5.24 Rutine: "Oppdatering av Utlånshåndboken"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.02.2010	**Oppdatering utført av:**	OTB

Regel:	Utlånshåndboken skal til enhver tid være à jour. Enhver endring av retningslinjer, rutiner og regler og lignende skal uten ugrunnet opphold ajourføres i denne utlånshåndboken Ved alle endringer skal det noteres inn i "ENDRINGSLOGGEN" (helt foran i denne utlånshåndboken), dato for endring, ansvarlig for endringen, i hvilket kapittel, side og med en eventuell kommentar. Det skal også settes inn initialene for den personen som har utført endringen.
Hjemmel:	Beslutning av områdeleder
Bakgrunn:	For at Utlånshåndboken skal kunne bli et levende dokument, må medarbeideren kunne stole på at innholdet i Utlånshåndboken er til enhver tid gjeldende
Praktisering:	Ansvarlig for endringen/oppdateringen må uten ugrunnet opphold gi Sekretær Utlån beskjed om endringer
Ansvar for oppfølging:	Sekretær Utlån
Avvik fra regelen:	Regelen er ufravikelig

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5.25 Rutine: "Behandling av store engasjementer"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	21.06.2011	**Oppdatering utført av:**	JSM

Formålet med rutinebeskrivelse er å få impliserte parter til å kunne forstå helheten i prosessflyten som må ligge til grunn for sjekk og rapportering av store engasjementer.

Nye regler for største engasjement – EUs kapitaldekningsdirektiv
EUs kapitaldekningsdirektiv, Direktiv 2006/48/EF, om virksomheten i kredittinstitusjoner er endret fra 1. januar 2011. Ut fra det nye direktivet kan største engasjement maksimal være 25 % av vår ansvarlige kapital. Det betyr 25 % av ca. NOK 5,4 milliarder, som blir NOK 1, 3 milliarder. For å ha en sikkerhetsmargin ift. valutasvingninger m.v., setter vi intern grense for største engasjement til NOK 1,1 milliard. Det er ingen grense for største engasjement garantert av GIEK, grensen gjelder kun for lån garantert av banker. Det er anledning til å føre bankgarantert beløp som går over NOK 1,1 milliard på bankgarantisten. Imidlertid vil rammen på banken også være begrenset til NOK 1,1 milliard.

Interne regler for behandlingen av største engasjement i 2011
Eksportfinans har fått dispensasjon for det nye kapitaldekningsdirektivet i 2011. Vår praktisering skal være som følger i 2011:

a) Kontraktsfinansiering
Vi følger gamle regler, som tilsier at engasjementet kan vektes med risikovektingen til motparten. I praksis betyr dette at ca. NOK 6,8 milliarder kan føres på kunden ((NOK 5,4 milliarder * 25 %) / 20 %). Beløp utover dette kan føres på garantisten for inntil det samme beløpet, NOK 6,8 milliarder.

b) Selskapslån og samarbeidslån
For nye selskapslån og samarbeidslån hvor bankgarantert beløp overstiger NOK 1,1 milliard, må garantisten informeres om vår situasjon med sikte på å kunne overta overskytende beløp dersom Eksportfinans ikke skulle få dispensasjon til å opprettholde lånet etter 2011.

Regler for konsolidering av engasjementer
Følgende bestemmelse gir føringer for hvilke engasjementer som skal konsolideres og regnes som ett engasjement:

"§ 3. Motpart

Grensene for høyest samlet engasjement med en enkelt motpart gjelder også for engasjementer med to eller flere motparter når bestemmende innflytelse eller økonomiske forbindelser mellom disse er slik at økonomiske vansker hos den ene sannsynligvis vil medføre betalingsvanskeligheter for den eller de andre. Finanstilsynet avgjør i tvilstilfelle om to eller flere personer eller foretak skal regnes som én motpart."

I praksis konsoliderer vi engasjementer hvor det er eierskap mellom låntakere på 50% eller mer. Et eksempel vil illustrere regelen for konsolidering av engasjementer; Vi har lån til selskapene A, B og C. A eier 50% i B og B eier 50% i C. Da slår vi lånene til disse selskapene sammen til ett engasjement når vi rapporterer store engasjementer. Disse selskapene må da linkes sammen i våre systemer slik at rapporteringen kan gjøres automatisk.

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1.a Selgers informasjonsplikt til RMO og låneadministrasjon
Selger plikter å informere låneadministrasjonen om familiestrukturen på selskapet, ref. forskriften over om kriterier for konsolidering av engasjementer. Selger må i den forbindelse sjekke ut eierforholdet med kunden eller bruke informasjon fra enhetsregisteret i altinn eller andre kilder. Det må gis fullstendige opplysninger om eierforhold, herunder døtre og KS, videre om det er utstedt morselskapsgaranti etc. Et vedlagt organisasjonskart over selskap og eierforhold bør hentes inn fra morselskap og være tilgjengelig for låneadministrasjon ved registrering av debitor. Det er også selgers plikt å påse at sjekkpunkt i beslutningsslippene for utlånssaker er i henhold til retningslinjer om store engasjementer. For eksisterende debitor kan BO-rapport over store engasjementer gi oversikt over eksisterende motparts koder og family ID i konsernstruktur.
Informasjon til låneadministrasjon må gis på team/oppstartsmøte/overleveringsmøte eller pr. e-post før klienten legges inn i IBIS og Panorama. Under er det vist eksempler fra konsernstruktur til REC ASA Selger informerer ansvarlige person i låneadmin at engasjementene skal konsolideres .

Motpart.EntityID	Debitor	Motpart.FamilyDesc.	Motpart.FamilyID	Saldo
REC ASA	XRECASA	REC ASA	XRECASA	325 110 312,50
REC CELLS PTE LTD	XCELLS		XRECASA	286 171 675,00
REC MODULES PTE LTD	XMODULES		XRECASA	286 171 675,00
REC WAFER PTE LTD	XWAFER		XRECASA	286 171 675,00
REC SITE SERVICES PTE LTD	XSITE		XRECASA	83 911 718,75
		REC ASA	Sum:	1.247.537.858,25

1.b Låneadministrasjonsansvarliges oppgaver
Når låneadministrasjonen får opplysninger fra selger om familiestruktur, skal ny klient registreres i Panorama og IBIS. Eksisterende debitorer i konsern ligger allerede med FamilyID i Panorama, men det er viktig at låneadministrasjon sjekker og gjør de nødvendige knytninger opp i mot morselskap. Ved ny debitor i konsern lager låneadministrasjon nye familyID koder i Panorama. Eksisterende FamilyID kan sjekkes ved kjøring av store engasjementsrapporten i BO eller direkte i Panorama. Se under illustrasjon ved bruk av rullgardin meny i BO rapport:

bitorer
XRECAS
Percentage

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Se eksempler på koder som er registrert i Panorama Masterfiles.

Motpart.FamilyID	Motpart.FamilyDesc
XAKER	AKER
XSEAD	SEADRILL
XORKLA	Orkla ASA
XFAR	FARSTAD
XSTSTROM	STEEN & STRØM ASA
XOWNONE	[illegible]
XSONGA	SONGA SHIPPING PTE. LTD.
[illegible]	LOI
[illegible]	ISLAND OFFSHORE SHIPHOLDING
XSOLST	Solstad Shipping AS
XOLYMPN	OLYMPIC NOR AS
XOCRNO	OCEAN RIG NORWAY AS
XSIEV	SIEM

Skjermbildeoppdateringer
Låneadministrasjonsansvarlige på saken må foruten å legge inn familyID i Panorama, sørge for at Mnemonic kode og Motpartskode ligger riktig i IBIS. Hvis det kun legges inn Mnemonic kode i IBIS, vil dette i Panorama bli oppfattet som motpartskode debitor. Hvis man ikke registrerer Mnemonic kode, vil debitor komme ut med "unknown". Det er derfor viktig at det både legges inn Mnemonic kode og motpartskode FamilyID i de to systemer. Husk at ved nytt konsern med to eller flere debitorer må LA først registrere familyID (som er mors ID) og deretter knytte debitor til mor. Under er det vist eksempler på skjermbilder i klientregistrene som må oppdateres i IBIS og Panorama. Det er først og fremst låneadministrasjonsansvarlige på saken som oppdaterer registrene i de to systemer. NB husk at foretaksnummer må være med ved overtagelser av lån.

Under er det vist Mnemonic kode i IBIS

```
                               Client Static Details [1:4]
Client number/shortname        02270  REC CELLS
Mnemonic                       XCELLS
Client name                    REC CELLS PTE.LTD
```

Ved ny debitor må denne registreres i Masterfiles som vist nedenfor. Dersom debitoren tilhører et konsern og morselskapet allerede er registrert fra før må debitoren linkes mot mor som nedenfor i illustrasjon Panorama masterfiles:

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Motpart. FamilyID i Panorama (Organizations ID) vist på REC ASA

Panorama Masterfiles
Organizations (Add/Update/Delete)
REC ASA
Trading Rules
Organization Rules

Videre velges "organization" fra nedtrekksmenyen. Trykk to ganger på "organization relationship", så kommer følgende bilde opp som fylles inn i Panorama.

Panorama Masterfiles - [Organization Relationship (Read Only)]
Organization Relationship Details
Tree Type ID
Family ID
Parent ID
Child ID

Dersom mor ikke er definert som "Family id" må dette gjøres før "familie link" registreres. "Family id" registreres på Organization/Organization relationship/Family Tree. Når input er foretatt vil neste steg være å kjøre rapport i BO, for å sjekke at struktur i Panorama er korrekt.

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Panorama MasterFiles - [Family Tree (Add/Update/Delete)]

1.c Oppgaver for Risk Management

Når både master files og klient registeret i Ibis er fylt inn riktig, vil risiko, økonomi og utlån kunne kjøre ut BO- rapporter på debitor med riktig familie/eierstruktur og tilhørende garantister med ulike sorteringskriterier. Risiko har ansvar for at rapporten blir oppdatert og endringer skal gjøres av risiko og/eller i samarbeid med IT.

Utlån vil være behjelpelig hvis filen skulle vise seg å lide av mangler eller hvis debitorklasser er feil. Utlånscontroller i samarbeid med utlånsmedarbeidere har et ansvar for at filen til enhver tid er så teknisk korrekt som mulig.

Filen skal ligge i utlånsuniverset (semantiske lag) og skal ligge som en shortcut sammen med RSK kreditteksponering. Datagrunnlaget finnes i exposure-universet.

Short cut til rapporten vil ligge i BO under EF Rapporter/Utlån.

1.d Rapport for store engasjementer

Store engasjementrapporten inneholder relevant informasjon i forhold til nytt og gammelt regelverk. Det er først og fremst selger som drar nytte av informasjon i rapporten, men rapporten skal også kunne gi økonomiavdelingen og eksterne relevant informasjon. Rapporten oppdateres fortløpende etter utbetalinger i EF utlån (end of day kjøring). Ved kjøring av BO RSK Kreditteksponering og store engasjementsrapporten, vil selger raskt kunne danne seg et bilde av eksponering pr. debitor, kredittmotparter og andel Giek/stat. Rapporten gir fullstendige opplysninger om garantistfordeling pr. debitorgruppe. Hvis det skal utføres større eller mindre endringer i rapporten skal IT og Risiko kontaktes. Rapporten skal oppdateres og kunne kjøres daglig.

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Under et eksempel på FamilyID struktur.

REC ASA **XRECAS**

Motpart.EntityID	Motpart.Description	Saldo	Percentage
XRECASA	REC ASA	325 110 312,50	26,08%
XCELLS	REC CELLS PTE LTD	288 171 875,00	22,94%
XMODULES	REC MODULES PTE. LTD.	288 171 875,00	22,94%
XWATER	REC WATER PTE.LTD	288 171 875,00	22,94%
XSITE	[illegible]	63 911 710,75	[illegible]
		1 247 537 656,75	
		Percentage:	100,00%

Under REC ASA med garantister

REC ASA

Kredittmotpart.FamilyDesc	Rating	Saldo	Percentage
NORGE	Aaa/AAA/AAA	830 181 609,38	66,55%
DNB NOR BANK ASA	Aa3/A+/A+	139 120 481,65	11,15%
NORDEA BANK AB	Aa2/AA-/AA	139 116 291 1…	11,15%
SKANDINAVISKA ENSKILDA BANKEN (	A1/A/A+	139 116 291 1…	11,15%
		1 247 537 950,25	
		Percentage:	100,00%

Rapporten inneholder alerter som gir selger oversikt over hvilken eksponeringsklasse (regelverk) debitor befinner seg i. Rødt betyr > 4,8 mrd, gul >=1,1 mrd, grønn alle debitorer som ikke har nådd maks. eksponering etter reglene.

Rød boks > 4,8 mrd

Gul boks >= 1,1 mrd

Grønn Boks <= 1,1 mrd

105

5.26 Rutine: "Dekning av kostnader når Eksportfinans skriver låneavtalen"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	5.9.2011	**Oppdatering utført av:**	JOD

Bakgrunn og hovedregel	Eksportfinans fikk ny policy for arbeidet med små og mellomstore bedrifter ved vedtak i Ledergruppen 26.4.2011. Eksportfinans skal som en del av policyen kreve dekning av interne, juridiske kostnader i de tilfeller vi selv skriver låneavtalen. Vi skal kreve dekning av de samme kostnader som låntaker ville måtte betale for hvis ekstern advokat skulle skrive låneavtalen.
Presentasjon av kostnadene for låntaker	Kostnadene skal dekkes inn gjennom en "Arrangement Fee". Det skal gå fram av teksten til låntaker at fee'en kreves for å dekke interne, juridiske kostnader. Låntaker skal senest presenteres for den tallfestede fee'en i Term Sheet. Fee'en forfaller til betaling ved første utbetaling av lånet.
Fastsettelse av Arrangement Fee	Det vil stort sett være i mindre lånesaker at Eksportfinans skriver låneavtalen selv. Når selger jobber med en sak som kan være aktuell, skal han/hun ta kontakt med en av juristene for å få et anslag på timeforbruket for juristen fra overlevering til Prosjektteamet fram til siste utbetaling. Timeanslaget multipliseres med en timepris som p.t er på 1 500,- kroner. Satsen kan justeres løpende. Fee'en kan kreves i NOK, EUR eller USD, evt. i lånevaluta hvis den er en annen. For å få et godt grunnlag for timeanslagene skal saksjurist føre timeliste i alle saker hvor vi skriver låneavtalen selv.

106

5.27 Rutine: "C 360 – Avmerking som New Loan Application"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	01.10.2011	**Oppdatering utført av:**	OTB/JSM

Regel:	Husk å fylle ut "Count as new Loan Application" I noen tilfeller kan det være flere søknader fra samme Lånesøker/Eksportører. For kun å få med årets søknader er det viktig at det blir avmerket om det omsøkte Lån skal telles med som en ny lånesøknad Lån som ikke skal telles med i nye søknader skal ha verdien "NO", motsatt hvis ikke.
Sjermbilde fra C 360	Software Innovation Update Case - Lending
Hjemmel:	Rutine innført av OER/JSM
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

107

6 RUTINER – "OVERGANGSPERIODEN"

Rutiner utarbeidet for og i "Overgangsperioden"

109

6.1 Rutine: "Prising av markedslån i overgangsperioden"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.12.2011	**Oppdatering utført av:**	OTB

Regel:	Renten som tilbys til CIRR-kvalifiserende markedslån i overgangsperioden (garantipremier kommer i tillegg), skal være den høyeste av a) antatt markedspris, b) pris for minimumsfortjeneste og c) ESAs referanserente. Det gjøres oppmerksom på at departementet er i dialog med ESA om prising av markedslån, og at rutinene kan komme til å endres i løpet av overgangsperioden dersom tilbakemeldinger fra ESA skulle tilsi at det gjøres endringer i rutinene.
a) Antatt markedspris	o Eksportfinans skal sørge for å ha såpass markedskunnskap at de kan vurdere hvordan utlånsmarginene skal være til enhver tid slik at prisen/marginen blir markedsriktig.
b) Pris for minimums-fortjeneste	o Siden Eksportfinans ikke vil ta inn innlån i overgangsperioden, tas det utgangspunkt i gjennomsnittet av Eksportfinans' internpris i USD for august, september og oktober 2011 for hhv. 0-1 års løpetid, 1-3 års løpetid, 3-5 års løpetid, 5-7 års løpetid, 7-10 års løpetid og mer enn 10 års løpetid. o Positive (negative) swapmarginer for swapper til andre valutaer legges til (trekkes fra) dersom lånet skal ytes i en annen valuta enn USD. o Internprisene korrigeres månedlig ihht. observasjoner av spreadutvikling i annenhåndsmarkedet av obligasjoner for den aktuelle valuta utstedt av KBN (3 års papirer). o Det legges på en margin på 37,5 bp for å dekke administrasjonskostnader i tilknytning til utlån og fortjeneste. Dette tilsvarer en avkastning på Eksportfinans' egenkapital på 10 pst.
c) ESAs referanserente	o Beregnes i henhold til ESAs retningslinjer for beregning av referanserente: EFTA Surveillance Authority's State aid Guidelines Part VII: Rules Regarding Applicable Rates – Reference and Discount Rates, dvs.: i. Basisrenten: Gjennomsnittet av 12M IBOR for september, oktober og november i foregående år for de respektive valutaer. ii. Hvis gjennomsnittlig 12M IBOR de siste tre måneder avviker mer enn 15 pst. fra gjeldende IBOR, skal det foretas en justering av basisrenten. Den nye basisrenten gjelder fra første dag i andre måned etter observasjonsperioden. iii. Margin: Lån skal være 100 pst. garantert av GIEK og/eller høyt ratet kommersiell bank. Marginen velges fra ESAs påslagsmatrise utfra garantistens rating. o Hvis kunden ønsker en fast margin over 1M IBOR, 3M IBOR eller 6M IBOR, kan Eksportfinans justere referanserenten med prisen på den aktuelle basisswappen. Swapmarginene fastsettes samtidig som ESAs referanserente i henhold til den pris som gjelder på dette tidspunkt. Ved endringer ihht. pkt. c) ii. skal det også tas hensyn til endringer i basisswappen.
Hjemmel:	Vedlegg C i "Overgangsavtalen" med NHD
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

110

6.2 Rutine: "Etablering av lån i overgangsperioden"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	23.12.2011	**Oppdatering utført av:**	OTB

1. FORHOLDET TIL UTLÅNSHÅND-BOKEN:	Håndbokens rutiner og retningslinjer for etablering av lån gjelder så langt de passer. Dette innebærer følgende: i. Under salgsprosessen gjelder Håndbokens "Oppsummering av aktuelle prosessteg i salgsprosessen" ID nr. 1.18 med tilhørende rutine 5.9 slik at staten v/NHD mottar informasjon som angitt under dette punkt. ii. Ved signering av låneavtaler gjelder Håndbokens "Oppsummering av aktuelle prosessteg under Etablering" ID nr. 1.24 til og med ID nr. 1.30 med tilhørende rutiner for Eksportfinans' utførelse av Oppdraget, med de tilpasninger som følger av punkt 2 nedenfor. iii. Ved utbetaling av lån gjelder Håndbokens "Oppsummering av aktuelle prosessteg under Etablering" ID nr. 1.31 til og med ID nr. 1.37 med tilhørende rutiner for Eksportfinans' utførelse av Oppdraget, med de tilpasninger som følger av punkt 3 nedenfor.
2 SIGNERING AV LÅNEAVTALER:	**2.1 Forhandlingsmandat** Eksportfinans har fått i mandat fra staten v/NHD å fremforhandle på vegne av staten Låneavtale og annen dokumentasjon som kreves i tilknytning til den enkelte lånetransaksjon . Staten v/NHD har fått oversendt Eksportfinans' standard låneavtaler for skipsfinansiering og prosjektfinansiering. Forhandlinger av Låneavtaler skal ta utgangspunkt i Eksportfinans' standard låneavtaler, og fremforhandling av Låneavtaler skal være i tråd med de retningslinjer og prinsipper som Eksportfinans har praktisert i lånetransaksjoner før ikrafttredelsen av Avtalen. Eksportfinans skal være legitimert til å inngå Låneavtaler på statens vegne med staten som långiver, men Låneavtalene skal inngås med forbehold om NHDs skriftlige samtykke. Eksportfinans har ikke rett til å gi bindende tilsagn om lån eller til å inngå Låneavtaler uten at slikt forbehold er inntatt eller NHDs skriftlige samtykke er mottatt. **2.2 Varsling om avtalt tidspunkt for signering av Låneavtale** Eksportfinans skal varsle staten v/NHD om avtalt signeringstidspunkt for en låneavtale. Omforent utkast til låneavtale skal sammen med en kort redegjørelse om låneforholdet oversendes til staten v/NHD for gjennomgang før avtalt signering.. Dersom Staten v/NHD har vesentlige kommentarer til låneavtalen skal disse oversendes til Eksportfinans så snart som mulig deretter. Eksportfinans skal oversende kommentarene fra staten v/NHD til de øvrige deltakerne i lånetransaksjonen med henblikk på å få aksept for dette samt å få implementert kommentarene i endelig låneavtale. **2.3 Godkjenning og signering av Låneavtale** Når en låneavtale er ferdig fremforhandlet skal staten v/NHD sende skriftlig bekreftelse til Eksportfinans om at Låneavtalen og annen dokumentasjon som kreves i tilknytning til en lånetransaksjon kan signeres. Staten v/NHD skal utstyre Eksportfinans med nødvendige fullmakter til å signere Låneavtale og annen dokumentasjon som kreves i tilknytning til den enkelte lånetransaksjon på vegne av staten v/NHD. Eksportfinans kan signere låneavtale og annen dokumentasjon

111

som kreves i tilknytning til den enkelte lånetransaksjon når Eksportfinans har mottatt skriftlig bekreftelse fra Staten v/NHD om at lånedokumentasjonen kan signeres. Staten v/NHD kan gi nærmere regler for kontroll av lånedokumentasjonen. **2.4 Arkivering av lånedokumentasjon** Eksportfinans skal sørge for at signerte Låneavtaler og annen signert dokumentasjon i tilknytning til den enkelte lånetransaksjon arkiveres på Eksportfinans' IT system C360. Eksportfinans skal be ekstern advokat i den enkelte lånesak om å utarbeide hardcopy av lånedokumentasjonen (Bible of Documents) i to eksemplarer. Eksportfinans skal oversende ett eksemplar av Bible of Documents til Staten v/NHD når dette er mottatt av Eksportfinans.
3. UTBETALING AV LÅN:	i. Eksportfinans mottar utbetalingsanmodning fra låntaker eller agentbank. ii. Eksportfinans oversender umiddelbart kopi av utbetalingsanmodning til NHD og til NHDs eksterne kontrollfunksjon. NHD skal sørge for at den riktige valutakonto får dekning for utbetaling. Utbetalingsanmodningen må være NHD i hende senest 3 dager før utbetaling til kunden. Ved ekstra store valutabeløp – som tilsvarer mer enn NOK 1 200 mill. – må det avtales særskilt varsling pr. utbetaling. iii. Eksportfinans' saksjurist signerer sjekklisten i lånesaken. iv. Låneadministrasjonsansvarlig setter opp internt skjema med relevant utbetalingsinformasjon som sjekkes ut av en annen medarbeider i Eksportfinans' gruppe for låneadministrasjon ("Låneadministrasjonen"). v. Skjemaet gis til en bemyndiget i Eksportfinans' område for utlån ("Utlån") sammen med utbetalingsanmodningen og fullmakten fra staten til å signere lånedokumentasjonen. Den bemyndigede i Utlån signerer skjemaet. Skjemaet skal ikke signeres før fullmakten fra staten er på plass. vi. Skjemaet og utbetalingsanmodningen gis til en person i Back Office, som foretar registrering av utbetalingen i Nordeas nettbank. vii. Betalingen godkjennes/autoriseres av en person i Back Office som ikke har registreringsadgang. Låneadministrasjonen har lesetilgang til Statens konti via nettbank. På den måten kan alle holde kontroll med renter og avdrag som kommer inn på de forskjellige lån.
Hjemmel:	Vedlegg D i "Overgangsavtalen" med NHD
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

112

6.3 Rutine: "C360 - Avmerking av NHD-lån"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	01.01.2012	**Oppdatering utført av:**	OTB/JSM

Regel:	Alle selgere skal sette "YES" på alle prosjketer som er overført til staten eller som fremover vil få staten som långiver
Sjermbilde fra C360	Update Case - Lending
Hjemmel:	Vedlegg C i "Overgangsavtalen" med NHD
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

113

6.4 Rutine: "NY MAL - Vedtaksslipp"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	26.01.2012	**Oppdatering utført av:**	OTB/PIA

Regel:	Ny marl for vedtatkslipp ligger i C360. Den nye rutinen som sier at BIB må få kopi av alle vedtaksslipper etter at de er scannet og arkivert på saken
Sjermbilde fra C 360	**UTLÅN FOR STATEN** **BEVILGNING FINANSIERING** **MARKEDSLÅN og/eller GIEK** **Saksnr.:** 00000 **Klientnr.:** **Saksbehandler:** **Søknadsdato:** **Bevilget:** **Ledergruppemøte:** **BESLUTNINGSGRUNNLAG:** **Leverandør:** , **Land:** **Låntaker:** , Eier/konsernstilknytning. Virksomhetsområder. Balanse, omsetning og resultat ved siste regnskap. **Eier over 25%:** **Långiver:** Staten ved NHD **Kontraktsbeløp:** **Finansieringsbeløp:** evt. tilsvarende i (....... %) **Forventet utbet.:** - **Løpetid:** fra levering/utbetaling **Garantifordeling i prosent:** GIEK/Bank **Prosjektbeskrivelse:** **Tilleggsopplysninger:** **Ledig kredittramme:** **Engasjement på debitor:** Denne sak NOK Tilsagt, ikke akseptert NOK Akseptert, ikke utbetalt NOK Utestående saldo NOK **Totalt** **NOK** **INNSTILLING:** **OECD-reglene/108-ordningen:** **Miljøreglene:** **Hvitvask risikogruppe:** **VEDTAK:** **RENTE:** Offentlig rente. CIRR for ...... Markedsrente. med. LIBOR for + basispunkter.
Hjemmel:	Vedlegg C i "Overgangsavtalen" med NHD
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

114

6.5 Rutine: "NY MAL – Loan Structure"

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	31.01.2012	**Oppdatering utført av:**	LAK/PIA/OTB

Regel:	Ny mal for "Loan Structure" ligger i C360 under templates 'Loan Administration'. Malen er registrert med stoppkoden F11 kun i overskriften, ikke i tekstboksene. De rosa dottene indikerer utfylling av tekst. 1. Malen lages av selger og skal foreligge på oppstartsmøte. 2. Ved marginreforhandling og/eller ved overdragelse av lån til staten skal malen foreligge og fylles ut av prosjektøkonom/selger.
Skjermbilde fra C360	

Loan Structure – [låntaker] – saks nr
Loan Agreement
Rente:
CIRR
Lender
Supplier
Borrower
Guarantor
Inter-creditor Agreement ??
Co-operation Agreement ??
Guarantor

Hjemmel:	Vedlegg C i "Overgangsavtalen" med NHD
Ansvar for oppfølging:	Den enkelte salgsmedarbeider
Avvik fra regelen:	Regelen er ufravikelig

115

7.1 Sjekkliste for utbetaling – CP (condition precedent)

Denne finnes i C360 …… - kun første siden vises her

RE :

Date:		**Eksportfinans**	
Loan ref. no.:		**Fax no.:**	+47 22 01 22 02
Borrower:		**Contact person:**	
Contact person:		**Attorney:**	
		Loan Administration:	**Error! Reference source not found.**

AT SIGNING OF THE LOAN AGREEMENT:

Document	Reference clause in Loan Agree-ment	Not received	Received	Date of issue	Party respon-sible	Comments
Loan Agreement					Borrower / EF	
The resolution by the Board of Directors of the Borrower passed in accordance with the Articles of Association and in conformity with applicable legislation, and/or other relevant resolutions and/or documents, authorising the BORROWERS to borrow hereunder, authorising representatives of the BORROWERS to negotiate and sign this Agreement on the terms and conditions herein contained, the Promissory Notes and all other documents on behalf of the BORROWERS	3.1.(a)(i)				Borrower	
Duly authenticated specimen signatures/copy of passport of the authorised representatives	3.1.(a)(ii)				Borrower	
Certified copies and translations into English of all necessary and relevant governmental and other consents, licenses, approvals, authorisations and exemptions required in relation to the making and performance of the Agreement, the Promissory Note(s) and all other requisite	3.1.(a)/(iii)				Borrower	
The Certificate of Incorporation and the Articles of Association of the BORROWER and/or other relevant corporate documents	3.1.(a)(iv)				Borrower	

118

8.1 Markedslån (CIRR-kvalifiserende krontraktslån)

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	22.02.2010	**Oppdatering utført av:**	OER

Bakgrunn:	Hensikten med denne rutinen er å sikre at prisingen av markedslån finner sted i henhold til vedtatt policy. Eksportfinans skal opptre kommersielt og søke høyest mulig avkastning på markedslån.
Ansvar for prising av markedslån:	Saksansvarlig i utlån har ansvaret for at prising av markedslån, inklusive fee-struktur, blir optimal for Eksportfinans. Herunder skal det tas hensyn til eventuell marginrisiko som påføres selskapet (marginrisiko oppstår når innlånskostnaden er ukjent).
Avkastningskrav på porteføljenivå: **Prising av enkeltutlån:**	Hvert utlånsområde (108-lån, markedslån, kontraktsfinansiering og samarbeidslån) skal på porteføljenivå møte selskapets avkastningskrav. For tiden stilles det krav om minimum 10% egenkapitalavkasting på porteføljenivå. Ved markedslån skal inntjeningen for Eksportfinans maksimeres. Saksansvarlig har ansvaret for å sjekke ut markedsforholdene og Eksportfinans' muligheter for margin og fee-struktur. Prisfastsettelsen skal skje gjennom forhandlinger, hvor en høyere pris enn minimumsavkastningen testes ut på indikasjonsbasis. Enkeltutlån som ikke møter minimumskravet på 10% egenkapitalavkastning, skal godkjennes av områdeleder.
Avtale om pris på markedslån:	Pris på markedslån fastsettes endelig gjennom låneavtalen. Før inngåelse av låneavtalen, skal Eksportfinans ha mulighet til å endre kvoteringen av pris. Dette fordi innlånsforholdene kan endre seg underveis i prosessen.. Ved inngåelse av låneavtalen får utlån kvotert en pris fra internbanken på fundingen. Internbanken overtar styringen av marginrisikoen etter tidspunktet for signatur på låneavtalen.
Beregning av egenkapitalavkastning:	Beregning av egenkapitalavkastning skal skje ved bruk av modellen (Excel) som er utarbeidet av RMO.
"Armlengdes avstand" til bankene i prisingen:	I henhold til styrets retningslinjer for utlånsvirksomheten skal markedslån prises kommersielt og på "armlengdes avstand" til eierbankene. Dette medfører at det er Eksportfinans sitt ansvar å prise utlån slik at inntjeningskravene oppnås.

120

8.2 Markedslån – begrenset marginbindingsperiode

Eier av rutinen	Områdeleder - utlån		
Sist oppdatert:	10.11.2009	**Oppdatering utført av:**	OER

Regel:	Marginbinding på markedslån skal begrenses til en vektet løpetid på inntil 7 år fra utbetaling av lånet. Eksempler: 1. Dette innebærer at margin kan bindes i for eksempel 12 år ved eksportkreditter med like store, halvårlige avdrag siden vektet løpetid i dette tilfellet er 6,25 år. 2. Ved bullet-lån blir maksimal marginbindingsperiode 7 år.
Hjemmel:	Styrevedtak av 5. november 2009.
Bakgrunn:	Kunne gi tilbud om langsiktige utlån til fast pris innen forsvarlige rammer for refinansierings- og marginrisiko.
Praktisering:	Dersom perioden med avtalt margin er kortere enn tilbakebetalingsprofilen på lånet (f.eks 5 års marginbinding på 12 års eksportkreditt), må lånet forfalle ved utløpet av marginbindingsperioden med mindre Eksportfinans ensidig bestemmer seg for å gi et tilbud på forlengelse av lånet. Vilkårene vedrørende marginbindingsperiode og løpetid må gjøres klart for kunden i outline, term sheets og i låneavtalen. Formuleringene om dette skal være basert på godkjente standarder.
Ansvar for oppfølging:	Utlånsansvarlig hva gjelder outline og term sheet og saksjurist hva gjelder låneavtale.
Avvik fra regelen:	Kun etter godkjennelse fra områdeleder eksportutlån.

121

9.1 Rutine: "Outlines og "Terms Sheets"

Eier av rutinen	Områdeleder utlån		
Sist oppdatert:	11.08.2010	**Oppdatering utført av**	OER

Regel:	**Definisjoner:** ***Outline:*** Uforbindtlig låneindikasjon som sendes uttidlig i salgsfasen for å gi en orientering om lånemulighetene i Eksportfinans. For kontraktsfinansiering, er en outline bindende for fastsettelsen av CIRR dersom signering av kommersiell kontrakt gjennomføres innenfor fristene ihht. OECD-avtalen. ***Term sheet:*** Uforbindtlig låneindikasjon som oppsummerer hovedvilkårene for finansieringen. Term sheet utarbeides når hovedvilkårene er prinsipielt avtalt med de ulike aktører og skal inneholde de mest sentrale momenter i finansieringen. Term Sheet bekreftet av låntaker danner basis for utformingen av låneavtalen. **Regel:** Outlines og Term Sheets skal være basert på de til en hver tid gjeldende maler i C360. Innholdet i hver enkelt sak skal tilpasses transaksjonen, men det er ikke tillatt å fravike Eksportfinans' utlånspolicy eller standard forretningsvilkår. Ved tvil om saken faller innenfor retningslinjer og policy for utlån, skal saken forelegges områdeleder. Term Sheets utarbeidet av andre finansinstitusjoner kan benyttes når Eksportfinans er et syndikatmedlem, forutsatt at Eksportfinans' forretningsvilkår og utlånspolicy er ivaretatt. Ord som "tilbud" "offer", "commitment", "accept" og lignende skal ikke brukes i forbindelse med outlines og term sheets, fordi det kun er låneavtalen som ansees som et bindende tilbud fra Eksportfinans. Avvik fra dette (for eksempel ved bruk av eksterne term sheets), skal godkjennes av områdeleder. **Alle outlines og term sheets skal kvalitetssikres av en kollega i utlån før utsendelse.**
Hjemmel:	Vedtatt av utlånsdirektør
Bakgrunn:	Sikre at outlines og term sheets ikke inneholder feil, har den nødvendige innholdsmessige og språklige kvalitet og at forretningsvilkårene er innenfor selskapets utlånspolicy.
Praktisering:	Saksansvarlig utarbeider utkast til outlines og term sheets og forelegger utkastet til en kollega for kvalitetssikring før utsendelse. Alle selgere og prosjektøkonomer i utlån har fullmakt til å signere outlines. Term sheets skal signeres av personer som kan forplikte selskapet i utlånssaker (prokurister eller spesialfullmakt).
Ansvar for oppfølging:	Hver enkelt saksansvarlig i utlån (selger eller prosjektøkonom).
Avvik fra regelen:	Regelen er ufravikelig

123

9.2 Maler for "Outlines"

Oppdaterte maler for Outlines og Termsheets er lagret i C360.
For tilgang til malene gå inn i C360, velg menyknappen "New", deretter "Document" og ekspander listen "Outlines and Term Sheets".

124

9.2.1 Outline for Oil and Gas

Denne finnes i C360 …… - kun første siden vises her

Att:

Your ref.:	Our ref.:	Date:
	Jørgen Hauge	

LONG TERM FINANCING TO ● FOR NORWEGIAN SUPPLIES ON ● CONSTRUCTED AT ● IN ● - ● FROM ●.

Reference is made to the application from ● dated ●. Eksportfinans are pleased to enclose:

A) an outline for possible financing of the Norwegian equipment on ● to be constructed at ●, and

B) a commitment to fix Commercial Interest Reference Rates (CIRR), provided that certain requirements are met.

Both may be presented to your client, ●. We understand that the contracts are being negotiated, and we hope that our outline of a possible financing and the CIRR fixing offer will motivate your client to sign contracts with ● and possibly other Norwegian suppliers.

Eksportfinans ASA is the only financial institution specialising in long term financing of Norwegian exports. It is owned by banks and the Norwegian government. Our mission is to provide the best available financing to foreign buyers of Norwegian capital goods and services.

We hope this letter can contribute positively in planning the financing of the project. We would be more than pleased to discuss the above and clarify any questions you might have regarding Eksportfinans ASA or our services.

Yours sincerely,
EKSPORTFINANS ASA

Jørgen Hauge

125

9.2.2 Outline for Kapitalvarer

Denne finnes i C360 …… - kun første siden vises her
Outline capital goods – hovedsakelig til kjøper, dersom til eksportør eller andre må endringer foretas.

Att:

Your ref.: Our ref.: Date:

LONG TERM FINANCING OF DELIVERIES FROM ● TO ●.

Reference is made to the application from ● dated ●. Eksportfinans are pleased to enclose:

A) an outline for possible financing of ● for ●, and

B) a commitment to fix Commercial Interest Reference Rates (CIRR), provided that certain requirements are met.

Eksportfinans ASA is the only financial institution specialising in long term financing of Norwegian exports. It is owned by banks and the Norwegian government. Our mission is to provide the best available financing to foreign buyers of Norwegian capital goods and services.

We hope this letter can contribute positively in planning the financing of the project. We would be more than pleased to discuss the above and clarify any questions you might have regarding Eksportfinans ASA or our services.

Yours sincerely,
EKSPORTFINANS ASA

Lars Børre Hasle

126

9.2.3 Outline for Skip

Denne finnes i C360 …… - kun første siden vises her

Att:

Your ref.: Our ref.: Date:

LONG TERM FINANCING OF ● FOR ● TO BE BUILT AT ●, NORWAY

Reference is made to the application from ● dated ●. Eksportfinans are pleased to enclose:

A) an outline for possible financing of a vessel to be built at ● for ●, and

B) a commitment to fix Commercial Interest Reference Rates (CIRR), provided that certain requirements are met.

Eksportfinans ASA is the only financial institution specialising in long term financing of Norwegian exports. It is owned by banks and the Norwegian government. Our mission is to provide the best available financing to foreign buyers of Norwegian capital goods and services.

We hope this letter can contribute positively in planning the financing of the project. We would be more than pleased to discuss the above and clarify any questions you might have regarding Eksportfinans ASA or our services.

Yours sincerely,
EKSPORTFINANS ASA

Dagny Astrup

127

9.2.4 Outline for Stor Lån

Denne finnes i C360 …… - kun første siden vises her

Indicative Term Sheet
Loan Provided by Eksportfinans

Please note that the below main terms and conditions are presented for discussion purposes only and do not constitute an offer or a commitment.

Facility Description:

Borrower:

Lender: EKSPORTFINANS ASA ("Eksportfinans"), Oslo, Norway.

Facility type: Term loan from Eksportfinans secured by payment guarantee issued by acceptable Guarantors.

Purpose: Long term financing of

Total facility: Term loan from Eksportfinans:
Revolver:

____

Total facility:

____

Guarantee Agent:

Arranger of guarantee facility:

<u>Terms and conditions:</u>

Loan amount and currency:

Guarantors: Norwegian and / or international bank(s) approved by Eksportfinans. Eksportfinans will need to approve both the parent company and the booking office of each Guarantor.

Credit support: Irrevocable and unconditional on-demand guarantee from the Guarantors. The guarantee shall cover the loan, interest, default interest and any other agreed costs. The guarantee shall expire on an agreed date months after the final maturity date of the loan. (Eksportfinans will provide the agent bank with a draft of the payment guarantee.)

Availability: The loan will be available for disbursement
<u>Alt. 1</u>: for a period of days after signing of the loan agreement,
<u>Alt. 2</u>: in amount(s) before ,
<u>Alt. 3</u>: as agreed among the parties,

128

9.3 Maler for "Termsheets"

9.3.1 Term sheet - Kapitalvarer

Denne finnes i C360 ...... - kun første siden vises her

Term Sheet

Capital goods financing provided by Eksportfinans

This Term Sheet will be supplemented by terms and conditions and is subject to satisfactory loan documentation.

Facility Description:

Project Description:	Long term financing of ●.
Borrower:	
Lender:	EKSPORTFINANS ASA (Eksportfinans), Norway.
Supplier:	
Contract Amount:	

Terms and conditions:

Loan Amount:	- or maximum (80/85) % financing of the contract amount.
Currency:	or the equivalent in NOK. The currency chosen must be of commercial relevance to the transaction.
Guarantors:	The loan shall be fully guaranteed by the Norwegian Guarantee Institute for Export Credits (GIEK) and/or international bank(s) acceptable to Eksportfinans. The Borrower undertakes at all times to keep the loan fully guaranteed by a guarantee and guarantors acceptable to Eksportfinans or Eksportfinans may set rating requirements for guarantors (rating A-/A3 or better) which will be applicable throughout the life of the loan.
Guarantee:	Hvis bankgaranti: An irrevocable and unconditional on demand guarantee from ● ... .covering... ... ..% of the financing. Hvis GIEK-garanti: Standard guarantee policy from GIEK covering ... ..% of the financing. Based on agreement with the parties involved, Eksportfinans will hold securities according to the provisions of guarantor(s).

129

9.3.2 Termsheet – Skip

Denne finnes i C360 …… - kun første siden vises her

Term Sheet

Ship financing provided by Eksportfinans

This Term Sheet will be supplemented by terms and conditions and is subject to satisfactory loan documentation.

Facility Description:

Project Description: Long term financing of ●.

Borrower:

Lender: EKSPORTFINANS ASA (Eksportfinans), Norway.

Shipyard: ●.

Contract Amount: Price of vessel

(Endr. Gjøres i Loan Details)

Financing Plan:

Equity	●%	
Loan amount	●%	
Total loan amount:	●.	

Terms and Conditions:

Loan Amount:

,- or maximum "80/85"% financing of the contract amount.

Currency:

USD or the equivalent in. The currency chosen must be of commercial relevance to the transaction.

Guarantors: The loan shall be fully guaranteed by the Norwegian Guarantee Institute for Export Credits (GIEK) and/or international bank(s) acceptable to Eksportfinans.

The Borrower undertakes at all times to keep the loan fully guaranteed by a guarantee and guarantors acceptable to Eksportfinans

or

Eksportfinans may set rating requirements for guarantors (rating A-/A3 or better) which will be applicable throughout the life of the loan.

130

For the avoidance of doubt financing based on cash deposit security will not be available.

9.3.3 Term sheet – Oil & Gas

Denne finnes i C360 …… - kun første siden vises her

Term Sheet

Oil & Gas financing provided by Eksportfinans

This Term Sheet will be supplemented by terms and conditions and is subject to satisfactory loan documentation.

Facility Description:

Project Description: Long term financing of ●.

Borrower:

Lender: EKSPORTFINANS ASA (Eksportfinans), Norway.

Suppliers: ●

Contract Amount: Estimated Norwegian supplies for an aggregated value of ● for ● (type utstyr).

Terms and Conditions:

Loan Amount: Up to "80/85" % of the Norwegian contract value,
i.e for ● (utstyr). In aggregate ● (valutakode og beløp)
provided sufficient Norwegian content according to assessments made by Eksportfinans and GIEK.

Currency: USD or ● the equivalent in. The currency chosen must be of commercial relevance to the transaction.

Guarantors: The loan shall be fully guaranteed by the Norwegian Guarantee Institute for Export Credits (GIEK) and/or international bank(s) acceptable to Eksportfinans.

The Borrower undertakes at all times to keep the loan fully guaranteed by a guarantee and guarantors acceptable to Eksportfinans.

or

Eksportfinans may set rating requirements for guarantors (rating A-/A3 or better) which will be applicable throughout the life of the loan.

131

Guarantee: Hvis bankgaranti: An irrevocable and unconditional on demand guarantee from ●.

Hvis GIEK-garanti: Standard guarantee policy from GIEK.

9.3.4 Term sheet – Store Lån

Denne finnes i C360 …… - kun første siden vises her

Term Sheet
Loan Provided by Eksportfinans

Facility Description:

Borrower:

Lender: EKSPORTFINANS ASA ("Eksportfinans"), Oslo, Norway.

Facility type: Term loan from Eksportfinans secured by payment guarantee issued by acceptable.

Purpose: Long term financing of

Total facility: Term loan from Eksportfinans:
Revolver:

Total facility:

Guarantee Agent:

Arranger of guarantee facility: To be appointed by the Borrower.

Terms and Conditions:

Loan amount and currency:

Guarantors: Norwegian and / or international bank(s) approved by Eksportfinans. Eksportfinans will need to approve both the parent company and the booking office of each Guarantor.

Credit support: Irrevocable and unconditional on-demand guarantee from the Guarantors. The guarantee shall cover the loan, interest, default interest and any other agreed costs. The guarantee shall expire on an agreed date months after the final maturity date of the loan. (Eksportfinans will provide the agent bank with a draft of the payment guarantee.)

132

Availability: The loan will be available for disbursement

<u>Alt. 1</u>: for a period of days after signing of the loan agreement,

<u>Alt. 2</u>: in amount(s) before ,

<u>Alt. 3</u>: as agreed among the parties,

subject to compliance with all conditions precedent to disbursement as specified in the loan agreement. Any undrawn amount after such agreed date will be cancelled.

133

10.1 Organisasjonskart – Utlånsområdet

Utlån
Tradisjonelle bransjer
Olje og gass og maritime næringer
Olav E. Rygg
Utlån
Nye bransjer
Fornybar energi, miljøteknologi og andre kapitalvarer
Ivar Slengesol
Bransjeansvarlig shipping
Tellef Tellefsen
Sekretær
Pia Glenthøj
Leder prosjektavdelingen
Jostein Djupvik
Salg nye bransjer
Lars B. Hasle
Shipping
Dagny Astrup
Controller
John S. Magdal
Saksansvarlig/OECD
Fanny Fabricius Bye
Shipping (Ålesund)
Stig Gjerhammer
Saksansvarlig
Tor Østbø
Saksansvarlig
Marie Sørli (p)
Shipping
Olav Tore Breilid
Saksansvarlig
Kaare Haahjem
Olje & gass
Anna M. Aanesen
Låneadminstrasjon
Berit Gilløyen
Låneadministrasjon
Aksel Aagaard
Olje & gass
Laila Johnsen
Låneadminstrasjon
Gerd Hagelund
Låneadministrasjon
Birthe Breistein
Bransjeansvarlig olje & gass Jørgen Hauge
Låneadminstrasjon
Oanh Thi Nguyen
Låneadministrasjon
Gunn H. Heggset
Låneadminstrasjon
Helen Rocha Dahlberg (p)
Låneadministrasjon
Kristin Sæle

135

10.2 Fullmakter i Utlånsområdet

Signaturfullmakt	Signaturfullmakt på vegne av Eksportfinans følger av den til enhver tid gjeldende signaturliste. Gjeldende signaturliste finnes hos selskapets styresekretariat (se vedlegg 12.3).. Her fremgår også begrensningene i signaturfullmaktene. Februar 2010 er Olav Einar Rygg tildelt prokura. Fanny Fabricius Bye, Tellef Tellefsen, Jørgen Hauge og Tor Østbø kan alene forplikte selskapet i alle utlånsrelaterte transaksjoner. Rolf Helmich Pedersen, Tore Samuelsen, Tom Stønjum og Lisen Anette Kjekshus kan sammen (to og to) forplikte selskapet i utlånsrelaterte transaksjoner.
Bevilgningsfullmakt	Adm. direktør sin bevilgningsfullmakt følger av "Fullmakt for administrerende direktør". Adm. direktør har ubegrenset bevilgningsfullmakt for utlånssaker som faller innenfor vedtekter og retningslinjer gitt av styret. Dog skal styret forhåndinformeres ved lånebeløp over NOK 400 millioner eller hvis saldo på låntaker overstiger NOK 1 milliard. Hvis et styremedlem har innvendninger, vil saken komme opp på neste styremøte til behandling. Adm. direktør har delegert følgende bevilgningsfullmakter til medarbeidere i utlån. **Fullmaktshaver:** **OER** Fullmaktshaver kan innvilge lån, endre betalingsbetingelser og gi betalingsutsettelser således at: 1. Maksimalt beløp utgjør NOK 100 millioner, eller tilsvarende i valuta. Lån over NOK 100 millioner behandles av adm. direktør. Det samme gjelder for lån som ikke vurderes som kurante. 2. Offentlige eksportkreditter skal følge vedtatte OECD-betingelser og eventuelle retningslinjer fra norske myndigheter. 3. Markedslån skal følge styrets retningslinjer og evt. retningslinjer fra adm. direktør 4. Kredittavtaler, generelle låneavtaler og rammekreditter kan etableres og forlenges under samme regler som for enkeltlån. 5. Endringer i underliggende forhold til enkeltlån, herunder betalingsutsettelser, forlengelser og førtidige nedbetalinger og refinansieringer, kan aksepteres innenfor retningslinjene til utlån. For saker som er på grensen av, eller går utover normer, standarder, fullmakter m.v., skal råd / bistand innhentes fra relevant instans internt (for eksempel konsernjurist, økonomi- eller finansdirektør). Ved eventuell intern uenighet, bringes spørsmålet inn for adm. direktør.
Bevilgningsfullmakt [illegible]	**Fullmaktshaver:** **FFB, TKT, JHA** og **TØ** hver for seg Fullmaktshaver kan innvilge lån, endre betalingsbetingelser og gi betalingsutsettelser således at: 1. Maksimalt beløp utgjør NOK 50 millioner, eller tilsvarende i valuta. Lån over NOK 50 millioner behandles av leder eksportutlån. Det samme gjelder for lån som ikke vurderes som kurante. 2. Offentlige eksportkreditter skal følge vedtatte OECD-betingelser og eventuelle retningslinjer fra norske myndigheter. 3. Markedslån skal følge styrets retningslinjer og evt. retningslinjer fra adm. direktør

136

<table>
<tr><td></td><td colspan="2">4. Kredittavtaler, generelle låneavtaler og rammekreditter kan etableres og forlenges under samme regler som for enkeltlån.
5. Endringer i underliggende forhold til enkeltlån, herunder betalingsutsettelser, forlengelser og førtidige nedbetalinger og refinansieringer, kan aksepteres innenfor retningslinjene til utlån.
For saker som er på grensen av, eller går utover normer, standarder, fullmakter m.v., skal råd / bistand innhentes fra områdeleder utlån og evt. fra relevant instans internt (for eksempel konsernjurist, økonomi- eller finansdirektør). Ved eventuell intern uenighet, bringes spørsmålet inn for adm. direktør.</td></tr>
<tr><td rowspan="2">Fullmakt til å gi uforbindtlige låneindikasjoner ("outlines")</td><td>Fullmaktshaver:</td><td>Personer som innehar rollene selger eller prosjektøkonom</td></tr>
<tr><td colspan="2">Fullmaktshaver kan indikere overfor kunder og samarbeidspartnere finansiering fra selskapet innenfor følgende rammer:
1. Offentlige eksportkreditter skal følge vedtatte OECD-betingelser og eventuelle retningslinjer fra norske myndigheter.
2. Markedslån skal følge styrets retningslinjer og evt. retningslinjer fra adm. direktør.
For saker som er på grensen av, eller går utover normer, standarder, fullmakter m.v., skal råd / bistand innhentes fra områdeleder utlån og fra relevant instans internt (for eksempel konsernjurist, økonomi- eller finansdirektør).</td></tr>
<tr><td rowspan="2">Fullmakt til å attestere kostnader</td><td>Fullmaktshaver:</td><td>OER og FFB</td></tr>
<tr><td colspan="2">Olav Einar Rygg har fullmakt til å attestere kostnader innenfor administrasjonsbudsjettet til utlån.

Fanny Fabricius Bye har fullmakt til å attestere kostnader innenfor prosjektavdelingen i utlån og innenfor rammene i administrasjonsbudsjettet for utlån.</td></tr>
<tr><td rowspan="2">Fullmakt til å attestere fravær</td><td>Fullmaktshaver:</td><td>OER og FFB</td></tr>
<tr><td colspan="2">Olav Einar Rygg har fullmakt til å attestere fravær for eksportutlån

Fanny Fabricius Bye har fullmakt til å attestere fravær for prosjektavdelingen i utlån.</td></tr>
</table>

137

10.3 Rollebeskrivelser

Rollebeskrivelsene ligger lagret i C360 under pr08-209

138

11.1 Rapportoversikt

Dette kapitelet gir en oversikt over de rapporter som Utlån har ansvar for å utarbeide og distribuere. Det skilles mellom Interne rapporter (styrerappoter, ledergrupperapporter o.l) og Eksterne rapporter (OECD-rapporter, rapporter til NHD o.l)

11.1.1 Månedsrapporter til styret og ledergruppen

I månedsrapporten til styret og ledergruppen blir det rapportert følgende:

- Saldorapporter
- Renter – internbankavregning
- Ordrereserve
- Prognoser utbetalinger
- Aksepter og utbetalinger (aksepter IBIS og C360)
- Marginer fra virksomhetsområdene (brutto, netto)
- 108 – marginrapport (referanserente rapport)
- Fee-rapport fra salg
- Garantirapport
- Valutarapport
- Volum og saksoversikt over nye søknader
- Marginer pr valutasort (kontroll – forvaltning)
- Bransjerapport
- Status rapport pr case

11.1.2 Kvartalsrapporter til styret og ledergruppen

- Kapitaldekningsrapport

11.1.3 Rapporter til områdeleder/salgsteam

- Status rapport salg
- Utlåns kontroll Lending
- Sannsynlighet og marginrapport
- Møte statistikk
- Søknadsoversikt
- Valuta oversikt
- Aksepter og utbetalingsrapport
- Saldo rapport
- Renter fra internbanken (daglig til Pia rapport til EF-utlån)
- Valuta endringsrapport (virksomhetsleder økonomi + internbanken)

11.1.4 20F - rapporter

Som en forutsetning for å kunne foreta hurtige låneopptak i USA ved å utstede og selge verdipapirer har Eksportfinans hos amerikanske finanstilsynsmyndigheter (Security and Exchange Commission - SEC) registrert en såkalt US Debt shelf. Fra denne kan selskapet utstede såkalte Medium Term Notes (MTN) eller ordinære Notes.

For å opprettholde en slik Debt Shelf må Eksportfinans hvert år sende sin årsrapport i amerikansk format, formular 20F, til SEC. Både Form 20F og de såkalte F-sidene som inneholder regnskapsinformasjonen registreres hos SEC og er offentlig tilgjengelige.

De seneste årene har Eksportfinans hatt et samarbeid med det norske Finansdepartementet om å

140

utarbeide dokumentet Certain Information on the Kingdom of Norway and the Norwegian Economy. Dette går som vedlegg til Eksportfinans' 20F-registrering.

Årsrapporten med tilhørende noter og nøkkeltall danner grunnlaget for F20. I tilegg tar rapporten utgangspunkt i fremtidige trender og beskriver den markedmessige situasjon for selskapet frem i tid. Utlån er her sammen med øvrige avdelinger med på å danne et helhetsbilde av situasjonen for å etterkomme krav fra SEC.

141

11.2 Rutine for rapportering

11.2.1 Rutine: "Kvartals og månedsrapportering"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	xx.xx.2010	**Oppdatering utført av:**	JSM
Hovedansvarlig rapport:	JSM	**Rapporteringsfrist**	Innen x hver mnd

Utlån følger til enhver tid økonomi sine retningslinjer for måned og kvartalsrapportering. Rapporteringen fra utlån tar for seg tre hovedområder som skal gi en beskrivelse av nåværende situasjon og gi tiden fremover. Tidsfrister for input av tall fastsettes av økonomi avdelingen.

- Rapportering av månedens utbetalinger og saldo
- Rapportering av nye aksepter og ordre reserve
- Kommentarer til overnevnte tall og de større saker, kort beskrivelse om fremtidige utbetalinger
- Økonomi sammen med controller i utlån ser på inntekter og kostnader i forhold til budsjett.

Eksempel på måned og kvartalsrapportering utlån eksempel fra Januar 2010

Eksportutlån rapportering:

- Den sannsynlighetsjusterte ordrereserven har økt med fra 27,4 til 31,7 milliarder siden nyttår. Dette skyldes både nye aksepter og økte sannsynlighetsanslag for enkelte prosjekter i "pipeline".
- I januar ble det registrert 25 nye utlånsprosjekter under bearbeidelse med samlede utlånsbeløp på ca. 14 milliarder. Dette vitner om fortsatt høy aktivitet blant eksportørene til tross for vanskelige markeder.
- Den største låneutbetalingen i januar var NOK 700 millioner til Dofcon AS (datterselskap av DOF Subsea) som markedslån til finansiering av konstruksjonsskipet "Scandi Aker" som ble levert fra STX Søviknes. Finansieringen ble arrangert i samarbeid med Nordea. Vårt lån er 100% garantert av GIEK.
- Det ble også i januar inngått en samarbeidsavtale med Sparebanken Midt-Norge for kjøp av lån tilsvarende NOK 850 millioner. Prisingen ble NIBOR + 56 bp for en periode på 5 år.

11.2.2 Rutine: "Utbetalinger, saldo, nye aksepter og ordrereserve"

Eksportutlån Utbetalinger

(Tall i mill. NOK)	januar 2010	Pr.31.01.10	Budsjett 2010	Hele 2009
108-lån	12	12	9.200	14 381
Kontraktsfinansiering til markedsvilkår	708	708	11.000	12 466
Eksportørlån			3.000	0
Samarbeidslån			5.000	1 263
Sum	720	720	28.200	28 110

Eksportutlån Saldoutvikling

(Tall i mill.NOK)	Saldo 31.01.10	Budsjett 2010	Saldo 31.12.09
108-lån	38 387	41.731	38 827
Kontraktsfinansiering til markedsvilkår	20 365	26 107	19 518
Eksportørlån	11 063	14 595	11 157
Samarbeidslån	11 500	13 207	11 467
Sum	81 315	95 640	80 969

142

Akkumulerte utbetalinger, aksepter og sannsynlighetsvurdert ordrereserve eks Kommunekreditt
50,0
40,0
35,0
25,0
10,0
5,0
0,0
Ordrereserve 2009
27,4
Jan
Apr
Jun
Jul
Aug
Okt
Nov

11.2.3 Rutine: "Ordrebeholdning og prognose modell"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	12.07.2007	**Oppdatering utført av:**	JSM
Hovedansvarlig rapport:	JSM	**Rapporteringsfrist**	Innen x hver mnd

Rutine for behandling av ordrereserven i eksport finans

FIL PLASSERING

Eksportfinans har utviklet en fil som tar for seg sandsynlighet og prognoseberegninger for ordrereserven i utlån. Rapporten er plassert i BO som gir et direkte utrekk fra C360 i modulen loan details. Det er laget kontroll rapporter i BO-dataverhuset som skal hjelpe selger og prosjektledere til å fylle ut data som gir grunnlag for ordre reserve beregningerog fremtidige utbetalinger. Eksempel på case i c360 Loan details:

Loan Details
Comment(s)
Industry:
Loan Amount:
USD
Delivery Date:
24.00
Date of Loan Agreement: 01.07.2008
Responsible for Loan Documentation:

143

Ordre reserve:

For å kunne hjelpe selgere og prosjektledere er det utviklet et sett med kontroll rapporter som skal hjelpe til med utfylling v data i c360. For å kunne danne grunnlag for ordre reserven er det viktig at et minimum av data foreligger for å kunne lage grunnlag for ordre reserven.

Liste over input som må være tilstede: Input fra aktuelle personer i Utlån som hånterer case:

1. Status(proposal accept, term sheet, partly disbursed, Documentations process, CP
2. Case nummer
3. Title (navn prosjekt)
4. Category (Contract Cirr, Contract kombi osv)
5. Industry (Bransje oversikt)
6. Disbursement Year, month
7. Probability
8. Partly disbursement overview (bsekrivelse av når neste utbetaling vil skje)
9. First disbursement (Vi er ute etter neste betaling)
10. Margin commercial
11. Loan currency
12. Loan amount

Under er det vist utrekk fra en kontroll rapport som gir oversikt over hva som skal/- bør fylles ut Oransje felt:

UTL Kontroll Lending Case

[illegible]

[illegible]

								[illegible]		[illegible]							13 025 010 200
Status	[illegible]	Title	[illegible]	Industry	[illegible]	[illegible]	[illegible]	First [illegible]	Partly [illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
Proposal Acc	00045	[illegible]	Compact Conb	[illegible] - Cas	C	[illegible]		15.10.11	Uavklard	100	0	0		12 USD	300 000 000	USD	300 000 000
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
Proposal Acc	00070	[illegible] - Loan Facility	Compact Conb	[illegible] - Cas	C	[illegible]	15.03.10	30.04.10		100	72	0		12 USD	150 000 000	USD	150 000 000
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
Documentation	00150	[illegible]	Compact Conb	[illegible] - Cas	C	[illegible]		[illegible]	50% [illegible]	100	150	10		12 USD	300 000 000	USD	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
Partly Disbu	00050	00050 [illegible] Drilling	Compact Conb	[illegible] - Cas	C	[illegible]	[illegible]	[illegible]	[illegible]	100	0	15		12 USD	[illegible]	USD	1 344 000 000
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]
Count	11																

Når rapporten er ajourhold er neste skritt og kjøre BO rapporten som ligger under universet C360. Bo rapporten heter Ordre reserve. Rapporten kjøres på riktig måned og rapporten blir ferdig utregnet med riktige låne beløp i valuta, sannsynlighet,fordelinger etc pr bransje, status og fordelt på år. Rapporten kan eksporteres til PDF eller excel. Rapporten lagres i c360 under ordre reserve under prosjekt09-89.

144

Related Information

Activities | Documents | Cases | Progress Plan | Accounts | Our Team | Related Projects | Rights | Log

- [illegible] - økonomi [illegible]
  - pm09-8[illegible] - [illegible] eksport[illegible]lån
  - pr09-[illegible] - [illegible] eksport[illegible]lån
    - pr09-88 - [illegible] eksport[illegible]lån
    - pm09-89 - [illegible] eksport[illegible]lån ordrereserve[illegible]
    - pm09-90 - [illegible] eksport[illegible]lån [illegible] prognoser
  - pr09-91 - [illegible] eksport[illegible]
    - pr09-100 - [illegible] rapporter og dokumentasjon
    - pm09-119 - Rapporter [illegible]_status
    - pr09-92 - [illegible] eksport[illegible]
    - pr09-93 - Månedsrapport[illegible] eksport[illegible]
    - pm09-9[illegible] - [illegible] EFF
    - pr09-99 - Rapporter [illegible]

Under er det vist udrag fra Ordre rapport: Tall er ikke sammenlignbare (vil bli rettet)

03.02.10 Order Reserve EF

Order reserve Total
LoanAmount_mill
Industry
Energy
Environment
Fish farming [illegible]
IT
Oil / Gas
Other Capital Goods
Other industry
Ship equipment
Shipowner
Shipyard

Industry | million	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Energy	[illegible] 784	250	15	0	0	26[illegible]
[illegible]	38	[illegible]	[illegible]	[illegible]	0	17
Fish farming / equip[illegible]	186	25	0	0	0	2[illegible]
IT	10	[illegible]	[illegible]	[illegible]	0	[illegible]
Oil / Gas	42 186	14 207	[illegible] 75	9[illegible]	0	10 844
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]
[illegible] industry	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]
Ship equipment	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]
Shipowner	[illegible]	[illegible]	[illegible]	144	0	[illegible]
Shipyard	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]
Sum	[illegible]	[illegible]	[illegible]	1 1[illegible]	0	[illegible]

Calculated probability pr status
Status
Documentation [illegible]
Proposal Accept
DisbursementYear

Calculated probability order reserve pr industry
Industry
IT
Other Capital Goods
DisbursementYear

ANSVAR FOR OPPDATERING

Hver enkel selger eller prosjektleder eller disse i samarbeid har ansvaret for at alle prosjekter er ajourhold i henhold til forventninger og viten til enhver tid. Månedsinput i c360 skal gi så god informasjon om prosjektets sandsynlighet og utbetaling som mulig. Controller sjekker tall og konsistens, rapporten brukes i ulike rapporteringsøyemed til status og til fremtidige prognoser.

Viktige datoer og tidsfrister

a- Bransjeansvarlig må innen månedsavslutning oppdatere sine egne saker i forbindelse med ordrebeholdningen c360 loan details (sjekke, statuser, lånetilsagn, portefølje, utbetalinger etc, jmf). Over)

145

b- IBIS må oppdateres før månedslutt slik at alle saker kommer med i BO rapport Ordre reserve som automatisk henter utbetalingsdata fra IBIS. låneadministrasjon må kjøre "Termination Report" i IBIS siste arbeidsdag i måneden.
c- Alle beløp skal sjekkes og hvis endringer skal foretas gjøres dette av ansvarhavende for prosjekter i C360. Månedsfordelingen sjekkes av utlånscontroller, der det ikke er automatisk samsvar mellom utbetalinger måned eller år. Bistand fra låneadministrasjon kan skje fortløpende gjennom måneden).
d- Sakene som er ferdig utbetalt skal ha riktig status i c360 slik at disse ikke blir regnet med i ordre reserven, dette gjøres av selger eller fagpersoner i utlånsadministrasjon.
e- Controller foretar en kontinuerlig sjekk og overvåking av ordre reserven i BO/ - c360 til enhver tid.

Backup på Ordre reserven er utlåns direktør

PROGNOSE MODELL

Ut i fra ordre reserven lagres dataene i regneark der dataene igjen blir fordelt på måned, for å kunne sjekke fremtidig likviditetssituasjon (balanse modellen risiko og funding).
Prognose modellen skal også gi oversikt for utlån over fremtidig saldo og utbetalinger minimum 12 mnd frem i tid. Prognose modellen henter data fra Ordre reserven der det brukes Vlookup funksjoner For innhenting av data. Tall og graf inngår i ulike presentasjoner i eksportfinans. Det skal også hentes inn avdrag totalt og mot innskuddsavtalene.
Rapporten som i utgangspunktet vil være en oversikt over fremtidige hendelser, vil naturligvis være preget av manuell input og skjønn foruten at hoved dataene kan hentes inn automatisk. Det er viktig med tett dialog med ulike prosjektledere, salgsansvarlige og i noen tilfeller jurister.
Under er det vist utrekk fra prognose modellen.

Under er det videre vist utrekk med graf med total saldo for utlån:

146

[illegible]											
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]				[illegible]			[illegible]		

Forecast of new export loans in 2010 and 2011
5.908
17.186

147

Det skal også hentes inn avdrag totalt og mot innskuddsavtalene. Rapporten skal utarbeides og rapporteres i sin helhet hver måned. Rapporten brukes av finans, risiko og Utlån for prognose estimering. En viss kjennskap til excel og oppbygging av grafer er en nødvendighet. Prognose modellen utarbeides en gang i måneden.

Backup på rapporten er utlånsdirektør

148

11.2.4 Rutine: "CIRR-renter til OECD"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	16.10.2009	**Oppdatering utført av:**	MES
Hovedansvarlig rapport:	MES	**Rapporteringsfrist**	månedlig

Date of Submission: (dd-mm-yy)
Validity Period: (11-mm-yy ~ 14-mm-yy)

I (a): In accordance with Article 20.A).1) of the Arrangement

Repayment Term (Years)	**Government Bonds**	
	(Years)	**(Yields)**
~ ≤ 5	3	
5 < ~ ≤ 8½	5	
8 ½ < ~	7	

Eller

I (b): In accordance with Article 20.A).2) of the Arrangement

Repayment Term (Years)	**Government Bonds**	
	(Years)	**(Yields)**
All maturities	5	

II : In accordance with Article 4 of the NSU and RESU

Repayment Term (Years)	**Government Bonds**	
	(Years)	**(Yields)**
~ < 11	Relevant Government Bond Yields in accordance with article 20 of the Agreement	
11 to 12	7	
13	7	
14	8	
15	8	
16	9	
17	9	
18	10	

Eksportfinans rapporterer CIRR renter månedlig til OECD iht. avtale med Nærings- og handelsdepartementet og Finansdepartementet som har godkjent beregningsmåten.

For rapporteringen brukes standard skjema utarbeidet av OECDs sekretariat.

CIRR rente for NOK iht. artikkel 20 i Arrangement rapporteres basert på 5 års statsobligasjonsrente som publisert daglig av Norges Bank.(Table I. (b) i OECDs skjema.)

CIRR rente for sektorforståelsen for fornybar energi og for atomkraft (RE/W og NSU Sector Understandings) basert på 7,8 og 9 års statsobligasjon er beregnet ved å interpolere mellom 5 og 10 års syntetisk statsobligasjonsrente som publiseres daglig av Norges Bank (table II i OECDs skjema). For all rapportering skal statsobligasjonsrentene som publisert av Norges Bank den første arbeidsdagen i måneden benyttes.

Rentene beregnes i regnearket "CIRR Base rates" lagret på prosjektet pr 09-124 i C360. For hver måned etableres en ny flipp i regnearket som angir den aktuelle måned.

149

CIRR rentene skal rapporteres til OECDs sekretariat i løpet av den 5. hver måned og gjøres gjeldende fra den 15.hver måned iht. OECD avtalen.

Skjema sendes til OECDs sekretariat (xcred.secretariat@oecd.org) med kopi til Tyri Stugu i NHD (tyri.stugu@nhd.dep.no) og echgroup@olis.oecd.org.

Eposten lagres på prosjektet pr09-124 (med tittel "108 ordningen – nytt CIRR opplegg") i C360.

150

11.2.5 Rutine: "1C rapportering av offentlig støttede kreditter"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	14.04.2010	**Oppdatering utført av:**	MES
Hovedansvarlig rapport:	MES	**Rapporteringsfrist**	løpende

1C-rapportering
Dette er rapportering av enkeltsaker som skjer på eget skjema. Rapportering skjer på utbetalingstidspunktet (evt. første utbetaling), senest fire uker etter utbetalingen.

Det skal rapporteres for 108-saker med løpetid fom. fem år og oppover, hvor GIEK ikke deltar og hvor det er utenlandsk kjøper. Denne rapporteringen gjelder også for skipssaker.

Rutinen gjelder for alle (også skip) 108-lån hvor:

- løpetiden er over 5 år (f.o.m. 5 år og 1 dag)
- debitor er utenlandsk
- GIEK ikke er garantist

Rapportering skal skje forut for utbetaling etter at låneavtale er undertegnet, dog senest 4 uker etter første utbetaling. Berit Gill Øyen gjennomfører selve rapporteringen til OECD, etter nærmere informasjon fra team i den enkelte sak.

Mal for 1C-skjema er lagret i C360 under prosjektet **pr08-72 OECD 1C og 3A rapportering.** Ta opp malen, fyll ut ifølge instruks.
Utfylt skjema skal lagres på pr 08-72 og på den aktuelle saken som rapporteringen knytter seg til.

Utfylt 1C-skjema sendes GIEK som rapporterer til OECD (p.t. att. Ingunn Baretto, mailto:ingunn.baretto@giek.no og Nikolai Owe (mailto:nikolai.owe@giek.no)

INSTRUKS FOR UTFYLLING AV 1-C SKJEMA

1.	**Reporting country**	er Norway, skriv navn eller velg fra nedtrekksmeny
2.	**Identification No.**	fylles ut av GIEK
3.	**Compilation Date**	fyll inn dagens dato
4.	**Extending or guaranteeing agency**	fyll inn Eksportfinans
5.	**Recipient country**	fyll inn debitorland
	OECD Country Risk Classification	klassifisering er fra 0-7 riktig klassifisering finner du på www.oecd.org/dataoecd/47/29/3782900.pdf
6.	**Credit type**	kryss av for kredittype, vanligvis (a) Individual export credit
7.	**Did this credit receive off.fin.support**	kryss av for YES
	og p.g.a. Yes	kryss av for direct credit
7a.	**ECA product**	fylles ikke ut
7b.	**Type of risk covered**	fylles ikke ut
7c.	**Percentage of cover**	fylles ikke ut

151

8.	**Is this export credit ass**	kryss av for NO, eller YES hvis bl.kreditt
9.	**Was this credit notified ……**	kryss av for NO eller YES for prosjekter som er notifisert (f eks blandet kreditt)
10.	**Description of goods or suggested purpose code**	fyll inn så beskrivende som mulig velg fra nedtrekksmenyen og Code blir fylt ut automatisk
11.	**Commitment date**	fyll ut dagens dato eller dato for utbetaling dersom rapportering skjer etter utbetaling
12.	**Contract value**	fyll inn 100% kontraktsverdi
	currency	fyll inn kontraktsvaluta
	Cash payment	fyll inn % kontantandel
	Local Cost	fyll inn % hvis local cost, ellers blank
13.	**Credit amount**	fyll inn lånebeløp
14.	**Currency of repayment**	fyll inn valuta
15.	**Terms, conditions**	
	(a) Repayment period	fyll inn løpetid
	Drawdown period	fyll inn opptrekksperiode
	(b) Interest rate	fyll inn lånerente
	Avg life if atypical repayment	fylles kun inn ved avvikende avdrag
	(c) Repayment schedule: epp	kryss av hvis halvårlige avdrag
	other	spesifiser hvis ikke halvårlige avdrag
	(d) Interval to first repayment	kryss av hvis 6 mndr til første avdrag
	other	spesifiser hvis ikke halvårlige terminer
	(e) Total premium charged	hvis premier/fees er del av låneavtalen fyll inn hva disse utgjør up-front i prosent av lånebeløpet
16.	**Name of buyer or borrower**	fyll inn debitornavn
16a.	**Borrower Type**	kryss av for debitortype
17.	**Guarantor in buyer's country**	fylles inn hvis garantist fra debitorland
17a.	**Guarantor Type**	kryss av for garantisttype
18.	**Other security**	beskriv hvis annen type sikkerhet

152

11.2.6 Rutine: "3A-rapportering"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	19.09.2007	**Oppdatering utført av:**	MES
Hovedansvarlig rapport:	MES	**Rapporteringsfrist**	Halvårlig, senest 6 uker etter halvårsskiftet

Det skal rapporteres på sum-nivå for 108-saker iht. eget skjema. Skjema er lagret i C360 under prosjektet **pr08-72 OECD – 1C og 3A rapportering.**
Det skal rapporteres for alle løpetider over to år, hvor GIEK ikke deltar og hvor det er utenlandsk kjøper. Denne rapporteringen gjelder også for skipssaker. Det rapporteres halvårlig senest seks uker etter halvårsskiftet.

Eksportfinans skal rapportere i januar og juli hvert år, og rapporten skal inneholde bevegelser for siste halvår. Det skal rapporteres følgende:

- Tilsagn i perioden
- Hovedstol nye tilsagn i perioden
- Utbetalinger i perioden
- Innbetalinger av renter og avdrag i siste periode
- Innbetalinger av avdrag i siste periode
- Utestående lånesaldo+ikke utbetalte tilsagn/lån ved slutten av perioden
  - hvorav utbetalt
  - hvorav ikke utbetalt
- Ikke betalte renter og avdrag ved slutten av perioden
- Ikke betalte avdrag ved slutten av perioden
- Rente- og avdragsforfall 1. år eller halvår fra slutten av perioden
- Avdragsforfall 1. år eller halvår fra slutten av perioden
- Rente- og avdragsforfall 2. år fra slutten av perioden
- Avdragsforfall 2. år fra slutten av perioden
- Rente- og avdragsforfall 3. år og deretter

Rapporten skal ha summer pr. land og valuta og totalsummer pr. valuta
Tall skal inn i rapportskjema til OECD (Form 3 and 3a)

Rapporten må være ferdig i løpet av desember - det skal rapporteres i januar.

Følgende IBIS-rapporter har dannet grunnlaget for tidligere rapportering:

- OECD.101
- OECD.102
- OECD.103
- OECD.104
- OECD.105
- OECD.106
- OECD.109
- OECD.109F
- OECD.010
- OECD.011
- OECD.012
- OECD.013
- OECD.014
- OECD.015
- OECD.019
- OECD.19F

153

11.2.7 Rutine: "Kvartalsrapport til NHD – 108 ordningen"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	09.02.2010	**Oppdatering utført av:**	MES
Hovedansvarlig rapport:	MES	**Rapporteringsfrist**	Innen 1 mnd etter utgangen av kvt.

RAPPORTERING OG ARKIVERING
Eksportfinans skal ved utgangen av hvert kvartal sende en kvartalsrapport til NHD for 108 ordningen.

Det er opprettet et eget prosjekt i C360 (**pr07-32: 108 ordningen – kvartalsrapporter**) der kvartalsrapportene og tilhørende bakgrunnsmateriale og analyser skal arkiveres.

INNHOLD
Rapporten skal inneholde følgende:

- Utbetalinger av nye 108 lån, aggregert per kvartal
- Saldo for 108
- Anslag for framtidige utbetalinger for 108 med estimert margin snittmargin
- Anslåtte belastninger på avregningskontoen, basert på Eksportfinans ordrebeholdning for 108 lån ved utgangen av kvartalet
- En sensitivitetsanalyse for de anslåtte belastningene på avregningskontoen
- Ved behov generell orientering om saker av betydning som NHD bør informeres om

UTARBEIDELSE AV ANSLAG
Anslag for framtidige utbetalinger og belastninger på avregningskonto skal baseres på gjeldende ordrereserve for 108 ordningen ved utgangen av kvartalet.

Utlånsavdelingen ved JOD/MES er ansvarlig for å utarbeide anslag for fremtidige årlige utbetalinger fordelt på marginer, samt anslag for utbetalinger per år fordelt på valuta.

Dette skal sendes til økonomiavdelingen ved KD/SIB for videre bearbeidelse av tallene.

154

11.2.8 Rutine: "Kvartalsrapport til NHD – innlånsavtalen med staten"

Eier av rapporten	Områdeleder - utlån		
Sist oppdatert:	12.03.2010	**Oppdatering utført av:**	MES
Hovedansvarlig rapport:	MES	**Rapporteringsfrist**	Innen 1 mnd etter utgangen av kvt.

Rapporten skal lagres på følgende case i C360:09-544 "Kvartalsrapportering for innlånsavtalen med staten".

BAKGRUNN
Eksportfinans inngikk i november 2008 en låneavtale med staten.
Ordningen med at Stortinget innvilget mulighet for Eksportfinans til å låne fra staten kom som en reaksjon på at selskapet varslet om at det høyst sannsynelig ikke ville kunne klare å finansiere økningen i etterspørselen etter kontraktsfinansiering. Dette på bakgrunn av finanskrisen og begrensede innlånsmuligheter i kapitalmarkedet. [11]

Avtalen skal benyttes til å finansiere nye eksportkreditter som kvalifiserer under den statsstøttede ordningen i henhold til OECDs "Arrangement on Officially Supported Export Credits" .Eksportfinans skal kunne gi både CIRR-lån og markedslån til låntagere som kvalifiserer under denne ordningen.

Perioden for trekk under låneavtalen er begrenset og avsluttes 31.12.2010. Rutinen bortfaller etter dette tidspunkt.

RAPPORTERING
Som en del av avtalen skal Eksportfinans innen 2 uker etter utløpet av hvert kvartal rapportere til NHD akkumulerte beløp for eksportkreditter som kvalifiserer for trekk under avtalen.[12]

Rapporten skal bestå av en oversikt i Excel som viser:

1. Utbetalte lån etter 1.12.2008 akkumulert
2. Signerte låneavtaler med gjenstående beløp for utbetaling – dette kvalifiserer for trekk forutsatt at lånene utbetales innen 31.12.2010.

Alle beløp skal rapporteres i NOK. Valutakurs per kvartalets siste dag skal legges til grunn.

[11] Ref. St.prp nr 32 (2008 – 2009) Statlige lån til Eksportfinans ASA

[12] I avtalen står det at :"Låntager vil ved kvartalsvise rapporter holde Långiver orientert om mulige lån som kvalifiserer under Avtalen. Det skal rapporteres kvartalsvis på utbetalinger for lån som Låntager forstår at kvalifiserer for innlån fra staten under Avtalen, og på signerte låneavtaler som Låntager forstår at kvalifiserer for innlån fra staten under Avtalen dersom de kommer til utbetaling før 31.12.2010. Långiver kan også be om ytterligere rapportering ved behov."

155

Vedtekter for Eksportfinans ASA

Vedtektene ble sist endret 2. april 2009

Eksportfinans ASA – Dronning Mauds gate 15 – Postboks 1601 Vika, 0119 Oslo
Telefon 22 01 22 01 – Telefax 22 01 22 02
Foretaksregisteret NO 816 521 432

158

Vedtekter for Eksportfinans ASA

I Firma, Kontorkommune, Formål

§ 1

Eksportfinans ASA er et allment aksjeselskap.

Selskapet har sitt forretningskontor i Oslo kommune.

§ 2

Formål

Selskapets formål er å drive finansieringsvirksomhet

A for eksportnæringene, blant annet deres;
   (i) eksport av varer og tjenester,
   (ii) etableringer og kjøp av produksjonsmidler og bedrifter,
   (iii) investeringer i eksport-skapende produksjonsmidler og anlegg,
   (iv) etablering av varelagre i utlandet,
   (v) innenlandske kontrakter hvor det er kreditt-konkurranse fra utlandet.

B i samråd med eller etter oppdrag fra norske myndigheter og

C direkte eller indirekte til kommunale- og fylkeskommunale formål.

Med finansieringsvirksomhet forstås virksomhet som definert i finansierings-virksomhetsloven av 10. juni 1988 nr. 40, låneopptak og andre finanstransak-sjoner og forvaltning av opplånte og egne likvide midler.

II Aksjonærer, Aksjeerverv, Aksjonærgaranti, Aksje-registrering

§ 3

Bare banker og Den norske Stat kan eie aksjer i selskapet.

Selskapets aksjer er registrert i Verdipapirsentralen ASA.

III Ansvarlig kapital

§ 4

Aksjekapitalen er 2.771.107.500 kroner og omfatter to aksjeklasser bestående av 263.914 ordinære aksjer pålydende NOK 10.500,- og én preferanseaksje pålydende NOK 10.500.
Alle aksjer (ordinære aksjer og preferanseaksjen) har én stemme hver på selskapets generalforsamling.

Preferanseaksjen eies av den norske stat.

Selskapet har adgang til å låne penger av staten frem til 31. desember 2010.

Preferanseaksjen gir med virkning fra og med utbyttevedtaket for regnskapsåret 2009 og til og med det regnskapsåret hvor alle lån ytet fra staten er fullt tilbakebetalt, fortrinnsrett til et utbytte som tilsvarer 22,5% av den del av årsoverskuddet for siste avlagte årsregnskap som etter loven kan deles ut som utbytte, fratrukket (i) utlånstap bokført før 1. januar 2009 og (ii) årsoverskuddet for Kommunekreditt AS for samme regnskapsår.

Utbytte på preferanseaksjen skal så langt det er forenlig med forsvarlig drift og hensyn til selskapets soliditet utdeles som kontantutbytte. Alternativt utdeles slikt utbytte i form av utstedelse av nye ordinære aksjer til parikurs.

Selskapet skal innløse eller kjøpe preferanseaksjen (etter selskapets valg) til pålydende så snart selskapet har avlagt årsregnskap og utdelt utbytte for preferanseaksjen for det regnskapsåret hvor alle lån ytet fra staten er fullt tilbakebetalt.

Utdelinger, herunder utbytte, på ordinære aksjer er betinget av statens samtykke så lenge selskapet har lån ytet fra staten. Dog skal selskapet fritt kunne foreta utdelinger eller utdele utbytte i den grad dette skriver seg fra salg av og/eller utbytte/konsernbidrag fra Kommunekreditt AS så langt det er forenlig med forsvarlig drift og hensyn til selskapets soliditet.

Selskapet skal ha en ansvarlig kapital som til enhver tid oppfyller kravene til ansvarlig kapital som fastsatt i lov av 10. juni 1988 om finansierings-virksomhet og finansinstitusjoner, § 2-9, annet ledd og § 3-17 samt forskrifter gitt med hjemmel i samme lovs § 2-9, annet ledd og § 3-17.

Styret kan med samtykke av myndig-hetene vedta at selskapet opptar ansvarlig lånekapital.

Den ansvarlige lånekapital skal være usikret og stå tilbake for selskapets alminnelige gjeld, samt være fullt innbetalt. Ansvarlig lånekapital skal opptas med gjennomsnittlig løpetid på minst 5 år.

IV Styret

§ 5

Styret velges av representantskapet. Av og blant de ansatte velges et medlem med et personlig varamedlem. Styret består av minimum 6 maksimum 8 medlemmer. Styremedlemmene velges hver for 2 år.

§ 6

Lederen skal sørge for at styret av-holder møter minst en gang hvert kvartal og ellers så ofte som selskapets virksomhet tilsier det eller når et styre-medlem krever det.

For at en styrebeslutning skal være gyldig må den være fattet i møte hvor minst halvparten av styrets medlemmer har stemt for beslutningen.

§ 7

Det tilligger styret å ansette administrerende direktør. Styret og administrerende direktør forvalter selskapets anliggender.

Det tilligger således styret blant annet å:

1. Treffe beslutning om opptak av lån.

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2. Bevilge lån og fastsette vilkår for lånet.
3. Bestemme hvorledes forvaltningen av selskapets likvide midler skal skje.
4. Meddele prokura og spesialfullmakter.

Selskapets firma tegnes av to styremedlemmer i fellesskap. Administrerende direktør er gitt fullmakt til å tegne firma alene.

Administrerende direktør forestår den daglige ledelse av selskapet i henhold til instruks og fullmakt fastsatt av styret og godkjent av representantskapet.

V Representantskapet

§ 8

Representantskapet består av minst 12 medlemmer og 6 varamedlemmer. 1 medlem og 1 varamedlem velges av og blant de ansatte.
Alle andre medlemmer og varamedlemmer velges av generalforsamlingen.

Medlemmene og varamedlemmene velges for 2 år.

Representantskapets leder og nestleder velges av representantskapet for 2 år.

§ 9

Lederen sammenkaller representant-skapet minst to ganger hvert år og ellers når han finner det nødvendig eller når det kreves av styret eller av kontroll-komiteen eller når minimum to av medlemmene ber om det.

Representantskapet er vedtaksført når mer enn halvparten av medlemmene er til stede. For at et vedtak skal være gyldig må minst halvparten av de frem-møtte ha stemt for det.

Ved stemmelikhet har møteleder dobbeltstemme.

§ 10

Representantskapet skal føre tilsyn med at selskapets formål fremmes i samsvar med lovgivningen, vedtektene og generalforsamlingens og representantskapets egne vedtak.

Det tilligger representantskapet å:

1. Velge styre, styrets leder og nestleder.
2. Velge revisor.
3. Behandle beretninger fra kontroll-komiteen.
4. Behandle resultatregnskap og balanse, årsberetning og revisjons-beretning og gi uttalelser til generalforsamlingen.

VI Kontrollkomiteen

§ 11

Kontrollkomiteen består av 3 medlemmer og 1 varamedlem som velges av generalforsamlingen. Ett medlem skal tilfredsstille de krav som stilles til dommere etter lov av 13. august 1915 om domstolene, § 54, annet ledd. Valget av dette medlem skal god-kjennes av Kredittilsynet. Valgene gjelder for 2 år.

VII Revisjon

§ 12

Revisor skal være statsautorisert.

VIII Generalforsamlingen

§ 13

Generalforsamlingen er selskapets øverste myndighet.

Ordinær generalforsamling skal avholdes hvert år innen utgangen av april måned.

Ekstraordinær generalforsamling skal avholdes når styret, kontrollkomiteen, representantskapet eller dets leder finner det nødvendig.

Generalforsamlingen innkalles og ledes av representantskapets leder. Inn-kallelsen skjer ved skriftlig varsel med minst 14 dagers frist til ordinær og/eller ekstraordinær generalforsamling.

§ 14

På ordinær generalforsamling skal følgende saker behandles og avgjøres:

1. Godkjennelse av årsregnskapet og årsberetningen, herunder utdeling av utbytte.
2. Anvendelse av årsoverskudd eller dekning av underskudd i henhold til den fastsatte balanse.
3. Valg av medlemmer og varamedlemmer til representantskap.
4. Valg av kontrollkomité og valg av leder og nestleder til kontroll-komiteen.
5. Valg av medlemmer til valgkomiteen.
6. Behandle styrets erklæring om fastsettelse av lønn og annen godtgjørelse til ledende ansatte.
7. Fastsetting av godtgjørelse til selskapets tillitsvalgte.
8. Andre saker som etter lov eller vedtekter hører under generalforsamlingen.

IX Valgkomité

§ 15

Valget av medlemmer til representant-skapet, styret og kontrollkomiteen forberedes av en valgkomité. Valg-komiteen består av fire medlemmer. Tre medlemmer velges av generalforsamlingen og skal være representanter for aksjeeiere. Representantskapets leder skal lede, samt være fast medlem av valgkomiteen. Valgkomiteens medlemmer velges for en periode på 2 år. Styrets leder og administrerende direktør skal, uten å ha stemmerett, innkalles til minst ett møte i valgkomiteen før den avgir sin endelige innstilling. For det medlem og varamedlem til representantskapet som velges av og blant de ansatte innberettes valget til valgkomitéen.

X Selskapets virksomhet

§ 16

Selskapet kan utstede obligasjoner eller oppta langsiktige eller kortsiktige lån i andre former. Selskapet kan ta opp lån i det norske og det internasjonale penge- og kapitalmarked.

I finanstransaksjoner og ved forvaltning av opplånte og egne likvide midler be-nyttes finansielle

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instrumenter, her-under innskudd, verdipapirer, swapper, warrants o.l.

§ 17
Selskapets virksomhet skal drives etter forretningsmessige prinsipper.

Utlånene ydes:

1. med sikkerhet i garantier fra norske eller utenlandske banker, norske eller utenlandske forsikrings-selskaper, norske eller utenlandske selskaper som uten særlig sikkerhet antas å kunne oppnå langsiktige lån i de internasjonale penge- og kapitalmarkeder, den norske stat, eller juridiske enheter (herunder Garanti-Instituttet for Eksport-kreditt) hvis garanti er å likestille med garanti fra den norske stat; garanti fra suverene stater og deres regionale eller lokale myndigheter, med høy kredittverdighet, herunder juridiske enheter hvis garanti er å likestille med garanti fra suverene stater eller deres regionale eller lokale myndigheter som nevnt, eller

2. med sikkerhet i pant i bank-innskudd i norske og utenlandske banker, obligasjoner og andre negotiable gjeldsbevis utstedt eller garantert av de juridiske personer som kan stille garanti i henhold til 1. ovenfor, fast eiendom innenfor halvparten av forsvarlig takst – eller

3. uten særlig sikkerhet hvis debitor er en juridisk person som kan stille garanti ihenhold til nr. 1 ovenfor.

XI Årsoppgjør

§ 18
Regnskapsåret skal være kalenderåret.
Styrets forslag til resultatregnskap og balanse samt styrets årsberetning og revisjonsberetning, skal sendes kontrollkomiteen til uttalelse og deretter forelegges for representantskapet.

Representantskapet skal gi uttalelse til generalforsamlingen om styrets forslag til årsoppgjør.

Utdrag av regnskapet offentliggjøres i dagspressen etter behandling i representantskapet og senest innen utgangen av april måned.

XII Forskjellige bestemmelser

§ 19
Disse vedtekter trer ikraft når de er godkjent overensstemmende med finansieringsvirksomhetsloven § 3-3 femte ledd.

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11.2. 108-avtalen med Staten

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AVTALE OM RENTEUTJEVNING OG KURSAVDEKNING FOR EKSPORTFINANS' INNLÅN OG UTLÅN (108-ORDNINGEN)

Denne avtalen er inngått mellom Nærings- og handelsdepartementet (Departementet) og Eksportfinans ASA (Eksportfinans). Denne avtalen erstatter Avtale om renteutjevning og kursavdekning for Eksportfinans' innlån og utlån (108-ordningen) av 9. mars 1999.

Avtalen skal muliggjøre at Eksportfinans kan foreta innlån og utlån innenfor rammen av det eksportkredittsystemet som bygger på St.prp. nr. 108 (1977-78) og senere årlige stortingsvedtak (108-ordningen).

§ 1 Formål

Formålet med 108-ordningen er å tilby norske eksportører av kapitalvarer et konkurransedyktig eksportkredittilbud.

A INNLÅN

§ 2 Prinsipper for innlån

Innlån skal tilrettelegges med sikte på å oppnå balanse mellom innlån og utlånsforpliktelser i hver valuta. For å redusere valuta- og renterisikoen mellom innlån og utlån kan Eksportfinans inngå valuta- eller rentesikringstransaksjoner. Målet om samsvar mellom innlåns- og utlånsstrukturen må likevel avveies mot kostnadene ved valuta- og rentesikring.

Fundingen av 108-ordningen skal innrettes etter følgende hovedprinsipper:

- Innlån til 108-ordningen tas inn gjennom Eksportfinans' internfunding.
- Innlånene til ordningen prises til Eksportfinans' gjennomsnittlige lånekostnad.
- Hvert enkelt utlån over 50 mill. kroner fundes med et innlån med samme løpetid og nedbetaling.
- Summen av øvrige utlån fundes med innlån som gjenspeiler disse lånenes profiler.
- Utlån fundes etter hvert som de utbetales.

Departementet skal godkjenne eventuelle endringer i innlånspraksisen for 108-ordningen. All korrespondanse omkring innlånsstrategi skal gå med kopi til Finansdepartementet. Eksportfinans skal holde Departementet løpende orientert om innlånsarbeidet.

108-ordningen skal ha norske kroner, Euro og amerikanske dollar som hovedvalutaer for innlån. Departementet kan godkjenne andre valutaer som hovedvalutaer.

§ 3 Eksportfinans' innlånskostnader

Referanserenten for innlån er 7 %, og er Eksportfinans' innlånskostnad under 108-ordningen.

1

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Engangskostnader ved låneopptak dekkes av Eksportfinans med inntil 0,25 % av vedkommende låns volum. Engangskostnader utover 0,25 % dekkes av Departementet, jf. § 13 c.

§ 4 Avregningsmetode

Med basis i saldoen for hvert enkelt innlån, referanserenten for innlån som fremgår av § 3 og beregnede engangskostnader skal det settes opp en betalingsplan for alle rente- og avdragsbeløp (eventuelt omregnet til norske kroner) som skal dekkes av Eksportfinans i løpet av lånets løpetid. Differanser mellom de faktiske utbetalingene forbundet med betjeningen av innlånet og det enkelte beløp i betalingsplanen (eventuelt omregnet til norske kroner) skal belastes eller godskrives avregningskontoen som beskrevet i § 13. Differanser som påløper i valuta skal omregnes til norske kroner etter markedskurs, i samsvar med prinsippene beskrevet i § 12.

Departementet vil dekke differansen dersom Eksportfinans' faktisk realiserte innlånskostnader omregnet til norske kroner for det enkelte innlån er større enn referansekostnadene for det enkelte innlån, jf. § 3. Eksportfinans påtar seg tilsvarende å overføre en eventuell gevinst til Departementet dersom de faktisk realiserte innlånskostnadene er mindre enn referansekostnadene for det enkelte innlån. Av § 13 fremgår det hvordan positive og negative differanser skal føres over avregningskontoen.

B UTLÅN

§ 5 Avgrensing

Finansiering i henhold til denne avtalen skal som utgangspunkt kunne gjøres for kontrakter for eksport av kapitalvarer innenfor de definisjoner og regler som til enhver tid praktiseres av Garanti-Instituttet for Eksportkreditt. Departementet kan fastsette at nærmere bestemte leveranser ikke skal kunne tilgodeses med lån fra 108-ordningen eller at 108-ordningen skal kunne utvides til å dekke andre typer leveranser.

Bruken av 108-ordningen må være i samsvar med de internasjonale avtaler og forståelser Norge har sluttet seg til. Dersom Eksportfinans er i tvil om forvaltningen av ordningen er i samsvar med internasjonale avtaler og forståelser Norge har sluttet seg til, skal Eksportfinans kontakte Departementet for å få avklart om transaksjonen kan gjennomføres.

Bestemmelsene vedrørende utlån i denne avtalen er regelstyrt i henhold til OECDs Consensus-avtale (Consensus-avtalen), herunder bestemmelsene om minimumsrenter.

§ 6 Utlånsvirksomhet

Eksportfinans kan tilby lån under 108-ordningen på CIRR[1]-vilkår. Eksportfinans skal påse at lån på CIRR-vilkår vanligvis blir innvilget i andre land tilsluttet Consensus-

---

[1] Commercial Interest Reference Rate. Dette er de minimumsrentesatser som er fastsatt av OECD som gyldige for utlån i henhold til Consensus-avtalen.

2

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avtalen for samme type leveranse. I den grad det er aktuelt å tilby lån som del av en blandet kreditt, har NORAD (Direktoratet for utviklingshjelp) som oppgave å påse at det foreligger konkurranse.

Med samtykke fra Departementet kan Eksportfinans i konkrete tilfeller og etter en restriktiv praksis gi tilsagn om lån til bedre vilkår enn nevnte bestevilkår.

Dersom CIRR-renten på tidspunktet for NORADs tilsagn er over 10 % skal det konsulteres med NORAD om en eventuell kostnadsdeling mellom 108-ordningen og bistandsbudsjettet.

108-ordningen har ingen beløpsmessige rammer for det samlede engasjementet. Dermed vil alle kontrakter som faller innenfor regelverket kunne få tilsagn om finansiering. Departementet kan gi retningslinjer for endret tilsagnsgiving under 108-ordningen.

Eksportfinans treffer avgjørelse om innvilgelse av enkeltstående utlån. Eksportfinans kan gi tilsagn i norske kroner og fremmed valuta.

§ 7 Referanserente for utlån
Referanserente for utlån, som er Eksportfinans' utlånsinntekt under 108-ordningen, er for lån:

- 0 til og med NOK 40 mill. 7,95%
- fra NOK 40 til og med NOK 100 mill. 7,67%
- over NOK 100 mill. 7,50%

§ 8 Direkte kostnader
Eksportfinans kan belaste låntakerne med direkte kostnader ved etablering av låneavtaler.

§ 9 Avregningsmetode
I henhold til det som fremgår av §§ 7 og 13, samt saldoen på utlånet, skal Eksportfinans for hvert enkelt utlån sette opp en betalingsplan for alle rente- og avdragsbeløp (eventuelt omregnet til norske kroner) for hele løpetiden. Differansen mellom det enkelte beløp i betalingsplanen og de realiserte innbetalingene (eventuelt omregnet til norske kroner) skal medføre at avregningskontoen belastes eller godskrives som beskrevet i § 13. Differanser som påløper i valuta skal omregnes til norske kroner etter markedskurs, i samsvar med prinsippene beskrevet i § 12.

Departementet vil dekke differansen dersom de faktiske innbetalinger Eksportfinans får ved utlån (når innbetalingene eventuelt regnes om til norske kroner) er mindre enn de innbetalinger Eksportfinans skulle ha fått etter spesifikasjonene i betalingsplanen. Eksportfinans påtar seg å dekke differansen dersom de faktiske innbetalinger er større

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enn spesifisert i betalingsplanen. Av § 13 framgår det hvordan positive og negative differanser skal føres over avregningskontoen.

§ 10 Mislighold og forsinkelser

Mislighold fra låntaker skal ikke belastes 108 ordningen. Betalinger i form av erstatningsoppgjør behandles som vanlige betalinger fra låntaker, jf. § 9.

Dersom en garanti ikke kan innfris ved et mislighold belastes Eksportfinans tapet.

C REGNSKAPSFØRING

§ 11 Ordningens likviditet

Ved plassering av 108-ordningens likviditet godskrives Eksportfinans med en rente på 7,4% p.a.

Eksportfinans avgjør hvordan ordningens likviditet skal plasseres. Likviditet skal som hovedregel plasseres i 108-ordningens hovedvalutaer.

§ 12 Valutaregnskap

Hvert inn- og utlån i fremmed valuta registreres til markedskurs på dagen for låneopptaket og omregnes til kroner etter denne kurs. Hver virkedag i lånets løpetid omregnes lånets saldo i valuta til norske kroner i henhold til markedskurs. Som valutakurs benyttes den kurs som inngår i Eksportfinans sine øvrige regnskaper.

Differanser i lånenes verdi i norske kroner som følge av endrede valutakurser uten at det er skjedd en betaling registreres på en konto for urealiserte kursdifferanser. Differanser i lånenes verdi i norske kroner som følge av endrede valutakurser føres over avregningskontoen først når det har oppstått en realisert gevinst eller et tap.

Ved rente- og valutasikringstransaksjoner skal de aktuelle beløpene registreres til markedskurs på dagen for transaksjonen og omregnes til kroner på samme måte som beskrevet ovenfor.

§ 13 Avregningskonto

En egen avregningskonto etableres i Eksportfinans' regnskap. Her belaster eller godskriver man eventuelle differanser mellom faktiske utbetalinger fra eller innbetalinger til Eksportfinans i forhold til de aktuelle referansebeløp (det vil si de oppsatte betalingsplaner i norske kroner). Når Eksportfinans avgir større beløp eller mottar mindre beløp (regnet i norske kroner) enn referansebeløpene tilsier, blir differansen løpende belastet avregningskontoen. I motsatt fall blir differansen godskrevet denne kontoen. Over denne kontoen føres:

a) Differanser vedrørende betalingsplaner for innlån som beskrevet i § 4.

b) Differanser vedrørende betalingsplaner for utlån som beskrevet i § 9.

OER

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c) Differanser mellom faktiske engangskostnader ved låneopptak og Eksportfinans' andel av disse, jf. § 3, andre ledd.

d) Realiserte valutakursdifferanser i forbindelse med vekslingstransaksjoner, jf. § 12.

e) Differanser mellom Eksportfinans' renteinntekter av valutainnskudd i utlandet, og kroneinnskudd og referansesatsen for 108-ordningens likviditet, jf. § 11.

f) Differanser mellom faktiske rente- og valutasikringskostnader og de oppsatte betalingsplanene, jf. § 12.

108-ordningen skal holdes regnskapsmessig atskilt fra Eksportfinans' øvrige virksomhet. Eksportfinans skal på et hvilket som helst tidspunkt kunne dokumentere hvilke midler som refererer seg til 108-ordningen. Eksportfinans må ikke bruke midler under denne avtalen til øvrig virksomhet.

§ 14 Oppgjør

Innenfor de rammer og bevilgninger som fastsettes av Stortinget vil Departementet innbetale til Eksportfinans eventuelt underskudd som fremkommer på grunnlag av føringer på avregningskontoen som nevnt i § 13. Eksportfinans skal overføre eventuelt overskudd som framkommer på avregningskontoen til Departementet. Oppgjøret skal skje senest 16 måneder etter avslutningen av det enkelte regnskapsår.

Oppgjørsbeløpet skal tillegges en rente lik 7% p.a. Renten påløper fra utgangen av den måned et beløp godskrives eller belastes avregningskontoen.

D RAPPORTERING

§ 15 Årsrapportering

Eksportfinans forplikter seg til å fremlegge særskilt revisorbekreftet regnskap og årsrapport for 108-ordningen innen fire måneder etter utløpet av hvert regnskapsår. Årsrapporten skal inneholde omtale av betalingsstrømmer, innlån, utlån, valutabalanse, belastninger på avregningskontoen og marginer under ordningen.

§ 16 Møter mellom partene

Det skal avholdes et møte mellom partene senest to måneder etter at 108-ordningens regnskap er lagt frem. På møtet skal partene gjennomgå regnskapet og aktuelle spørsmål knyttet til forvaltningen av 108-ordningen.

§ 17 Øvrig rapportering

Partene forplikter seg til løpende å holde hverandre orientert om vesentlige forhold som påvirker 108-ordningen.

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E GENERELT

§ 18 Dokumentasjon

Departementet kan når som helst kreve fullstendig dokumentasjon av Eksportfinans om de ulike forhold som kommer inn under denne avtalen. Riksrevisjonen skal også ha adgang til Eksportfinans' dokumenter vedrørende disse forhold.

Eksportfinans vil i sine lånetilsagn ta forbehold som sikrer myndighetene innsynsrett i henhold til Bevilgningsreglementet.

§ 19 Informasjonsvirksomhet

Eksportfinans skal iverksette rimelige tiltak for å påse at aktuelle brukere av 108-ordningen blir informert om låneordningen.

§ 20 Taushetsplikt

Partenes ansatte er underlagt taushetsplikt med hensyn til forhold som de får kjennskap til i forbindelse med forvaltningen av 108-ordningen, slik denne plikten framgår av Forvaltningslovens og Finansieringsvirksomhetslovens bestemmelser.

§ 21 Overgangsbestemmelser

Referanserenter for utlån iht. § 7 gjelder for alle lånetilsagn datert fra og med 19. april 2007.

Alle andre lån hvor det er gitt lånetilsagn, men hvor utbetaling av lånet ikke er startet før 19. april 2007, skal ha følgende referanserente for utlån:

- 0 til og med NOK 1000 mill. 7,95%
- Over NOK 1000 mill. 7,50%

Alle lån hvor utbetaling har startet før 19. april 2007 løper videre med den referanserente som er registrert i Eksportfinans' utlånssystem i henhold til den avtale om 108 ordningen som gjaldt på tidspunkt for utbetaling av det enkelte lån.

§ 22 Endringer i eller oppheving av avtalen

Hvis avtalen ikke virker etter forutsetningene, kan hver av partene anmode om nærmere drøftinger.

Hver av partene kan med 6 måneders varsel heve denne avtalen med virkning for nye tilsagn. Opphevelse skal bare kunne skje etter forutgående drøftelser mellom partene.

Avtalen forutsettes opprettholdt så lenge Eksportfinans har lån som løper under 108-ordningen. Ved opphør av avtalen vil eventuell positiv restsaldo på avregningskontoen i sin helhet tilfalle Departementet.

OFR

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§ 23 Tvister

Partenes rettigheter etter denne avtalen bestemmes i sin helhet av norsk rett. Dersom det oppstår tvister i forbindelse med avtalen, skal saken først søkes løst ved forhandlinger mellom partene. Fører forhandlinger ikke fram, skal saken avgjøres ved voldgift i henhold til tvistemålsloven kap. 32.

Denne avtalen er opprettet i to eksemplarer, ett til hver av partene.

Oslo, 6. juli 2007

for Nærings- og handelsdepartementet	for Eksportfinans ASA
Jan Farberg	Olav Einar Rygg

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11.3. OECD-regelverk

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12.3.1 Summary – Overview of the arrangement

Introduction

As far back as 1976, OECD countries began co-ordinating their policies on export credits. Two years later, the Arrangement on Guidelines for Officially Supported Export Credits came into being; this Arrangement was accepted directly by the Participants and developed in the framework of the OECD. Today, this Arrangement still ensures the operation of an orderly credit market and seeks to prevent countries from competing to offer the most favourable financing terms for exports.

Purpose

The main purpose of the Arrangement on Guidelines for Officially Supported Export Credits is to provide the institutional framework for an orderly market for officially supported export credits. The Arrangement, therefore, seeks to prevent an export credit race in which exporters compete on the basis of which are granted the favourable financing terms or "subsidy" from their respective governments; instead it seeks to encourage competition on the basis of which exporter provides the highest quality and the best service at a competitive price.

Official support can take the form of direct credits/financing, refinancing, interest rate support, aid financing (credits and grants), export credit insurance and guarantees.

Origin and OECD Status

The Arrangement, developed under the auspices of the OECD, came into being in April 1978 following agreement among its Participants. The Arrangement is a "Gentlemen's Agreement" among its Participants. Although it is not an OECD Act, it is incorporated, via a Council Decision, into European Community law. The Arrangement receives the administrative support of the OECD Secretariat.

Participation

The Participants to the Arrangement are: Australia, Canada, the European Community (Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom), Japan, Korea (Republic of), New Zealand, Norway, Switzerland and the United States. The Arrangement is an area of Community Competence under Article 113 of the Treaty of Rome and the European Commission represents Member States in negotiations. The Czech Republic, Hungary and Poland are observers.

Scope

The Arrangement applies to all official support for exports of goods and/or services, or to financial leases, which have repayment terms of two years or more. This is regardless of whether the official support for export credits is given by means of direct credit/financing, refinancing, interest rate support, guarantee or insurance. The Arrangement also applies to official support in the form of tied aid.

Sector Agreements

Special Guidelines apply to certain sectors, e.g. ships, nuclear power plant, aircraft and project finance transactions (the latter for a trial period).

Exclusions

The Arrangement does not apply to military equipment and agriculture products; negotiations on an Understanding on Export Credits for the latter are continuing.

Export Credits

The Arrangement places limitations on the terms and conditions of export credits that benefit from official support. The major disciplines are:

- The **minimum cash down-payment** by the starting point of credit required for each transaction is 15% of the export contract value.
- The **maximum repayment terms** are 5 years (8 1/2 after prior notification) for Category 1 countries, and 10 years for Category 2 countries (except that the maximum repayment term for conventional power plant is 12 years).

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- **Countries are classified under two Categories** , based on World Bank threshold: those that are graduated by the IBRD are in Category 1; Category 2 consists of all other countries.
- The agreement on **minimum risk premium rates** (the Knaepen Package) was incorporated into the Arrangement text in 1998 and came into force in April 1999. The minimum rate for a transaction is determined by: (1) the country risk category; (2) the time at risk; (3) the quality of ECA cover [i.e., direct loan, guarantee or insurance]; and (4) the percentage of ECA cover.
- Minimum **interest rates** for official financing support (direct credits/financing, refinancing or interest rate support) by the Participants are Commercial Interest Reference Rates (CIRRs); CIRRs have been established for 13 currencies, the majority of which are based on either the 5-year Government bond yields or on 3, 5 and 7 year bond yields, according to the length of the repayment period. The Arrangement provides for a choice for Participants to select the basis for their own CIRR. CIRRs are adjusted monthly and are intended to reflect commercial rates. To view the current CIRRs

Concessional Financing (Tied Aid)

The Arrangement addresses the circumstances in which official support in the form of trade-related tied and partially untied aid (referred to in the Arrangement as "tied aid") may be given and/or mixed with officially supported export credits.

Tied aid is aid which is tied to the purchase of goods and/or services from the donor country; such aid can assist both donor and recipient countries by enabling the financing of capital infrastructure projects to the benefit of the recipient country, and by promoting exports of the donor country.

The Arrangement sets minimum concessionality levels for transactions which incorporate tied aid credits and grants: 50% concessionality level for the poorest "Least Developed Countries" (LLDCs) as classified by the UN, and 35% concessionality level for all other developing countries.

Tied aid is prohibited for countries which are not eligible for 17-20 year loans from the World bank and for "commercially viable" projects (excepting for LLDCs), i.e. projects that generate cash flow sufficient to cover the operating costs and to service the capital employed.

Annex 1 - Sector Understanding for Ships

Special terms related to contracts concerning any new sea-going ship or any conversion of a ship are set out in Annex I of the Arrangement.

Annex 2 - Sector Understanding for Nuclear Power Plants

Annex II of the Arrangement sets out special terms for export credits for nuclear power plant. These include a maximum repayment term of 15 years, and the application of Special Commercial Interest Reference Rates (SCIRRs).

Annex 3 - Sector Understanding for Civil Aircraft

Annex III of the Arrangement sets out special terms for:

New large aircraft and engines for such aircraft.

All new aircraft except large aircraft.

Used aircraft, spare engines, spare parts, maintenance and service contracts.

Understanding on the Application of Flexibility for Project Finance Transactions for a Trial Period

The Project Finance Understanding, applicable from 1 September 1998 for an initial trial period of three years (subsequently extended to four years), sets out the special guidelines which may apply to transactions undertaken on a project finance basis; the Description and Criteria for project finance transactions are set out in the Understanding. The disciplines of the Arrangement continue to apply to transactions which do not conform to the Criteria set out in the Understanding.

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12.3.2 Arrangement on officially supported export credits

Den til enhver tids oppdaterte og gjeldende versjon fines:

http://www.olis.oecd.org/olis/2009doc.nsf/linkto/tad-pg(2009)21

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12.3.3 Common Approaches on the Environment and Officially Supported Export Credits

Den til enhver tids oppdaterte og gjeldende versjon fines:

http://www.olis.oecd.org/olis/2007doc.nsf/LinkTo/NT00002B8E/$FILE/JT03228987.PDF

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12.3.4 OECD Recommendation on Bribery and Officially Supportet Export Credits

Den til enhver tids oppdaterte og gjeldende versjon fines:

http://www.olis.oecd.org/olis/2006doc.nsf/LinkTo/NT00007506/$FILE/JT03219827.PDF

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11.3. SIGNATURLISTE

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Signaturlisten blir oppdatert ved endringer. Den sist oppdaterte signaturliste vil til enhver tid finnes på selskapets intranettside under tema:

SELSKAPSINFO – Selskapsdokumenter

EKSPORTFINANS ASA

Authorised signatures
September 2011

This list supersedes all previous lists

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CATEGORY A

Eksportfinans ASA (Reg. NO. 816 521 432, Oslo (hereinafter the Company) shall pursuant to the Articles of Association be bound by the signatures of:

Two members of the Board of Directors jointly and the President and CEO alone

President and CEO LIV GISELE MARCHAND	

The Board of Directors has granted procuration to and save for mortgaging or anything analogous thereto and or sale of the Company's real property or property that may be entered into ships or aircraft registries, the Company shall be bound by the signature of each and any of:

EVP/General Counsel Canne Lindman	
EVP/Director of Risk Management CHRISTIAN GRØM	
EVP/ Director of Staff ELISE LINDBÆK	
EVP/CFO GEIR OVE OLSEN	
EVP/Director of Export Lending OLAV E. RYGG	
EVP/Director of Capital Markets OLIVER SIEM	
EVP/Director of Business Development IVAR SLENGESOL	

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CATEGORY B

The Board of Directors has granted procuration to and save for mortgaging or anything analogous thereto and or sale of the Company's real property or property that may be entered into ships- or aircraft registries, the Company shall be bound by the signature of two of the persons mentioned below:

Legal Counsel JENS OLAV FEIRING SVP/Attorney-at-Law LISEN ANETTE KJEKSHUS	
SVP/Attorney-at-Law ROLF HELMICH PEDERSEN Konsernjuridisk & Compliance TOBIAS LIVINDEN	
SVP/Attorney-at-Law TOM STØNJUM SVP/Attorney-at-Law TORE SAMUELSEN	
SVP/Head of Project Dept. Lending JOSTEIN DJUPVIK SVP/Lending TOR ØSTBØ	
SVP/Project Dept. Lending MARIL SØRLI	
SVP/Lending KAARE HAAHJEM	

CATEGORY C

Further, the President & CEO by virtue of Power of Attorney granted by the Board of Directors dated February 28, 2011 has granted special authority with respect to the Company's ordinary business matters for the following persons to bind Company by their signatures. The special authority is not valid for transactions involving mortgaging or anything analogous thereto of and/or sale of the Company's real property or property that may be entered into ships- or aircraft registries.

SVP/Head of Shipping TELLEF K. TELLEFSEN	
SVP/Lending JØRGEN HAUGE	

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SVP/Head of Project Dept. Lending JOSTEIN DJUPVIK	
Senior vice president/Lending KAARE HAAHEIM SVP/Project Dept. Lending MARIE SØRLI	
Legal Counsel JENS OLAV FEIRING	
SVP/Attorney-at-Law LISEN ANETTE KJEKSHUS SVP/Attorney-at-Law ROLF HELMICH PEDERSEN SVP/Attorney at Law TORE SAMUELSEN	
SVP/Attorney-at-Law TOM STØNDUM	
Konsernjuridisk & Compliance TOBIAS HVINDEN	

Administration and management, including but not limited to, draw on the company's accounts, issue Cheques and Payment Instructions, cancel mortgages and other security documentation etc. for loans to employees.

Individually each of the following persons:

Advisor KJELL DANIELSEN	

Borrowings and investments and all borrowing and investment related transactions

Individually each of the following persons:

SVP/Head of Funding MARTINE MILLS HAGEN SVP/Head of Investments MIKAEL MOGENSEN	
SVP/Head of Back Office ORLAUG NEREM SVP/Senior Legal Counsel KRISTIN SELNES	

Each of the following persons together with one of the person above:

Senior Funding Officer KEITH WERNER	

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Senior Funding Officer ANA MARIA VASQUEZ RØSJØ	
SVP/Portfolio Manager Internal Bank PÅL JENSEN	
Portfolio Manager Internal Bank OLE ANDERS NÆSS	Ole Anders Næss
Senior Settlement Officer/ Back Office ØIVIND WOLFF	
Settlement Officer MARIUS ANDREASSEN	Marius Andreassen
Senior Documentation Officer NINA FAGERMOEN	Nina Fagermoen
Senior Documentation Officer KARI THON	
Senior Documentation Officer MIRIAM FAYE HOOD	
Senior Documentation Officer ELISE GURVIN	Elise Gunvin
Documentation Officer MARIANNE SÆTHERN	
Documentation Officer EVAN R. MORGAN	
Documentation Officer KNUT ERIK [illegible]	
Documentation Officer SVEN HENDRIK GRONHOLZ	
IT and administrative contracts	
Individually each of the following persons:	
Director of IT and Administrations OLE JACOB LUND	

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EKSPORTFINANS ASA

Gisele Marchand
President and CEO

Eksportfinans ASA – Dronning Maudsgt. 15 – P.O. Box 1601 Vika, N-0119 Oslo, Norway
Telefon + 47 22 01 22 01 – Telefax +47 22 01 22 02 – Foretaksregisteret NO 816 521 432
www.eksportfinans.no

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11.4. FIRMAATTEST

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Firmaattesten oppdateres hver 3 mnd. Den sist oppdaterte firmaattest vil til enhver tid finnes på selskapets intranettside under tema:

SELSKAPSINFO - Selskapsdokumenter

Brønnøysundregistrene

Firmaattest

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Appendix B:

remuneration for the assignment

(i)       The State shall pay Eksportfinans a fixed fee of NOK 8,600,000 per month, excluding any VAT for the services that shall be provided in accordance with the Agreement (the "Remuneration”). The Remuneration will fall due for payment in arrears on the first day of each month after the Agreement comes into effect and until and including the first calendar month after the Agreement is terminated or has expired. Full remuneration shall be paid for the calendar month in which the Agreement comes into effect. For the Calendar month in which the Agreement is terminated or expires there will be a proportionate settlement according to the number of actual days the Agreement has run.

(ii)     The State shall cover Eksportfinans’ documented legal fees related to the entering into of the Agreement and the agreement for the transfer of employees.

(iii)    The remuneration includes Eksportfinans’ expenses in connection with the establishment of the Assignment (with the exception of the expenses which are referred to under ii) as well as expenses in connection with the performance of the Assignment. Among other things, the Remuneration also includes, however is not limited to, necessary travel, external arrangements, representation etc which are necessary for carrying out the Assignment.

(iv)    In addition to the Remuneration, in connection with the performance of the Assignment Eksportfinans can claim coverage of direct expenses for external advisors (lawyers etc.) unless these are covered by the borrower. Expenses under this paragraph which exceed 10% of the Remuneration per month require prior consent from the State.

Eksportfinans can invoice the State for such expenses as these accrue.

***

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Appendix C: Routines for pricing of market loans during the transitional period

The interest rate that is offered for CIRR-qualified market loans during the transitional period (guarantee premiums come in addition to this) must be the highest of the expected market price, the price for the minimum earnings or the ESA’ reference interest rate. It is noted that the ministry is in talks with the ESA concerning pricing of market loans and that the routines could be changed during the transitional period if feedback from the ESA indicates that changes be made to the routines.

a)	Expected market price
-	Eksportfinans shall ensure that it has sufficient market knowledge to be able to asses what the loan margins must be at any given time such that the price/margin will be the market rate.
b)	Price for minimum earnings
-	Since Eksportfinans will not accept loans during the transitional period, the starting point will be the average of Eksportfinans’ internal prices in USD for August, September and October 2011 for 0-1 year terms, 1-3 year terms, 3-5 year terms, 5-7 year terms, 7-10 year terms and terms of more than 10 years.
-	Positive (negative) swap margins for swaps to other currencies are added (removed) if the loan is to be provided in a currency other than USD.
-	The internal prices are adjusted monthly in accordance with observations of the spread development in the second-hand market for bonds for the relevant currency issued by KBN (three year papers).
-	A margin of 37.5 bp is added to cover administration costs in connection with loans and earnings. This is equal to a return on Eksportfinans’ equity of 10 percent.
c)	ESA’s reference interest rate:
-	Calculated in accordance with ESA’s guidelines for the calculation of reference interest: EFTA Surveillance Authority’s State aid Guidelines Part VII: Rules Regarding Applicable Rates – Reference and Discount Rates, i.e..:
i.	The base rate: The average of 12 month IBOR for September, October and November for the previous years for the respective currencies.
ii.	If the average 12 month IBOR for the past three months deviates by more than 15 percent from the applicable IBOR, an adjustment of the base rate will be made. The new base rate shall apply from the first day in the second month after the observation period.
iii.	Margin: Loans shall be 100 percent guaranteed by GIEK and/or a highly rated commercial bank. The margin must be selected from the ESA’s premium matrix based on the guarantor’s rating.
-	If the customer requests a fixed margin over 1 month IBOR, 3 month IBOR or 6 month IBOR, Eksportfinans can adjust the reference interest rate by the price of the relevant base swap. The swap margins are set at the same time as the ESA’s reference interest rate in accordance with the price that applies at this time. In the event of changes in connection with point c (ii), consideration must also be made to changes in the base swap.

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APPENDIX D

ROUTINES FOR THE ESTABLISHMENT OF LOANS

1	connection TO THE HANDBOOK

The routines and guidelines in the Handbook for the establishment of loans shall apply insofar as these are suitable. This entails the following:

(i)	During the sales process the Handbook’s ”Summary of potential process steps in the sales process” ID no. 1.18 with accompanying routine 5.9 shall apply such that the State, represented by NHD, receives information as stated under this section.
(ii)	For the signing of loan agreements, the Handbook’s ”Summary of potential process steps during establishment” ID no. 1.24 until and including ID no. 1.30 with the accompanying routines for Eksportfinans’ performance of the Assignment shall apply with the adaptations stated in section 2 below.
(iii)	For the payment of loans, the Handbook’s ”Summary of potential process steps during establishment” ID no. 1.31 until and including ID no. 1.37 with the accompanying routines for Eksportfinans’ performance of the Assignment shall apply with the adaptations stated in section 3 below.
2	signing of loan agreements
2.1	Negotiation mandate

Eksportfinans has received a mandate from the State (NHD) to negotiate, on behalf of the State, the Loan Agreement and other documentation that is requested in connection with the individual loan transaction. The State (NHD) has been sent Eksportfinans’ standard loan agreements for ship financing and project financing. Negotiations of Loan Agreements must be based on Eksportfinans’ standard loan agreements and the negotiation of Loan Agreements must be in line with the guidelines and principles which Eksportfinans has practiced for loan transactions before the Agreement entered into force.

Eksportfinans shall be permitted to enter into Loan Agreements on behalf of the State with the State as the lender, however the Loan Agreements must be entered into on condition of NHD’s written consent. Eksportfinans has no right to provide binding statements about loans or to enter into Loan Agreements without such provisos having been included or NHD’s written consent having been received.

2.2	Notice of the agreed date for the signing of the Loan Agreement

Eksportfinans shall notify the State (NHD) of the agreed signing date for a loan agreement. A complete draft of the loan agreement together with a brief overview of the loan arrangement must be sent to the State (NHD) to be reviewed before signing. If the State (NHD) has important remarks to the loan agreement, these must be sent to Eksportfinans as soon as possible thereafter. Eksportfinans shall then send the remarks from the State (NHD) to the other parties involved in the loan transaction with the objective of obtaining acceptance for these and to have the remarks implemented in the final loan agreement.

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2.3	Approval and signing of Loan Agreements

When a loan agreement has been negotiated, the State (NHD) shall send written confirmation to Eksportfinans that the Loan Agreement and other documentation required in connection with a loan transaction can be signed. The State (NHD) shall equip Eksportfinans with the necessary authority to sign the Loan Agreement and other documentation required in connection with the individual loan transaction on behalf of the State (NHD). Eksportfinans can sign the loan agreement and other documentation required in connection with the individual loan transaction when Eksportfinans has received written confirmation from the State (NHD) that the loan documentation can be signed.

The State (NHD) can set more specific rules for the verification of loan documentation.

2.4	Archiving of loan documentation

Eksportfinans shall ensure that signed Loan Agreements and other signed documentation related to the individual loan transaction are archived in Eksportfinans’ IT system C360. In each loan case Eksportfinans shall ask an external lawyer to prepare two hard copies of the loan documentation (Bible of Documents). Eksportfinans shall send one copy of the Bible of Documents to the State (NHD) when this has been received by Eksportfinans.

3	payment of loans
(i)	Eksportfinans receives a payment request from the lender or agent bank.
(ii)	Eksportfinans immediately sends a copy of the payment request to NHD and NHD’s external control function. NHD shall ensure that the correct currency account has coverage for the payment. The payment request must have been received by NHD no later than three days before payment to the customer. For especially large currency amounts which are equivalent to more than NOK 1,200 million, separate notice per payment must be agreed.
(iii)	Eksportfinans' case lawyer signs the check list in the loan case.
(iv)	The loan administration manager creates an internal form with relevant payment information that is checked out by another employee in Eksportfinans’ loan administration group (the ”Loan Administration”).
(v)	The form is sent to an authorised person in Eksportfinans’ loans ddivision (”Loans”) together with the payment request and authority from the State to sign the loan documentation. The authorised person in Loans signs the form. The form must not be signed before the authority from the State is in place.
(vi)	The form and the payment request are given to a person in Back Office who registers the payment in Nordea’s internet bank.
(vii)	The payment is approved/authorised by a person in Back Office who does not have registration access.

The Loan Administration has reader access to the State’s accounts via the internet bank. In this way all parties can monitor the interest and instalments that come in for the various loans.

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APPENDIX e

ROUTINES FOR LOAN ADMINISTRATION

1	SCOPE OF THE LOAN ADMINISTRATION

Eksportfinans pledges to mange the loan administration in the manner stated in section 2 for (i) loans with the State as lender established during the Assignment, and (ii) the loans which are transferred from Eksportfinans to the State in accordance with separate transfer agreements between the parties.

2	The execution of the loan administration

Sections 1.3, 1.4, 1.5, 1.8, 1.12, 1.17, 1.37, 1.39 and 1.40 in the Handbook For Loan Administration, version 1.0, dated 29 July 2011 (”Handbook For Loan Administration”) applies equivalently for Eksportfinans’ loan administration to the extent that these are suitable and must be interpreted and adapted to the Assignment’s special features and objective.

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Appendix F:

1 IT SYSTEMS

The figure below provides an overview of the IT systems which will be necessary for handling loans for the State during the transitional period.

The next chapters describe each of these systems and the obligations Eksportfinans and NHD have in relation to the operation of these systems during the transitional period.

1.1 Agresso

Both Eksportfinans and NHD use Agresso to compile their own accounts, however since it is NHD that formally grants new loans, during the transitional period the accounts will have to be compiled in accordance with their rules and requirements. NHD will therefore themselves compile the accounts for new loans until a new institution is in place on 1 July, while Eksportfinans’ version of Agresso is not used under the agreement between Eksportfinans and the State. The operation and use of Agresso is therefore NHD’s responsibility during the transitional period.

1.2 C360

C360 is presently used to handle the sales process in loan cases in addition to being an electronic archive for all important case documents. The system also has functions for handling contacts,

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activities and projects. Like today, C360 will also be used for the cases that shall be handled for the State:

·	Documents: Important case documents are entered in C360 and assigned to “lending case”.
·	Lending Case: A new “lending case” is established for each new loan. The same system that is presently used for case numbering is used, i.e. xxyyy, where xx refers to the final two digits in the year and yyy is a sequential number for which each years starts at 001. All new loans and loans which the State may acquire from Eksportfinans are marked by the field NHD lending being given the value yes.
·	Project: Not used in relation to the State
·	Activity: Used as before.
·	Contracts: New contacts are registered as normal and related to the case.

During the transitional period Eksportfinans will be responsible for the operation of C360.

1.3 EDB Lending System (ELS)

Eksportfinans uses an old ledger system, IBIS, for the administration of loans. IBIS does not have support from the supplier and it was already planned to replace the system due to, among other things, high operational risk. The system that was to replace this was ELS from EDB Ergo Group and the management of Eksportfinans were ready to commence negotiations for the delivery of this system when the State decided to take over CIRR-qualifying export financing. The requirements which Eksportfinans had, and which are very similar to those a future, state institution will have, have therefore been adapted to ELS. It is expected that a version of the system can be configured in accordance with these requirements in four to six weeks.

Eksportfinans will therefore handle loans with the assistance of Excel in a start phase lasting a few weeks. During this period, only the most necessary data and functions will be handled. After four to six weeks from when the contract is entered into, use of ELS will commence for all loans which are covered by the management agreement. Eksportfinans will operate this system internally and enter into a lease agreement with EDB Ergo Group for the transitional period. As part of the lease agreement, the possibility of an extension for a future, state institution will also be included.

1.4 Outlook

Eksportfinans will continue to the use the internal system for email. During the transitional period electronic communication will therefore take place with existing email addresses in the nnn@eksportfinans.no format.

1.5 WEB

Eksportfinans will continue to use its internal website at www.eksportfinans.no.

2 Integration

Eksportfinans has a high degree of integration between its existing systems. This entails that there will be little need to process the same type of data at more than one location. By commencing use of a new loan system, a different accounting system and a new method for carrying out payments in

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and out we will no longer be able to benefit from the present integration solution. However, this will not be particularly problematic during the transitional period because the number of loans will be so low that the additional, manual work will be limited. Alternatively, not having a functioning loan system when the new institution is in place is considered much less practical.

Even though there will not be any automatic integration between the systems, the information must be exchanged between these. The table below provides an overview of how this will occur during the transitional period:

From	To	Type of data	Description and responsibility
C360	ELS	Case data	Case data obtained from the loan documentation which is stored in “lending case” in C360. Responsibility for updates: Eksportfinans
Bank	Agresso	Movements in and out

Information obtained via logging onto internet bank or email from the Bank. NHD shall carry out bookkeeping in Agresso on the same date that the currency account is debited and the payment is made to the borrower/customer. Interest and instalments are entered in the accounts with the same date as the date on which the payment is in the currency account.

Bank	ELS	Movements in and out	Information obtained via logging onto internet bank or email from email from the Bank. Responsibility for updates: Eksportfinans
Eksport-finans	NHD	Expected payments	Expected payments in the next few weeks obtained from ELS and regularly reported to NHD. For its part, NHD will ensure that necessary currency amounts (NOK,USD,EUR) will be transferred to accounts before payment is required.

3 Reporting

4 Delivery

At the conclusion of the transitional period Eksportfinans shall deliver what is necessary for the state institution to be able to take over the handling of loans. This chapter describes how delivery will occur for each individual system.

Agresso

The delivery of Agresso to a new institution is not part of the management agreement between Eksportfinans and NHD. The method of delivery must be agreed between NHD and the new institution.

C360

All documents related to the State’s cases (marked NHD lending=”yes”) are taken from C360 and placed in a file structure in which all files belonging to a case are placed in a folder marked by the

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case number. Other data registered in lending case and contacts related to lending case are placed in XML files or other formats in accordance with an agreement with the new institution.

ELS

Eksportfinans shall enter into a lease agreement until 01.07.2012 for the use of ELS. This agreement will contain an option to continue to use the system. It will be up to the new institution to decide whether this is desirable. Further use of ELS must be agreed between EDB Ergo Group, Eksportfinans and the new institution.

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